================================================================================


      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 13, 1996

                                                       REGISTRATION NO. 333-4266

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -------------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                           MARINER HEALTH GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               -------------------

            DELAWARE                                            06-1251310
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)
                                      8051
                          (PRIMARY STANDARD INDUSTRIAL
                           CLASSIFICATION CODE NUMBER)

                               -------------------

                            125 EUGENE O'NEILL DRIVE
                         NEW LONDON, CONNECTICUT 06320
                                 (860) 701-2000

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              -------------------

                               JEFFREY W. KINELL
                            CHIEF FINANCIAL OFFICER
                            125 EUGENE O'NEILL DRIVE
                         NEW LONDON, CONNECTICUT 06320
                                 (860) 701-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                              -------------------

                                   COPIES TO:

                             MARK H. BURNETT, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               HIGH STREET TOWER
                                125 HIGH STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 248-7000

                              -------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.


    If any of the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                             -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================



                           MARINER HEALTH GROUP, INC.

                              CROSS REFERENCE SHEET

                      SHOWING THE LOCATION IN PROSPECTUS OF
                   INFORMATION REQUIRED BY PART I OF FORM S-4


     FORM S-4 ITEM NUMBER AND CAPTION                               CAPTION IN PROSPECTUS
     --------------------------------                               ---------------------
A. INFORMATION ABOUT THE TRANSACTION
  1. Forepart of the Registration Statement and Outside
     Front Cover Page of Prospectus .........................    Facing Page of Registration Statement; Cross
                                                                 Reference Sheet; Outside Front Cover Page
  2. Inside Front and Outside Back Cover Pages of
     Prospectus .............................................    Inside Front and Outside Back Cover Pages

  3. Risk Factors, Ratio of Earnings to Fixed Charges
     and Other Information ..................................    Prospectus Summary; Risk Factors; Selected
                                                                 Consolidated Financial Data

  4. Terms of the Transaction ...............................    Prospectus Summary; Exchange Offer;
                                                                 Description of Exchange Notes

  5. Pro Forma Financial Information ........................    Prospectus Summary; Unaudited Pro Forma
                                                                 Combined Financial Information

  6. Material Contracts with Company Being Acquired .........    Not Applicable

  7. Additional Information Required for Reoffering by
     Persons and Parties Deemed to be Underwriters ..........    Not Applicable

  8. Interests of Named Experts and Counsel .................    Legal Matters; Experts

  9. Disclosure of Commission Position on Indemnifica-
     tion for Securities Act Liabilities ....................    Not Applicable

B. INFORMATION ABOUT THE REGISTRANT

 10. Information with Respect to S-3 Registrants ............    Not Applicable

 11. Incorporation of Certain Information by Reference ......    Not Applicable

 12. Information with Respect to S-2 or S-3 Registrants .....    Not Applicable

 13. Incorporation of Certain Information by Reference ......    Not Applicable

 14. Information with Respect to Registrants Other Than
     S-2 or S-3 Registrants .................................    Prospectus Summary; Risk Factors; Selected
                                                                 Consolidated Financial Data; Business;
                                                                 Selected Consolidated Financial Data; Man-
                                                                 agement's Discussion and Analysis of Finan-
                                                                 cial Condition and Results of Operations;
                                                                 Business

C. INFORMATION ABOUT COMPANY BEING ACQUIRED

 15. Information with Respect to S-3 Companies ..............    Not Applicable

 16. Information with Respect to S-2 or S-3 Companies .......    Not Applicable

 17. Information with Respect to Companies Other Than
     S-2 or S-3 Companies ...................................    Not Applicable

D. VOTING AND MANAGEMENT INFORMATION

 18. Information if Proxies, Consents or Authorizations
     are to be Solicited ....................................    Not Applicable

 19. Information if Proxies, Consents or Authorizations
     are not to be Solicited in an Exchange Offer ........... Management; Incorporation of
                                                              Certain Documents by Reference







Information contained herein is subject to completion or amendment. A Securities and Exchange Commission. These securities may not be sold nor becomes effective. This prospectus shall not constitute an offer to sell or the in any State in which such offer, solicitation or sale would be unlawful prior registration statement relating to these securities has been filed with the may offers to buy be accepted prior to the time the registration statement solicitation of an offer to buy nor shall there be any sale of these securities to registration or qualification under the securities laws of any such State.






                   SUBJECT TO COMPLETION, DATED JUNE 13, 1996


PROSPECTUS
- ----------

  [Logo]

                        MARINER HEALTH GROUP, INC.

     OFFER TO EXCHANGE ITS 9 1/2 % SENIOR SUBORDINATED NOTES DUE 2006,
       SERIES B, WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
          OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
           9 1/2 % SENIOR SUBORDINATED NOTES DUE 2006, SERIES A


           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
                     TIME, ON JULY , 1996, UNLESS EXTENDED.

                              --------------

    Mariner Health Group, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 1/2 % Senior Subordinated Notes due 2006, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 1/2 % Senior Subordinated Notes due 2006, Series A (the "Notes"), of which $150,000,000 aggregate principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace), except that as of the date hereof the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions included in the terms of the Notes relating to an increase in the interest rate in certain circumstances relating to the timing of the Exchange Offer. The Exchange Notes will evidence the same debt as the Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture, dated as of April 4, 1996 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), which also governs the Notes. See "The Exchange Offer" and "Description of Exchange Notes."


    The Company will accept for exchange any and all Notes duly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on July , 1996, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Notes may be withdrawn at any time prior to 5:00 p.m. New York City time on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Notes were sold by the Company on April 4, 1996 to the Initial Purchasers (as defined) in transactions not registered under the Securities Act in reliance upon an exemption from registration under the Securities Act (the "Offering"). The Initial Purchasers subsequently resold the Notes to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (as defined) entered into by the Company in connection with the Offering. See "Exchange Offer."

    Under existing interpretations of the staff of the Securities and Exchange Commission (the "Commission") contained in several no-action letters to third parties, the Exchange Notes will in general be freely tradable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on such interpretations of the staff of the Commission, (ii) will not be able to tender its Notes in the Exchange Offer and
(iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. See "Exchange Offer" and "-- Resale of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities.


    Holders of Notes not tendered and accepted in the Exchange Offer will continue to hold such Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. Holders of Notes not tendered in the Exchange Offer will not retain any rights under the Registration Rights Agreement, except in limited circumstances. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "Exchange Offer."

    There has not previously been any public market for the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop.
Merill  Lynch,  Pierce,  Fenner  &  Smith  Incorporated,   Alex.  Brown  &  Sons
Incorporated, CS First Boston Corporation, Hambrecht & Quist LLC and Salomon Brothers Inc (the "Initial Purchasers") have informed the Company that they currently intend to make a market in the Exchange Notes, but are not obligated to do so and any such market making may be discontinued at any time without notice. The Initial Purchasers may act as principal or as agent in such transactions. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. See "Risk Factors
- -- Absence of Public Market." Moreover, to the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected.

                                ----------

    SEE "RISK FACTORS" ON PAGE 13 HEREIN FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR NOTES IN THE EXCHANGE OFFER.

                                ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
          REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                  The date of this Prospectus is        , 1996.







MARINER HEALTH LOCATIONS







                     [MAP SHOWING MARINER HEALTH LOCATIONS]









                                ----------

    MarinerCare(R) is a registered service mark of Mariner.

                                ----------








                            PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by and should be read in conjunction with the more detailed information and the financial statements, including notes thereto, appearing elsewhere or incorporated by reference in this Prospectus. As used herein, the "Company" or "Mariner" refers to Mariner Health Group, Inc. and its subsidiaries, unless the context indicates otherwise.

                                THE COMPANY


    Mariner is a leading provider of outcomes-oriented, post-acute health care services in selected markets, with a particular clinical expertise in the treatment of short-stay subacute patients in cost-effective alternate sites. The Company's services and products include inpatient care, comprehensive inpatient and outpatient rehabilitation services, medical services and products (including institutional and home pharmacy services, respiratory and infusion therapy and durable medical equipment), home care and physician services. By providing this continuum of care in selected markets, the Company believes that it will be better able to maintain quality of care and control costs while coordinating the treatment of patients from the onset of illness to recovery. The Company seeks to cluster facilities and other post-acute health care services around large metropolitan areas and major medical centers with large acute care hospitals from which to generate post-acute admissions. Mariner currently operates 70 inpatient facilities with an aggregate of approximately 8,700 beds and 57 outpatient rehabilitation clinics and currently provides contract rehabilitation services within 413 skilled nursing facilities. On a pro forma basis, EBITDA was $58.3 million and $70.0 million for the years ended December 31, 1994 and 1995, respectively, and $20.6 million for the three months ended March 31, 1996. See "-- Summary Consolidated and Pro Forma Financial Information."


    Mariner has established standardized clinical programs based on defined protocols to address the medical requirements of large groups of patients with similar diagnoses in a high-quality, cost-effective manner. The Company's MarinerCare clinical programs, such as the orthopedic recovery, cardiac recovery and pulmonary management programs, are short-stay regimens based on defined protocols that address the needs of subacute patients. Subacute patients are medically stable and generally require three to six hours of skilled nursing care per day. MarinerCare programs typically involve 20 to 45 days of inpatient care and utilize the Company's nursing, rehabilitation, pharmacy and other ancillary medical services, with patients generally discharged directly to their homes. Mariner is also developing standardized clinical home care programs. The Company believes that careful adherence to its clinical programs enables it to produce consistent and measurable clinical and financial outcomes for patients and payors and to conduct clinical programs consistently in all of its sites. Using a case management approach, patients' progress is carefully monitored so that the appropriate level of care is being delivered at the right time and in the appropriate setting under the applicable clinical program. Mariner believes that its standardized approaches to delivering care and measuring outcomes is particularly attractive to managed care organizations and large payors and positions the Company to contract with payors on a case rate or capitated basis.


    Mariner's goal is to be the lowest cost provider of high-quality, post-acute health care services in its markets with a particular emphasis on short-stay subacute patients. Hospitals have been under increasing pressure to reduce the length of patient stays as a means of containing costs. In addition, employers have begun using managed care providers, such as health maintenance organizations and preferred provider organizations, to limit hospitalization costs by controlling hospital utilization and by negotiating discounted fixed rates for hospital services. Accordingly, Mariner believes an opportunity exists to provide health care services to subacute patients more efficiently and cost-effectively than traditional health care providers. The Company's strategy is to position itself to capitalize on the increased managed care participation and the trend toward a prospective payment system through the following:


       Patient Focused Programmatic Care: Continue to implement its standardized clinical programs and programmatic approach throughout the health care continuum.

       Outcomes and Case Management: Develop a system that utilizes case management and information systems to measure clinical and financial outcomes of patients' rehabilitation.


                                     3



       Regional Post-Acute Networks of Care: Integrate the Company's health care services in local markets and coordinate the treatment of patients from the onset of illness to recovery.

       Partnering with Key Referral Sources: Partner with physicians, payors and managed care organizations, as well as skilled nursing facilities and other traditional health care providers.

       Commitment to Employee Training: Conduct extensive and on-going training of the Company's management and health care employees designed to ensure the integrity and consistency of its clinical programs and delivery of service.

       Market Driven Development: Introduce its clinical programs and post-acute networks of care in strategically selected metropolitan areas throughout the United States through (i) acquisitions or development of businesses that operate one or more inpatient facilities or other health care service businesses and (ii) expanding the broad array of post-acute services provided directly by the Company.

    The emphasis on MarinerCare programs has been the primary reason for the Company's decreasing length of stay, improved payor mix and increasing patient turnover rate and revenue per bed.

                            RECENT DEVELOPMENTS


Recent Acquisitions

    In January 1996, the Company completed its merger (the "CSI Merger") with Convalescent Services, Inc. ("CSI"). CSI operated subacute-oriented skilled nursing facilities that provide restorative nursing care and specialty medical services, including rehabilitation programs, respiratory therapy, infusion therapy and wound care treatment. At the time of the CSI Merger, CSI operated 25 skilled nursing facilities, one rehabilitation hospital and one continuing care retirement community with an aggregate of approximately 3,800 beds primarily in Texas and Florida. As part of the consideration for the CSI Merger, the Company issued 5,853,656 shares of Common Stock. From late May 1995 through the completion of the CSI Merger, Mariner managed the CSI facilities under an interim management agreement. The CSI Merger enhanced the Company's presence in certain of its existing markets, expanded its reach into new markets and provided the Company with significant opportunities to implement MarinerCare programs at CSI facilities.

    During the fourth quarter of 1995, the Company acquired six skilled nursing facilities with an aggregate of 686 beds in central and northern Florida (the "Heritage Acquisition"). In May 1996, the Company acquired a company that operated seven skilled nursing facilities and one assisted living facility with an aggregate of 960 beds in Florida, Tennessee and Kansas (the "1996 Florida Acquisition"). Mariner began managing the facilities acquired in the 1996 Florida Acquisition on March 1, 1996. In March 1996, the Company completed its merger (the "MedRehab Merger") with MedRehab, Inc. ("MedRehab") which, at the time of the MedRehab Merger, provided contract physical medicine and rehabilitation services to approximately 227 sites (of which 149 sites were skilled nursing facilities and the remaining 78 sites included hospitals and schools). The CSI Merger, Heritage Acquisition and 1996 Florida Acquisition are referred to herein as the "Recent Acquisitions." See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Unaudited Pro Forma Consolidated Financial Statements."


AmHS/Premier/Sun Health Agreement

    In January 1996, Mariner entered into an agreement to be the preferred provider of subacute services to AmHS/Premier/Sun Health ("APS"), which is the largest hospital-health care alliance in the United States with approximately 1,700 member hospitals. As the preferred subacute provider, Mariner may contract individually with member hospitals and systems to provide subacute services. This agreement provides the Company the opportunity to more quickly expand its services in certain of its existing markets and enter new markets with lower capital commitments. See "Business -- Mariner's Strategy."


                                     4



                               THE OFFERING


Notes.....................  The Notes were sold by the  Company on April 4, 1996 to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons Incorporated, CS First Boston Corporation, Hambrecht & Quist LLC and Salomon Brothers Inc (the "Initial Purchasers") pursuant to a Purchase Agreement, dated March 29, 1996 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions.

Registration Rights
Agreement...............    Pursuant to the Purchase Agreement,  the Company and
                            the Initial  Purchasers  entered into a Registration
                            Rights  Agreement,  dated as of April 4,  1996  (the
                            "Registration Rights Agreement"),  which granted the
                            holders   of  the   Notes   certain   exchange   and
                            registration  rights.  The  Exchange  Offer is being
                            made pursuant to the Registration  Rights Agreement,
                            and  such  exchange   rights   terminate   upon  the
                            consummation of the Exchange Offer.


                             THE EXCHANGE OFFER

Securities Offered........  $150,000,000  aggregate  principal amount of 9 1/2 %
                            Senior Notes due 2006, Series B.

The Exchange Offer........  $1,000  principal  amount of the  Exchange  Notes in exchange for each $1,000 principal amount of Notes. As of the date hereof, $150,000,000 aggregate principal amount of Notes are outstanding. The Company will issue the Exchange Notes on or promptly after the Expiration Date.

                            Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Notes will in general be freely tradeable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an
                            "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on such interpretations of the staff of the Commission, (ii) will not be able to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.


                            Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is


                                     5


                            an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired by such Participating Broker- Dealer as a result of market-making activities or other trading activities.


                            Any holder who tenders in the Exchange Offer with the intention to participate or for the purpose of participating in a distribution of the Exchange Notes cannot rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...........  5:00  p.m.,  New  York  City  time,  on July , 1996, unless the Exchange Offer is extended by the Company in its sole discretion, in which case the term "Expiration Date" means that latest date and time to which the Exchange Offer is extended.


Accrued Interest on the
  Exchange Notes and
  Notes...................  Interest on each  Exchange Note will accrue from the last date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issuance of such Note. No interest will be paid on the Notes accepted for exchange, and holders of Notes whose Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Notes accrued up to the date of the issuance of the Exchange Notes. Holders of Notes that are not exchanged will receive the accrued interest payable on October 1, 1996 in accordance with the Indenture. See "Exchange Offer -- Interest on the Exchange Notes."

Conditions to the Exchange
  Offer...................  The Exchange  Offer is subject to certain  customary conditions, which may be waived by the Company. See "Exchange Offer -- Conditions."


Procedures for Tendering
  Notes...................  Each holder of Notes  wishing to accept the Exchange
                            Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Notes to be exchanged and any other required documentation to the Exchange Agent (as defined) at the address set forth herein or effect a tender of such Notes pursuant to the procedures for book-entry transfer as provided herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of



                                     6


                            business of the person receiving such Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Procedures for Tending." Each holder of the Notes who is not a broker-dealer will represent to the Company that it is not engaged in and does not intend to engage in a distribution of the Exchange Notes. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Exchange Offer -- Procedures for Tendering" and "Plan of Distribution."


Untendered Notes..........  Following the  consummation  of the Exchange  Offer, holders of Notes eligible to participate but who do not tender their Notes will not have any further registration rights and such Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Notes could be adversely affected.

Consequences of Failure to
  Exchange................  The Notes  that are not  exchanged  pursuant  to the
                            Exchange Offer will remain outstanding and continue to accrue interest and will also remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company, (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to some other exemption from registration under the Securities Act, (iii) outside the United States to a foreign person pursuant to the requirements of Regulation S under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act. See "Exchange Offer -- Consequences of Failure to Exchange."


Shelf Registration
  Statement...............  In  the  event  that  any  changes  in  law  or  the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or if the Exchange Offer Registration Statement is not declared effective within 90 days or consummated within 120 days following the original issue of the Notes, or upon the request of any of the Initial Purchasers under certain circumstances or if any holder of the Notes is not permitted by applicable law to participate in the
                            Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable Exchange Notes pursuant to the Exchange Offer, the Company will use its best efforts to cause a shelf registration statement with respect to the resale of the Notes (the "Shelf Registration Statement") to become effective as soon as practicable after being required to file the Shelf Registration Statement and to keep the Shelf Registration Statement effective for up to three years (or one year in the case of a request by an Initial Purchaser) from the date the Shelf Registration Statement is declared effective by the Commission.


                                     7

Special Procedures for
  Beneficial Owners.......  Any  beneficial  owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Notes, either make appropriate arrangements to register ownership of the Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
  Procedures..............  Holders of Notes who wish to tender  their Notes and whose Notes are not immediately available or who cannot deliver their Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Notes according to the guaranteed delivery procedures set forth in "Exchange Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights......... Tenders may be  withdrawn  at any time prior to 5:00
                            p.m., New York City time, on the Expiration Date.

Acceptance of Notes and
  Delivery of
  Exchange Notes..........  The  Company  will accept for  exchange  any and all
                            Notes which are duly tendered in the Exchange Offer and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "Exchange Offer -- Terms of the Exchange Offer."

Certain Tax Consequences..  The exchange  pursuant to the Exchange  Offer should not be a taxable event for Federal income tax purposes. See "Tax Considerations."

Use of Proceeds...........  There will be no cash  proceeds to the Company  from the exchange pursuant to the Exchange Offer. See "Use of Proceeds."

Exchange Agent............  State Street Bank and Trust Company.

                             THE EXCHANGE NOTES

General...................  The form and  terms of the  Exchange  Notes  are the same as the form and terms of the Notes (which they replace) except that (i) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) the Exchange Notes do not include provisions providing for an increase in the interest rate in certain circumstances relating to the timing of the Exchange Offer and (iii) the


                                     8


                            holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture. See "Description of Exchange Notes."

Securities Offered........  $150,000,000  principal  amount  of 9 1/2  %  Senior
                            Subordinated Notes due 2006, Series B.

Maturity Date.............  April 1, 2006.

Interest Payment Dates....  April  1 and  October  1 of  each  year,  commencing
                            October 1, 1996.

Optional Redemption.......  The Exchange  Notes are  redeemable at the option of the Company, in whole or in part, in cash, at any time on or after April 1, 2001 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption.


Change of Control.........  Upon the  occurrence  of a  Change  of  Control  (as defined), each holder of the Exchange Notes may require the Company to repurchase all or a portion of such holder's Exchange Notes at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase.


Ranking...................  The  Exchange   Notes  will  be   unsecured   senior
                            subordinated  obligations  of the  Company  and,  as
                            such,  will be  subordinated  in right of payment to
                            all  existing  and future  Senior  Indebtedness  (as
                            defined)  of  the  Company,  including  indebtedness
                            under the Credit Facility (as defined). The Exchange
                            Notes   will  rank  pari   passu   with  all  senior
                            subordinated  indebtedness  of the  Company and will
                            rank senior to all other  subordinated  indebtedness
                            of the  Company.  The  Exchange  Notes  will also be
                            effectively  subordinated to all existing and future
                            liabilities  of the  Company's  subsidiaries.  As of
                            March 31,  1996,  on a pro forma basis after  giving
                            effect to the  Recent  Acquisitions  and the sale of
                            the  Exchange  Notes  and  the  application  of  the
                            estimated  net  proceeds  therefrom,  the  aggregate
                            amount of Senior  Indebtedness  and  indebtedness of
                            the Company's subsidiaries  (excluding  intercompany
                            indebtedness)  that  would have  effectively  ranked
                            senior  to  the  Exchange   Notes  would  have  been
                            approximately $154.7 million.


Restrictive Covenants.....  The  indenture  relating to the Exchange  Notes (the
                            "Indenture") contains certain covenants, including, but not limited, to covenants with respect to the following matters: (i) limitation on indebtedness;
                            (ii)  limitation  on  restricted   payments;   (iii)
                            limitation on the incurrence of liens; (iv) restriction on the issuance of preferred stock of subsidiaries; (v) limitation on transactions with affiliates; (vi) limitation on sale of assets; (vii) limitation on other senior subordinated indebtedness; (viii) limitation on guarantees by subsidiaries; (ix) limitation on


                                     9


                            the creation of any restriction on the ability of the Company's subsidiaries to make distributions; and (x) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company to another person.


Absence of a Public Market
  for the Notes...........  The Exchange  Notes will be new securities for which there currently is no market. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system.


                               RISK FACTORS

    Prospective investors should consider all of the information contained in this Prospectus before making an investment in the Exchange Notes. In particular, prospective investors should carefully consider the factors set forth under "Risk Factors."

                                    10








          SUMMARY CONSOLIDATED AND PRO FORMA FINANCIAL INFORMATION (A)
           (IN THOUSANDS, EXCEPT RATIOS AND SELECTED STATISTICAL DATA)




                                                                                   PRO FORMA                            PRO FORMA
                                                                                      YEAR        THREE MONTHS ENDED   THREE MONTHS
                                                     YEAR ENDED DECEMBER 31,         ENDED             MARCH 31,           ENDED
                                                     -----------------------       DECEMBER 31,    ---------------       MARCH   31,
                                         1992       1993       1994       1995         1995         1995      1996      1996 (B)(C)
                                         ----       ----       ----       ----         ----         ----      ----      -----------
STATEMENT OF OPERATIONS DATA:
Total operating revenue .............. $170,411   $210,806   $264,144   $354,806    $533,633      $80,159   $135,179     $143,899

Income from operations before
  interest, rent, merger and other
  non-recurring costs, depreciation
  and amortization (d)(e) ............   21,647     23,576     33,155     50,749      74,117       10,789     19,872       21,484

Interest expense, net ................   10,113      7,379      1,819      3,598      22,570          279      4,392        6,706

Facility rent expense, net ...........      307      1,079      1,739      1,830       4,132          355        474          845

Depreciation and amortization ........    6,282      6,843      8,091     11,397      19,212        2,660      5,196        5,537

Net income (loss) ....................    3,287    (15,920)     7,867     12,482       8,653        4,619      2,045        1,168

OTHER FINANCIAL DATA:
EBITDA (d)(e) ........................ $ 21,340   $ 22,497   $ 31,416   $ 48,919    $ 69,985      $10,434   $ 19,398     $ 20,639

Capital expenditures ................. $  7,327   $ 10,228   $  8,875   $ 11,943         N/A      $ 2,374   $  3,500          N/A

Ratio of EBITDA to interest expense,
  net ................................     2.1x       3.0x      17.3x      13.6x         3.1x       37.4x       4.4x         3.1x

Ratio of earnings to fixed charges (f)     1.5x       0.2x       3.6x       4.6x         2.2x       10.4x       1.6x         1.2x


                                                                                                       MARCH 31, 1996
                                                                                                       --------------
                                                                                                                      PRO FORMA
                                                                                       ACTUAL    PRO FORMA (B)    AS ADJUSTED (B)(C)
                                                                                       ------    -------------    ------------------
BALANCE SHEET DATA:
Cash and cash equivalents ...........................................                 $  2,184      $    368          $   8,286
Working capital .....................................................                   71,252        68,366             76,488
Total assets ........................................................                  648,084       702,233            714,651
Long-term debt and capital lease obligations, less current portion ..                  239,302       285,853            298,475
Total stockholders' equity ..........................................                  305,530       305,530            305,530






                                                                                                                   THREE MONTHS
                                                                                     YEAR ENDED DECEMBER 31,          ENDED
                                                                                     -----------------------         MARCH 31,
                                                                                   1993       1994       1995          1996
                                                                                   ----       ----       ----          ----
SELECTED STATISTICAL DATA:
Sites of Service (g):
  Owned and leased freestanding inpatient facilities ......................            19         26         33            57
  Managed freestanding inpatient facilities and hospital-based units ......             9          5         29            13
  Rehabilitation management programs with skilled nursing facilities ......           407        447        440           413
  Outpatient rehabilitation clinics .......................................            74         65         57            57
Inpatient Operations:
  Licensed beds (g) .......................................................         2,326      3,114      7,685         8,705
  Average occupancy rates .................................................            91%        89%        88%           88%
  Median length of stay (h) ...............................................       27 days    25 days    20 days       22 days
  Bed turnover rate (i) ...................................................          2.3x       2.6x       2.7x          2.4x
  Revenue per occupied bed per year (j):
   Private payors and Medicare (k) ........................................      $ 80,648   $ 97,932   $101,863      $ 92,520
   Medicaid ...............................................................      $ 33,690   $ 36,254   $ 36,685      $ 33,729
   Company as a whole .....................................................      $ 51,243   $ 60,126   $ 61,495      $ 61,243
Rehabilitation Operations (l):
  Revenue per rehabilitation management program per year (m) ..............      $181,983   $234,800   $318,088      $396,553
  Outpatient clinic visits ................................................       346,631    297,699    272,423        57,800
Payor Mix (Company revenue as a whole):
  Private payors and Medicare (k) .........................................            78%        80%        79%           76%
  Medicaid ................................................................            22%        20%        21%           24%

                                                   (footnotes on following page)
                                    11

(footnotes from previous page)
- --------------

(a) On March 1, 1996, the Company completed the MedRehab Merger, which was accounted for as a pooling of interests. Accordingly, the historical financial statements of the Company for all periods presented give retroactive effect to the MedRehab Merger.

(b) The pro forma financial information gives effect to the Recent Acquisitions. See "Recent Developments" and "Unaudited Pro Forma Combined Financial Statements."

(c) Adjusted to give effect, on a pro forma basis, to the sale of the Notes and the issuance of the Exchange Notes pursuant to the Exchange Offer and the application of the net proceeds therefrom. See "Use of Proceeds" and "Capitalization."

(d) During 1993, the Company accrued costs totaling $15,457,000 related to closing of certain rehabilitation operations in Florida, Texas, Illinois and Wisconsin. Of this charge, approximately $11,185,000 related to the write-down of goodwill, $575,000 related to the write-down of property and equipment, $1,141,000 for severance, $1,659,000 for lease obligations, $265,000 for allowance for doubtful accounts, $491,000 related to losses on facilities to date of closing and $141,000 for other expenses.

    During 1994, the Company recorded a charge of $9,327,000, of which $7,952,000 relates to the merger with Pinnacle Care Corporation, which was accounted for as a pooling of interests, and $1,375,000 relates to the accelerated vesting of certain stock options. Of the merger costs, approximately $4,627,000 was reserved for employee severance, payroll and relocation, $2,878,000 was reserved for transaction costs including investment bankers', legal and accounting fees, $172,000 was reserved for customer relations, $150,000 for operations relocation, $66,000 for investor relations and $59,000 was reserved for employee relations.

    During 1995, the Company accrued costs totaling $8,073,000 related to the CSI Merger and the consolidation of various regional and satellite offices to the New London, Connecticut office. Of this total charge, approximately $3,691,000 related to severance and related payroll costs and approximately $4,382,000 related to expenses incurred to close the Company's regional offices. In addition, the Company incurred operating losses and other charges of $4,333,000 related to a significant change in business focus at the Company's Baltimore facility.

    During the first quarter of 1996, the Company recorded charges of $5,661,000 associated with the completion of the MedRehab Merger and a one-time charge of $850,000 associated with the APS alliance. Of the $5,661,000 in merger charges, approximately $2,280,000 relates to severance and related payroll charges, $1,061,000 relates to property write-downs, $1,143,000 relates to transaction costs, $682,000 relates to relocation costs, and $495,000 relates to miscellaneous expenses.

(e) EBITDA represents operating income before interest expense, depreciation and amortization and merger and other non-recurring costs (including all the costs described in note (c) above). These amounts should not be considered alternative measures of the Company's net income, operating performance, cash flow or liquidity. They are included herein to provide additional information related to the Company's ability to service debt.

(f) For the  purpose  of  computing  the  ratio of  earnings  to fixed  charges, earnings consist of the sum of earnings before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest on all indebtedness, amortization of debt discount and expenses, and that portion of rental expense that the Company believes to be representative of the interest factor. The definition of fixed charges used in this calculation differs from that used in the Fixed Charge Coverage Ratio contained in the Indenture.

(g) As of the end of the applicable period, includes 23 skilled nursing facilities and one rehabilitation hospital with an aggregate of 3,288 beds which became owned or leased by the Company on January 2, 1996 upon completion of the CSI Merger, which are reflected as managed on December 31, 1995. Also includes two other skilled nursing facilities and one continuing care retirement community with an aggregate of 513 beds which continue to be managed by the Company after the completion of the CSI Merger. Also includes seven skilled nursing facilities and one assisted living facility with an aggregate of 960 beds which became owned or leased by the Company on May 2, 1996 upon completion of the 1996 Florida Acquisition, which are reflected as managed on March 31, 1996. See "-- Recent Developments."

(h) Based on those patients who were discharged during the applicable period from facilities owned or leased by Mariner.

(i) Represents total discharges divided by the average number of licensed beds during the applicable period.

(j) Represents applicable net patient service revenue divided by the average daily census of patients generating such revenue. Three month information presented on an annualized basis.

(k) Private payors includes indemnity insurers, health maintenance organizations, employers, individuals and other non-governmental payors, and for payor mix, payments from skilled nursing facilities for services performed under rehabilitation management programs and revenue classified as "other income."

(l) Three month information presented on an annualized basis.

(m) Represents aggregate revenue from rehabilitation programs with skilled nursing facilities during the applicable period divided by the number of such programs as of the end of the applicable period.


                                    12


                                RISK FACTORS

    The following risk factors should be considered carefully in addition to the other information contained in this Prospectus in evaluating an investment decision in the Exchange Notes. This Prospectus, including the information incorporated by reference, contains forward looking statements. These statements are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

LEVERAGE


    As of March 31, 1996, on a pro forma basis, after giving effect to the Recent Acquisitions and the sale of the Notes and the application of the estimated net proceeds therefrom, the Company would have had approximately $304.3 million of outstanding Indebtedness (not including Attributable Debt (as defined) under operating leases), which would have represented 49.9% of total capitalization (including current maturities). In addition, on such pro forma basis, the Company would have had $177 million of availability under the Credit Facility. The Company increased the size of the Credit Facility to $200 million on April 30, 1996 and is currently negotiating an amendment to the Credit Facility to further increase the size of the Credit Facility to $250 million and further reduce the restrictions which the Credit Facility imposes on the operations of the Company's business. Although the Company's cash flow from operations has been sufficient to meet its debt service obligations in the past, there can be no assurance that the Company's operating results will continue to be sufficient for the Company to meet its obligations. The Company's ability to comply with the terms of the Indenture and the Credit Facility, to make cash payments with respect to the Exchange Notes and the Notes and under the Credit Facility and to satisfy its other debt or to refinance any of such obligations will depend on the future performance of the Company, which in turn, is subject to prevailing economic conditions and financial and other factors beyond its control. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Exchange Notes" and "Description of Other Indebtedness."

    The degree to which the Company is leveraged could have important consequences to the holders of the Exchange Notes, including the following: (i) the Company's ability to obtain additional financing for acquisitions, capital expenditures, working capital or general corporate purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on the Exchange Notes and borrowings under the Credit Facility and other indebtedness, thereby reducing the funds available to the Company for its operations and other purposes; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; (iv) the indebtedness outstanding under the Credit Facility is secured by the capital stock of the subsidiaries of the Company and certain of the assets of the Company and its subsidiaries and will mature prior to the maturity of the Exchange Notes or the Notes; and (v) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a relative competitive disadvantage and make the Company more vulnerable to changing market conditions and regulations. See "Description of the Exchange Notes" and "Description of Other Indebtedness."


SUBORDINATION


    The Exchange Notes will be senior subordinated obligations of the Company and, as such, will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including indebtedness under the Credit Facility. The Exchange Notes will rank pari passu with all senior subordinated indebtedness of the Company and will rank senior to all other subordinated indebtedness of the Company. The Exchange Notes will also be effectively subordinated to all existing and future liabilities of the Company's subsidiaries. As of March 31, 1996, on a pro forma basis, after giving effect to the Recent Acquisitions and the sale of the Notes and the application of the estimated net proceeds therefrom, the aggregate amount of Senior Indebtedness of the Company and indebtedness of the Company's subsidiaries (excluding intercompany indebtedness) that would have effectively ranked senior to the Exchange Notes would have been approximately $154.7 million. In addition, on such pro forma basis, under the Indenture, the Company would have been permitted to borrow up to an additional $177 million under the Credit Facility and, provided certain tests are met, will be able to borrow additional Senior Indebtedness. In the event of a bankruptcy, liquidation or reorganization of


                                    13



the Company or in the event that any default in payment of, or the acceleration of, any debt occurs, holders of Senior Indebtedness of the Company will be entitled to payment in full from the proceeds of all assets of the Company prior to any payment of such proceeds to holders of the Exchange Notes. In addition, the Company may not make any principal or interest payments in respect of the Exchange Notes if any payment default exists with respect to Senior Indebtedness or any other default on Designated Senior Indebtedness (as defined in the Indenture) occurs and the maturity of such indebtedness is accelerated, or in certain circumstances prior to such acceleration for a specified period of time, unless, in any case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Consequently, there can be no assurance that the Company will have sufficient funds remaining after such payments to make payments to the holders of the Exchange Notes. See "Description of the Exchange Notes -- Ranking."

RESTRICTIONS IMPOSED BY INDEBTEDNESS


    The Credit Facility contains a number of covenants that, among other things, restrict the ability of the Company to incur additional indebtedness, pay dividends, prepay subordinated indebtedness, dispose of certain assets, enter into sale and leaseback transactions, create liens, make capital expenditures and make certain investments or acquisitions and otherwise restrict corporate activities. In addition, under the Credit Facility, the Company will be required to satisfy specified financial covenants, including total indebtedness to cash flow, fixed charge coverage ratio, current assets to current liabilities and minimum net worth tests. The ability of the Company to comply with such provisions may be affected by events beyond the Company's control. The breach of any of these covenants could result in a default under the Credit Facility. In the event of any such default, depending on the actions taken by the lenders under the Credit Facility, the Company could be prohibited from making any payments on the Exchange Notes. In addition, such lenders could elect to declare all amounts borrowed under the Credit Facility, together with accrued interest, to be due and payable. The Credit Facility is secured by the capital stock of the Company's subsidiaries and certain other assets of the Company and its subsidiaries, and if the Company were unable to repay borrowings under the Credit Facility, the lenders under the Credit Facility (the "Banks") could proceed against their collateral. If the Banks or the holders of any other secured indebtedness were to foreclose on the collateral securing the Company's obligations to them, it is possible that there would be insufficient assets remaining after satisfaction in full of all such indebtedness to satisfy in full the claims of the holders of the Exchange Notes. The Indenture subjects the Company to certain restrictive covenants. In addition, the loan instruments governing the indebtedness of certain of the Company's subsidiaries contain certain restrictive covenants which limit the payment of dividends and distributions,  and the  transfer of assets to, the  Company  and  require  such subsidiaries to satisfy specific financial covenants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of the Exchange Notes" and "Description of Other Indebtedness."


HOLDING COMPANY STRUCTURE


    Substantially all of the Company's assets are held by its subsidiaries. As a result, the Company's rights, and the rights of its creditors (including holders of the Exchange Notes), to participate in the distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization will be subject to the prior claims of such subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subject to the claims of any secured creditor of such subsidiary and of any holder of indebtedness of such subsidiary senior to that held by the Company. As of March 31, 1996, on a pro forma basis after giving effect to the Recent Acquisitions and the sale of the Notes and the application of the estimated net proceeds therefrom, the Company's subsidiaries would have had approximately $131.7 million of indebtedness (excluding intercompany indebtedness and indebtedness outstanding under the Credit Facility which is guaranteed by the Company's subsidiaries) outstanding.


    The Exchange Notes are obligations exclusively of the Company. The Exchange Notes will not be guaranteed by any of the Company's subsidiaries. Since the operations of the Company are currently conducted through subsidiaries, the Company's cash flow and its ability to service its debt, including the Exchange Notes, is dependent upon the earnings of its subsidiaries and distributions to the Company. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay


                                    14


amounts due pursuant to the Exchange Notes or to make any funds available therefor. In addition, all of the Company's subsidiaries have guaranteed the obligations of the Company under the Credit Facility. Moreover, the payment of dividends and the making of loan advances to the Company by its subsidiaries are contingent upon the earnings of those subsidiaries and are subject to various business considerations and, for certain subsidiaries, restrictive loan covenants contained in the instruments governing the indebtedness of such subsidiaries, including covenants which restrict in certain circumstances the payment of dividends and distributions and the transfer of assets to the Company. See "Description of Other Indebtedness."

DEPENDENCE ON REIMBURSEMENT BY THIRD-PARTY PAYORS


    Mariner derives a significant portion of its revenue from the Medicaid and Medicare programs. In the years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1996, the Company derived 22%, 20%, 21% and 24%, respectively, of its revenue from Medicaid programs and 23%, 26%, 29% and 37%, respectively, of its revenues from the Medicare program. These programs are subject to retroactive rate adjustments, administrative rulings and government funding restrictions, all of which may decrease the level of program reimbursements to the Company. Funds received by the Company from the Medicare and Medicaid programs are subject to audit which can result in the Company having to refund overpayments. See "Business -- Sources of Revenue -- Audits, Settlements and Reserves." In addition, there can be no assurance that facilities owned, leased or managed by Mariner now or in the future that participate in the Medicare and Medicaid programs will initially meet or continue to meet the requirements for participation in the Medicare and Medicaid programs. Legislation and regulations have been proposed on the federal and state levels that would have the effect of materially limiting or reducing reimbursement levels for the Company's programs and services. Mariner cannot predict whether any of these proposals will be adopted or, if adopted, the effect (if any) such proposals will have on the Company.


In April 1995, the Health Care Financing Administration ("HCFA"), the federal agency responsible for administering the Medicare program, issued a memorandum to its Medicare fiscal intermediaries as a guideline to assess costs incurred by inpatient providers relating to payment of occupational and speech language pathology services furnished under arrangements that include contracts between therapy providers and inpatient providers. While not binding on the fiscal intermediaries, the memorandum suggested certain rates to assist the fiscal intermediaries in making annual "prudent buyer" assessments of speech and occupational therapy rates paid by inpatient providers. In addition, HCFA through its intermediaries is subjecting physical therapy, occupational therapy and speech therapy to a heightened level of scrutiny resulting in increasing audit activity. A majority of Mariner's provider and rehabilitation contracts provide for indemnification of the facilities for potential liabilities in connection with Rehabilitation Services. In light of the uncertainty regarding health care reform, Mariner cannot now determine whether HCFA will continue to recommend the rates suggested in the memorandum or whether such rates will be used by HCFA as a basis for developing a salary equivalency based reimbursement system for speech and occupational therapy services. The Company's gross margins for its physical therapy services under Medicare's salary equivalency guidelines are significantly less than for its speech and occupational therapy services which are currently reimbursed by Medicare under the prudent buyer standard. There can be no assurance that actions ultimately taken by HCFA with regard to reimbursement rates for such therapy services will not materially adversely affect the Company's results of operations. See "Business -- Sources of Revenue."

    In addition to reducing revenue from federal and state payors, the imposition of more stringent reimbursement guidelines or a decrease in the level of Medicare or Medicaid reimbursement for these services could adversely affect the ability of skilled nursing facilities or other health care providers that depend on Medicare or Medicaid reimbursement to pay the Company for rehabilitation program management services and may cause such facilities to reduce the rates that they are willing to pay the Company for such services. Any significant decrease in Medicare or Medicaid reimbursement levels, or the imposition of significant restrictions on participation in Medicare or Medicaid programs, could have a material adverse effect on the Company. Certain states in which Mariner operates have undertaken a study of acuity levels and are considering changes in their reimbursement systems to take levels of acuity into account. Accordingly, there can be no assurance that the rates paid to Mariner by Medicare, Medicaid, private payors or by skilled nursing facilities under rehabilitation management programs will


                                    15



continue to be adequate to reimburse the Company for the costs of providing services to covered beneficiaries. Mariner has also agreed under certain of its contracts with private payors (and intends to continue to agree as part of its business strategy) to provide certain health care services to covered patients on a case rate or capitated basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Sources of Revenue."

HEALTH CARE REFORM

    Current political, economic and regulatory influences are likely to lead to fundamental changes in the health care industry in the United States. Numerous proposals for comprehensive reform of the nation's health care system have been introduced over the past year in Congress. Many potential approaches are under consideration, including controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending and other fundamental changes to the health care delivery system. In addition, some of the states in which the Company operates are considering or have adopted various health care reform proposals and are considering reductions in their state Medicaid budgets. Mariner anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies and that public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on the Company. In addition, the cost and service considerations which have generated proposals for health care reform have also resulted in, and are expected to continue to result in, strategic realignments and combinations in the health care industry which may, over time, have a significant impact on the Company's strategic direction and operating results. There can be no assurance that future legislation, health care or budgetary, or other changes in the administration or interpretation of governmental health care programs will not materially adversely affect the results of operations of Mariner. Concern about the potential effects of the proposed reform measures have contributed to the volatility of prices in securities of companies in health care and related industries, including the Company, and may similarly affect the price of the Exchange Notes in the future.

    In November 1995, Congress passed the 1995 Balanced Budget Act providing for, among other things, the reshaping of the Medicare and Medicaid programs and a proposal to provide funds in the form of block grants to the states to administer the Medicaid program and certain other existing programs for the elderly. In December 1995, President Clinton vetoed the 1995 Balanced Budget Act and proposed alternative Medicare and Medicaid legislation. Each of the legislative proposals offered by the President and Congress provides for significant reductions in the overall rate of Medicare and Medicaid spending growth. In addition to the foregoing, the National Governors Association has issued a proposal which would allow states the option to reduce or eliminate benefits to the "medically needy" and other changes to the Medicaid system.
There is active discussion concerning the foregoing and the balancing of the federal and state budgets, and the form of any final legislation signed into law could differ significantly from current proposals.

    Aspects of  certain of the health  care  proposals,  such as  reductions  in funding of the Medicare and Medicaid programs, potential changes in reimbursement regulations by HCFA for contract therapy, containment of health care costs, proposals to reimburse health care providers on a basis not linked to costs on an interim basis that could include a short-term freeze on prices charged by health care providers and greater state flexibility in the administration of Medicaid could materially adversely affect the Company.

UNCERTAINTY OF REGULATION

   The Company and the health care industry generally are subject to extensive federal, state and local regulation governing licensure and conduct of operations at existing facilities, construction of new facilities, acquisition of existing facilities, addition of new services, certain capital expenditures, reimbursement for services rendered and disposal of medical waste. Changes in applicable laws and regulations or new interpretations of existing laws and regulations could have a material adverse effect on licensure, eligibility for participation, permissible activities, operating costs and the levels of reimbursement from governmental and other sources. There can be no assurance that regulatory authorities will not adopt changes or new interpretations of existing regulations that could adversely affect the Company. The failure to maintain or renew any required regulatory approvals or licenses

                                    16



could prevent the Company from offering existing services or from obtaining reimbursement. In certain circumstances, failure to comply at one facility may affect the ability of the Company to obtain or maintain licenses or approvals under Medicare and Medicaid programs at other facilities.


    Recently effective provisions of the regulations adopted under the Omnibus Budget Reconciliation Act of 1987 ("OBRA") have expanded remedies available to HCFA to enforce compliance with the detailed regulations mandating minimum health care standards and may significantly affect the consequences to the Company if annual or other facility surveys identify noncompliance with these regulations. Remedies include fines, new patient admission moratoriums, denial of reimbursement, federal or state monitoring of operations, closure of facilities and termination of provider reimbursement agreements. In the ordinary course of its business, the Company receives notices from time to time of deficiencies for failure to comply with various regulatory requirements. Although the Company reviews such notices and takes appropriate corrective action, there can be no assurance that the Company's facilities will be able to remedy the deficiencies in all situations or remain continuously in compliance with regulatory requirements. Adverse actions against a facility by applicable regulatory agencies may adversely affect the facility's ability to continue to operate, the ability of the Company to provide certain services, and the facility's eligibility to participate in the Medicare or Medicaid programs. These actions may adversely affect the Company's business and results of operations. Two of the Company's facilities have received notice that, if certain alleged deficiencies are not remedied in a timely manner, the agency will decertify the facility from participation in the Medicare and Medicaid programs. The Company currently intends to take all reasonable actions necessary to remedy such deficiencies in a timely manner. In this regard, with respect to one of such facilities, the Company has retained independent third parties to assist in evaluating and remedying the deficiencies and to assist in managing the facility. There can be no assurances that the Company will be able to remedy the deficiencies cited in a manner satisfactory to, and the time specified by, the regulatory agencies.

    The Company is also subject to federal and state laws which govern financial and other arrangements between health care providers. These laws often prohibit certain direct and indirect payments or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. These laws include the federal "Stark legislations" which prohibit, with limited exceptions, physician ownership of ancillary service providers and the federal "anti-kickback law" which prohibits, among other things, the offer, payment, solicitation, or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Office of the Inspector General of the Department of Health and Human Services, the Department of Justice and other federal agencies interpret these fraud and abuse provisions liberally and enforce them aggressively. Members of the House and Senate have proposed legislation that would significantly expand the federal government's involvement in curtailing fraud and abuse and increase the monetary penalties for violation of these provisions. In addition, some states restrict certain business relationships between physicians and other providers of health care services. Many states prohibit business corporations from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs (including Medicare and Medicaid), asset forfeitures and civil and criminal penalties. These laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. From time to time, the Company has sought guidance as to the interpretation of these laws; however, there can be no assurance that such laws will ultimately be interpreted in a manner consistent with the practices of the Company. See "Business -- Government Regulation."

    Many states have adopted certificate of need or similar laws which generally require that the appropriate state agency approve certain acquisitions or capital expenditures in excess of defined levels and determine that a need exists for certain new bed additions, new services, and the acquisition of such medical equipment or capital expenditures or other changes prior to beds and/or services being added. Many states have placed a moratorium on granting additional certificates of need or otherwise stated their intent not to grant approval for new beds. To the extent certificates of need or other similar approvals are required for expansion of Company operations, either through facility acquisitions or expansion or provision of new services or other changes, such expansion could be adversely affected by the failure or inability to obtain the necessary approvals, changes in the standards applicable to such approvals and possible delays the expenses associated with obtaining such approvals.

                                    17



    The Company's pharmacy business is also subject to inspection by state agencies regarding record keeping, inventory control and other aspects of the pharmacy business.

    The Company is unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations. Further changes in the regulatory framework could have a material adverse effect on the financial results of the Company's operations.

EXPANSION RISKS AND IMPACT ON FUTURE OPERATING RESULTS

    Mariner's   strategy   includes   expanding  by  establishing  or  acquiring
additional freestanding subacute care facilities and managing subacute care units within general acute care hospitals. As part of its strategy, the Company may acquire businesses that operate one or more freestanding inpatient facilities or rehabilitation, pharmacy, home care, medical equipment and other health care businesses. There is significant competition for acquisition and expansion opportunities in the Company's businesses. As this competition intensifies due to ongoing consolidation in the health care industry, the costs of capitalizing on such opportunities may increase. Mariner competes for acquisition and expansion opportunities with companies that have significantly greater financial and management resources. There can be no assurance that the Company will be able to compete successfully for these opportunities, operate the acquired businesses profitably or otherwise implement successfully its expansion strategy. Mariner's expansion will depend on its ability to create demand in new markets for its clinical programs and to staff new facilities and rehabilitation management programs, as well as on the availability of facilities for acquisition or management. Such expansion and growth place significant demands on the Company's financial and management resources. If Mariner is unable to manage its growth effectively, the quality of its services, its ability to recruit and retain key personnel and its results of operations could be materially and adversely affected.

    An acquired facility may contain an existing patient population and, consequently, a significant length of time may be required before such patient population changes sufficiently to require a level of care, and to have a length of stay, comparable to that provided in the Company's existing facilities. During this conversion period, Mariner would generally expect to realize lower reimbursement rates for these existing patients than could otherwise be obtained for new patients. If the Company acquires a business that operates multiple facilities, the time required to convert the acquired facilities may be longer than that required to convert individual facilities. As a result, the expected lower reimbursement rates could persist for a longer period, having a material adverse effect on the Company's operating results. Further, the effort required to make such newly acquired facilities more comparable to the Company's existing facilities may place significant demands on Mariner's financial and management resources.

    The Company may also open new freestanding inpatient facilities, which typically have low initial occupancy rates. Because newly opened facilities require a basic complement of staff on the day the facility opens regardless of the patient census, these facilities initially generate significant operating losses.

    As a result of these factors, as well as expansion into new markets and the addition of ancillary services, Mariner could experience significant fluctuations in operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DIFFICULTY OF INTEGRATING RECENT ACQUISITIONS

    The successful integration of the businesses Mariner acquires is important to the Company's future financial performance. The anticipated benefits from any of these acquisitions may not be achieved unless the operations of the acquired businesses are successfully combined with those of the Company in a timely manner. The integration of the Company's recent acquisitions will require substantial attention from management. The diversion of the attention of management, and any difficulties encountered in the transition process, could have a material adverse effect on Mariner's revenue and operating results. In addition, the process of integrating the various businesses could cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have a material adverse effect on the Company's operations and financial results. There can be no assurance that Mariner will realize any of the anticipated benefits from these acquisitions.

                                    18



DEPENDENCE ON KEY PERSONNEL; DEMAND FOR PERSONNEL


    Mariner believes that it has benefited substantially from the leadership and experience of its executive officers and members of its management team. If such executive officers were to leave the Company, the Company's business and results of operations could be materially adversely affected. Further, the Company's growth strategy is dependent in large part on its ability to attract and retain management, marketing and other personnel at its facilities. From time to time, there have been shortages in the supply of available registered nurses and various types of therapists. Mariner's ability to provide rehabilitation services is dependent on its ability to recruit and retain licensed therapists. The Company competes with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, contract rehabilitation companies and other health care providers for the services of physicians, registered nurses, therapists and other professional personnel. There can be no assurance that the Company will be able to attract and retain the qualified personnel necessary for its business and planned growth. The loss of a significant number of members of the Company's management team, or the failure to attract or retain the qualified personnel necessary for its business and planned growth, could have a material adverse effect on the Company's business and results of operations. See "Business -Employees" and "Management."


COMPETITION

    The health  care  industry  is highly  competitive.  Mariner  competes  with general acute care hospitals, skilled nursing facilities, rehabilitation hospitals, contract rehabilitation companies and other health care providers. Many of the Company's competitors have underutilized facilities and are expanding into subacute care by converting some of their facilities into subacute units. In particular, a number of nursing care facilities and acute care hospitals are adding subacute units. The Company's facilities generally operate in communities that are also served by competing facilities, some of which may be newer or offer more programs. Many of these competitors have significantly greater resources than the Company and are affiliated with institutions or chains that are larger and have greater access to capital than the Company or operate on a non-profit or charitable basis. Cost containment efforts, which encourage more efficient utilization of hospital services, have resulted in decreased hospital occupancy in recent years. These cost containment efforts, as well as the prospect of health care reform, have also caused many health care providers to combine with other health care providers to achieve greater efficiencies and to reduce costs. The Company expects this trend, which may increase competition in its markets, to continue. See "Business -- Competition."

DEPENDENCE ON CONTRACT RENEWALS


    The Company provides rehabilitation program services pursuant to contracts with skilled nursing facilities and other parties. These contracts are generally for terms of one year and cancelable on 30 to 90 days' notice by either party. Although the number of rehabilitation contracts with skilled nursing facilities has increased from 407 as of December 31, 1993 to 413 as of March 31, 1996, each year a number of contracts have been cancelled or not renewed by the Company or its clients. The decision by a significant number of Mariner's skilled nursing facility clients to cancel or not renew these contracts could have a material adverse effect on the Company's results of operations. See "Business -- Mariner Clinical Programs and Services."


ABSENCE OF PUBLIC MARKET


    The Notes currently are owned by a relatively small number of beneficial owners. The Notes have not been registered under the Securities Act and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the Exchange Notes. The Exchange Notes will constitute a new issue of securities with no established trading market. Although the Exchange Notes generally will be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration requirements under the Securities Act, the Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading on any automated quotation system. If the Notes or, if issued, the Exchange Notes, are traded after their initial issuance, they may trade at a discount from their initial offering

                                    19



price, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. The Company has been advised by the Initial Purchasers that they intend to make a market in the Exchange Notes, as permitted by applicable laws and regulations; however, the Initial Purchasers are not obligated to do so and any such market making activities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of or the trading market for the Exchange Notes. Pursuant to the Registration Rights Agreement, Mariner is required to consummate the Exchange Offer for the Notes or file the Shelf Registration Statement covering resales of the Notes within 120 days following the original issue of the Notes. Until Mariner performs its obligations under the Registration Rights Agreement, the Notes may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws or pursuant to an effective registration statement under the Securities Act and applicable state securities laws


EXCHANGE OFFER PROCEDURES

    Issuance of Exchange Notes in exchange for Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Notes desiring to tender such Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Notes for exchange. Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, the registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Notes could be adversely affected. See "-- Consequences of the Exchange Offer on Non-Tendering Holders of the Notes."

CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF THE NOTES


    The Company intends for the Exchange Offer to satisfy its registration obligations under the Registration Rights Agreement. If the Exchange Offer is consummated, the Company does not intend to file further registration statements for the sale or other disposition of Notes. Consequently, following completion of the Exchange Offer, holders of Notes seeking liquidity in their investment would have to rely on an exemption from the registration requirements under applicable securities laws, including the Securities Act, with respect to any sale or other disposition of the Notes


CONTROL BY SIGNIFICANT STOCKHOLDERS

    As of March 1, 1996 and based on their most recent filings with the Commission on Schedule 13D, one stockholder group (the former owners of CSI) reported beneficial ownership of 22.9% of the Company's Common Stock. As a result of such holding and one seat on the board of directors, this stockholder group may have the ability to exert significant influence over the outcome of all matters submitted to the Company's stockholders for approval, including the election of directors.

                                    20



                                THE COMPANY

    The Company's executive offices are located at 125 Eugene O'Neill Drive, New London, Connecticut 06320. The Company's telephone number at such address is
(860) 701-2000.

                              USE OF PROCEEDS

    The Company will not receive any cash proceeds from the Exchange Offer.


    From the net proceeds from the sale of the Notes of approximately $144.5 million, $131.0 million (including interest and certain other fees) was used to repay all outstanding indebtedness under the Credit Facility and the remainder was used to pay a portion of the purchase price for the 1996 Florida Acquisition. The outstanding indebtedness under the Credit Facility matures on April 30, 1999 and as of May 1, 1996 bore interest at a weighted average rate of interest of approximately 6.97% per annum. Of the borrowings under the Credit Facility repaid with a portion of the net proceeds from the sale of the Notes, approximately $48.0 million were used to finance a portion of the consideration paid in the CSI Merger, approximately $29.0 million were used to finance the Heritage Acquisition, approximately $14.0 million were used to pay off debt in connection with the MedRehab Merger, approximately $1.5 million were used in connection with the acquisition of a primary care physician organization in the Orlando, Florida area and approximately $1.5 million were used to finance a deposit made by the Company in connection with the 1996 Florida Acquisition. The Company currently has the ability to borrow up to approximately an additional $177 million under the Credit Facility, subject to certain covenants and restrictions. See "Prospectus Summary -- Recent Developments" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."



                                    21



                              CAPITALIZATION


    The following table sets forth the capitalization of the Company as of March 31, 1996, the pro forma capitalization of the Company to give effect to the Recent Acquisitions (see "Prospectus Summary -- Recent Developments" and "Unaudited Pro Forma Combined Financial Statements"), and the pro forma capitalization as adjusted to give effect to the receipt and application by the Company of the net proceeds of the Notes and the issuance of the Exchange Notes pursuant to the Exchange Offer:


                                                                                    MARCH 31, 1996
                                                                                    --------------
                                                                                                       PRO FORMA
                                                                    ACTUAL        PRO FORMA (A)     AS ADJUSTED (A)(B)
                                                                    ------        -------------     ------------------
                                                                    (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)

Current maturities oflong-term debt and
  capital lease obligations ............................         $   5,359          $   6,064          $   5,860
                                                                 =========          =========          =========

Long-term debt (less current portion):
   Credit Facility .....................................         $ 130,481          $ 153,481          $  23,000
   Exchange Notes and Notes, if any ....................              --                 --              149,666
   Capital lease obligations ...........................            70,503             70,503             70,503
   Mortgage loans ......................................            25,062             46,211             42,050
   Other ...............................................            13,256             15,658             13,256
                                                                    ------             ------             ------

       Total long-term debt ............................           239,302            285,853            298,475

Stockholders' equity:
   Preferred Stock, $.01 par value;
     1,000,000 shares authorized;
     none issued .......................................              --                 --                 --
   Common Stock, $.01 par value;
     50,000,000 shares authorized,
     22,540,008 shares issued
     and outstanding ...................................               285                285                285
   Additional paid-in capital ..........................           307,691            307,691            307,691
   Unearned compensation ...............................               (13)               (13)               (13)
   Accumulated deficit..................................            (2,433)            (2,433)            (2,433)
                                                                    ------             ------             ------

       Total  stockholders' equity .....................           305,530            305,530            305,530
                                                                   -------            -------            -------

          Total capitalization .........................         $ 544,832          $ 591,383          $ 604,005
                                                                 =========          =========          =========

- ----------
(a) Pro forma to give effect to the Recent Acquisitions.

(b) Adjusted for the sale of the Notes and the issuance of the Exchange Notes pursuant to the Exchange Offer and the application of the net proceeds therefrom.


                                    22



                              EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER


    The Notes were originally sold by the Company on April 4, 1996 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to a limited number of institutional accredited investors that agreed to comply with certain transfer restrictions and other conditions. As a condition to the closing under the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company agreed, for the benefit of the holders of the Notes, at the Company's cost, among other things, to (i) prepare and, as soon as practicable but not later than 30 days after the original issuance of the Notes a registration statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto and of which this Prospectus is a part), (ii) use its best efforts to cause to become effective within 90 days, of the date of the original issuance of the Notes, the Exchange Offer Registration Statement, and
(iii) use its best efforts to cause the Exchange Offer to be consummated within 120 days of the original issuance of the Notes. Promptly after the Exchange Offer Registration Statement has been declared effective, the Company will offer the Exchange Notes in exchange for the Notes.


    The Company will keep the Exchange Offer open until the Expiration Date. For each Note validly tendered to the Company pursuant to the Exchange Offer and not withdrawn by the holder thereof, the holder of such Note will receive an Exchange Note having a principal amount equal to that of the tendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the tendered Note in exchange therefor or, if no interest has been paid on such Note, from the date of the original issuance of the Note.


    Under existing interpretations of the staff of the Commission contained in several no-action letters to third parties, the Exchange Notes will in general be freely tradable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on such interpretations of the staff of the Commission, (ii) will not be able to tender its Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

   Each holder of the Notes who wishes to exchange Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of the Company nor a broker-dealer tendering Notes acquired directly from the Company for its own account, (ii) any Exchange Notes to be received by it will be acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes. Each holder of the Notes who is not a broker-dealer will be required to represent that it is not engaged in and does not intend to engage in a distribution of the Exchange Notes. In addition, in connection with any resales of Exchange Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired the Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement, as it may be amended or supplemented from time to time.

    In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer or if the Exchange Offer Registration Statement is not declared effective within 90 days or consummated within 120 days following the original issue of the Notes, or upon the request of any of the Initial Purchasers or if any holder of the Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradable Exchange Notes pursuant to the Exchange Offer, the Company will use its best efforts to cause a shelf registration statement with respect to the resale of the Notes (the "Shelf Registration Statement") to become effective as soon as practicable after

                                    23


being required to file the Shelf Registration Statement and to keep the Shelf Registration Statement effective for up to three years (or one year in the case of a request by an Initial Purchaser) from the date the Shelf Registration Statement is declared effective by the Commission. In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 30th day following the date of the original issue of the Notes,
(ii) the Exchange Offer Registration Statement is not declared effective on or prior to the 90th day following the date of original issue of the Notes, (iii) the Exchange Offer is not consummated on or prior to the 120th day following the date of the original issue of the Notes or (iv) a Shelf Registration Statement which is required to be filed under the Registration Rights Agreement with respect to the Notes is not declared effective by the later of (A) 120 days following the date of original issue of the Notes or (B) if a Shelf Registration Statement is required to be filed because of the request of an Initial Purchaser, 30 days following the request by any such Initial Purchaser that the Company file the Shelf Registration Statement (or 45 days in the event that the Shelf Registration Statement is reviewed by the Commission), the interest rate borne by the Notes (except in the case of clause (iv), in which case only the Notes which have not been exchanged in the Exchange Offer) shall be increased by one quarter of one percent per annum, which rate will be increased by an additional one quarter of one percent per annum for each 90-day period that any such additional interest continues to accrue; provided that the aggregate increase in such interest rate may in no event exceed one percent. Upon (w) the filing of the Exchange Offer Registration Statement in the case of clause (i) above, (x) the effectiveness of the Exchange Offer Registration Statement in the case of clause (ii) above, (y) the date of consummation of the Exchange Offer in the case of clause (iii) above or (z) the effectiveness of this Shelf Registration Statement in the case of clause (iv) above, the interest rate borne by the Notes from the date of such filing, effectiveness or the date of such consummation or effectiveness, as the case may be, will be reduced to the original interest rate set forth on the cover of this Prospectus; provided, however, that, if after any such reduction in interest rate, a different event specified in clause (i), (ii), (iii) or (iv) above occurs, the interest rate shall again be increased pursuant to the foregoing provisions.

    The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company and which is incorporated by reference as an exhibit to this Exchange Offer Registration Statement. See "Available Information."


TERMS OF THE EXCHANGE OFFER


    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the Exchange Offer. Holders may tender some or all of their Notes pursuant to the Exchange Offer. However, Notes may be tendered only in integral multiples of $1,000. The Company has fixed the close of business on June , 1996 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.


    The form and terms of the Exchange Notes are the same as the form and terms of the Notes (which they replace), except that as of the date hereof the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions included in the terms of the Notes relating to an increase in the interest rate in certain circumstances relating to the timing of the Exchange Offer. The holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will evidence the same debt as the Notes and will be entitled to the benefits of the Indenture.

    Holders of the Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.


                                    24



    The Company shall be deemed to have accepted validly tendered Notes when, as and if the Company has given written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

If any tendered Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Notes will be returned to the tendering holder thereof, at the Company's expense, as promptly as practicable after the Expiration Date.

    Holders who tender Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on , 1996, unless the Company in its sole discretion extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    The Company reserves the right, in its sole discretion, (i) to delay accepting any Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "Conditions" shall not have been satisfied, by giving written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

    Interest on each Exchange Note will accrue from the last date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issuance of such Note. No interest will be paid on the Notes accepted for exchange, and holders of Notes whose Notes are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on the Notes accrued up to the date of the issuance of the Exchange Notes. Holders of Notes whose Notes are not exchanged will receive the accrued interest payable thereon on October 1, 1996, in accordance with the Indenture.

    Interest on the Exchange Notes is payable semi-annually on each April 1 and October 1, commencing on October 1, 1996.

PROCEDURES FOR TENDERING

    Only a holder of Notes may tender such Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Notes, Letter of Transmittal and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.


                                    25



    By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the fourth paragraph under "Purpose and Effect of the Exchange Offer."

    The tender by a holder and the acceptance thereof by the Company will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    THE METHOD OF DELIVERY OF NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.


    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Program or the Stock Exchange Medallion Program (an "Eligible Institution"), unless the Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.


   If the Letter of Transmittal is signed by a person other than the registered holder of any Notes listed therein, such Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and (except when Exchange Notes are being issued to replace Notes registered in the same name) evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Notes by causing such Book-Entry Transfer Facility to transfer such Notes into the Exchange Agent's account with respect to the Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by


                                    26



the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are compiled with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Notes and withdrawal of tendered Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Notes not properly tendered or any Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Notes and (i) whose Notes are not immediately available, (ii) who cannot deliver their Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

       (a) the tender is made through an Eligible Institution;

       (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Notes and principal amount of Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

       (c) such properly completed and executed Letter of Transmittal (or facsimile thereof, as well as the certificate(s) representing all tendered Notes in proper form for transfer (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon three New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.



                                    27



    To withdraw a tender of Notes in the Exchange Offer, a telegram, telex, facsimile transmission or letter must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Notes to be withdrawn (the "Depositor"), (ii) identify the Notes to be withdrawn (including the certificate number(s) and principal amount of such delivered Notes, or, in the case of Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited and the transaction code number), (iii) state that such Depositor is withdrawing its election to have the Notes exchanged and specify the name in which any such Notes are to be registered, if different from that of the Depositor and (iv) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Notes register the transfer of such Notes into the name of the person withdrawing the tender. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Notes so withdrawn are validly retendered. Any Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Exchange Notes for, any Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Notes, if:

       (a) the Exchange Offer or the making of any exchange by a holder of Notes violates applicable law or any applicable interpretation by the staff of the Commission; or


       (b) the due tendering of the Notes is in accordance with the Exchange Offer;

       (c) each holder of Notes to be exchanged in the Exchange Offer has not represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of business and that at the time of the consummation of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
    Act) of the Exchange Notes and has not made such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of the Exchange Offer Registration Statement or other appropriate form under the Securities Act available; or


       (d) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, would reasonably be expected to impair the ability of the Company to proceed with the Exchange Offer.

    If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Notes and return all tendered Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Notes theretofore tendered in the Exchange Offer, subject, however, to the rights of holders to withdraw such Notes (see "Withdrawal of Tenders") or
(iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Notes which have not been withdrawn.


                                    28

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

      By Registered or Certified Mail:
       State Street Bank and Trust Company
       Corporate Trust Department
       P.O. Box 778
       Boston, MA 02102-0778
       Attention: Decker Adams

      By Overnight Mail or Hand:
       State Street Bank and Trust Company
       Corporate Trust Department
       Two International Place -- Fourth Floor
       Boston, MA 02110
       Attention: Decker Adams

      By Facsimile:
       (617) 664-5365
       Confirm: (617) 664-5610
       Attention: Decker Adams

    For general information contact the Exchange Agent's Bondholder Relations Department at (617) 664-5750.

    Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than the one set forth above, will not constitute a valid delivery.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain outstanding and continue to accrue interest and will also remain restricted securities. Accordingly, such Notes may be resold only (i) to the Company, (ii) pursuant to a registration statement which has been declared effective under the Securities Act, (iii) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person the seller reasonably believes is a "qualified institutional buyer" within


                                    29



the meaning of Rule 144A that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that the transfer is being made in reliance on Rule 144A, (iv) pursuant to offers and sale to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (v) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 under the Securities Act that is acquiring the Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States and in accordance with the Indenture. Holders of Notes not tendered in the Exchange Offer will not retain any rights under the Registration Rights Agreement, except in limited circumstances.

RESALE OF THE EXCHANGE NOTES


    With respect to resales of Exchange Notes, based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, the Company believes that a holder or other person who receives Exchange Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act), who receives Exchange Notes in exchange for Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with a person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Notes, where such Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.


                  CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.


    The exchange of the Notes for Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or extent from the Notes. Rather, the Exchange Notes received by a holder should be treated as a continuation of the Notes in the hands of such holder. As a result, there should be no federal income tax consequences to holders exchanging Notes for Exchange Notes pursuant to the Exchange Offer.


                                   30



                 SELECTED CONSOLIDATED FINANCIAL DATA (1)

The selected consolidated financial information presented below for each of the five years ended December 31, 1995 has been derived from the Company's audited consolidated financial statements. The selected consolidated financial information presented below for the three months ended March 31, 1995 and 1996 has been derived from unaudited financial statements of the Company which include, in the opinion of management, all adjustments necessary to present fairly the quarterly selected financial information. The results for the three months ended March 31, 1996 are not necessarily indicative of the results of operations for the entire fiscal year or any other period. The selected consolidated financial information should be read in conjunction with
"Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the notes thereto and other financial information appearing elsewhere or incorporated by reference in this Prospectus.

                                                                                                                 THREE MONTHS
                                                                                                                    ENDED
                                                              YEAR ENDED DECEMBER 31,                              MARCH 31,
                                                              -----------------------                              ---------
                                               1991       1992          1993         1994         1995         1995         1996
                                               ----       ----          ----         ----         ----         ----         ----
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Revenues:
   Net patient service revenue ..........   $ 130,151    $ 169,132    $ 209,238    $ 260,357    $ 337,635    $  79,339    $ 132,629
   Other income .........................         428        1,279        1,568        3,787       17,171          820        2,550
                                                  ---        -----        -----        -----       ------          ---        -----
   Total operating revenue ..............     130,579      170,411      210,806      264,144      354,806       80,159      135,179
Operating expenses:
   Facility operating costs(2) ..........     101,067      130,803      167,785      208,691      276,633       62,822      104,591
   Corporate general and
     administrative(3) ..................      14,111       17,961       34,902       30,935       39,830        6,548       17,227
   Depreciation and amortization ........       5,452        6,282        6,843        8,091       11,397        2,660        5,196
   Interest expense, net ................      10,356       10,113        7,379        1,819        3,598          279        4,392
   Facility rent expense, net ...........         308          307        1,079        1,739        1,830          355          474
   Write-off of development
     costs(4) ...........................         445         --           --           --           --           --           --
   Loss on abandonment of
     projects ...........................         434         --           --           --           --           --           --
                                                  ---        -----        -----        -----       ------          ---        -----

   Total operating expenses .............     132,173      165,466      217,988      251,275      333,288       72,664      131,880
                                              -------      -------      -------      -------      -------       ------      -------
Operating income (loss) .................      (1,594)       4,945       (7,182)      12,869       21,518        7,495        3,299
Net gain (loss) on
  sale of facilities ....................         286          415          364          932           (6)        --           --
                                                  ---        -----        -----        -----       ------          ---        -----
Income (loss) beforeincome
   taxes and extraordinary items ........      (1,308)       5,360       (6,818)      13,801       21,512        7,495        3,299
Net benefit from (provision for)
  income taxes(5) .......................          23       (1,634)      (3,220)      (5,848)      (7,892)      (2,876)      (1,254)
              --                                   --       ------       ------       ------       ------       ------       ------
Income (loss) from continuing
  operations before extraordinary
  items .................................      (1,285)       3,726      (10,038)       7,953       13,620        4,619        2,045
Extraordinary items .....................         (37)        (439)      (5,882)         (86)      (1,138)        --           --
Loss from discontinued operations .......        (190)        --           --            --          --           --           --
                                                  ---        -----        -----        -----       ------          ---        -----
Income (loss) from continuing
  operations before cumulative
  effect of a change in
  accounting principle ..................      (1,512)       3,287      (15,920)       7,867       12,482        4,619        2,045
Cumulative effect of a change in
  accounting principle(5) ...............        (391)        --           --           --           --           --           --
                                                  ---        -----        -----        -----       ------          ---        -----
Net income (loss) .......................   $  (1,903)   $   3,287    $ (15,920)   $   7,867    $  12,482    $   4,619    $   2,045
Income (loss) per common and
  common equivalent shares:
   Income (loss) from continuing
     operations before
     extraordinary items ................   $    (.23)   $     .50    $    (.92)   $     .41    $     .60    $     .20    $     .07
   Extraordinary items ..................        (.01)        (.07)        (.51)        --           (.05)        --           --
   Cumulative effect of a change
     in accounting principle ............        (.07)        --           --           --           --           --           --
                                                  ---        -----        -----        -----       ------          ---        -----
       Net income (loss) ................   $    (.34)   $     .43    $   (1.43)   $     .41    $     .55    $     .20    $     .07
                                            =========    =========    =========    =========    =========    =========    =========
Weighted average number of
    shares outstanding ..................       5,862        5,917       11,608       19,251       22,755       22,677       29,235


                                                   (continued on following page)


                                    31




                                                                                    DECEMBER 31,
                                                                                    ------------
                                                                                                                           MARCH 31,
                                                        1991          1992          1993         1994          1995          1996
                                                        ----          ----          ----         ----          ----          ----
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital ................................      $ 10,179      $ 25,205      $ 55,348      $ 71,217      $ 74,148      $ 71,252
Total assets ...................................       158,253       182,981       208,467       296,932       411,526       648,084
Long-term debt and capital
 lease obligations, less
  current portion ..............................        88,992        87,874        36,874        24,506       107,910       239,302
Subordinated debt ..............................        18,385        11,688         2,611         1,694         1,356         1,109
Convertible redeemable
  preferred stock(6) ...........................         3,765        24,097           790           891         1,030          --
Nonconvertible redeemable preferred
  stock(7) .....................................          --           6,580          --            --            --            --
Total stockholders' equity .....................        22,495        21,205       127,229       228,148       242,392       305,530

- ------------
(1) On March 1, 1996, the Company completed the MedRehab Merger, which was accounted for as a pooling of interests. Accordingly, the historical financial statements of the Company for all periods presented give retroactive effect to the MedRehab Merger.

(2) Includes $4,333,000 related to a significant change in business focus at the Company's Baltimore facility in 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) During 1993, the Company accrued costs totaling $15,457,000 related to closing of certain rehabilitation operations in Florida, Texas, Illinois and Wisconsin. Of this charge, approximately $11,185,000 related to the write-down of goodwill, $575,000 related to the write-down of property and equipment, $1,141,000 for severance, $1,659,000 for lease obligations, $265,000 for allowance for doubtful accounts, $491,000 related to losses on facilities to date of closing and $141,000 for other expenses.

    During 1994, the Company recorded a charge of $9,327,000, of which $7,952,000 relates to the merger with Pinnacle Care Corporation, which was accounted for as a pooling of interests, and $1,375,000 relates to the accelerated vesting of certain stock options. Of the merger costs, approximately $4,627,000 was reserved for employee severance, payroll and relocation, $2,878,000 was reserved for transaction costs including investment bankers', legal and accounting fees, $172,000 was reserved for customer relations, $150,000 for operations relocation, $66,000 for investor relations and $59,000 was reserved for employee relations.

    During 1995, the Company accrued costs totaling $8,073,000 related to the CSI Merger and the consolidation of various regional and satellite offices to the New London, Connecticut office. Of this total charge, approximately $3,691,000 related to severance and related payroll costs and approximately $4,382,000 related to expenses incurred to close the Company's regional offices. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

    During the first quarter of 1996, the Company recorded charges of $5,661,000 associated with the completion of the merger with MedRehab, Inc. and a one time charge of $850,000 associated with the APS alliance. Of the $5,661,000 in merger charges, approximately $2,280,000 relates to severance and related payroll charges, $1,061,000 relates to property write-downs, $1,143,000 relates to transaction costs, $682,000 relates to relocation costs, and $495,000 relates to miscellaneous expenses.

(4) Represents  assets  related  to  three   development   facilities  on  which
    construction was discontinued.

(5) The amount in 1991 represents the net deferred tax asset associated with the implementation of Statement of Financial Accounting Standards No. 109, less
    (i) the benefit relating to an extraordinary item and (ii) the current state income tax provision.

(6) Converted into shares of Common Stock upon the closing of the Company's initial public offering of its common stock, par value $.01 per share (the "Common Stock").

(7) Redeemed during 1993.

                                    32

             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    Mariner's net patient service revenue is derived primarily from providing inpatient health care services to subacute patients, rehabilitation programs in skilled nursing facilities, outpatient rehabilitation services in freestanding clinics and other post-acute medical services. The growth in Mariner's net patient service revenue and operating profitability is attributable to two principal factors: (i) the shift by the Company toward treatment of short-stay, medically demanding subacute patients and away from less medically demanding patients, and (ii) the addition of a variety of alternate sites and expansion of post-acute health care services. Subacute patients typically require three to six hours of skilled nursing care per day, in contrast to the more than six hours of skilled nursing care per day required by acute care hospital patients and the less than two hours of custodial nursing care per day required by traditional nursing home residents. These subacute patients typically are recuperating from a major injury, surgery or illness and, after a relatively short transition period, generally are discharged to their homes. The Company's clinical programs, including MarinerCare programs, have been designed for these patients.


    On March 1, 1996, the Company completed the MedRehab Merger. In the MedRehab Merger, Mariner issued approximately 2,312,500 shares of Common Stock in exchange for all of MedRehab's outstanding capital stock and rights to acquire capital stock. This transaction was accounted for as a pooling of interests. Accordingly, the historical financial statements of the Company for all periods presented give retroactive effect to the MedRehab Merger.


    Patient Focus. Mariner believes that short length of patient stay and high bed turnover maximize net patient service revenue and operating margins. As compared to less medically demanding patients, short-stay subacute patients generally require more intense skilled nursing care and more rehabilitation, pharmacy and other ancillary medical services. As a result of the Company's ongoing shift to these short-stay subacute patients, the median length of stay for patients discharged in the applicable period from facilities owned or leased by the Company during the applicable period has decreased from 27 days in 1993 to 20 days in 1995. In the facilities the Company acquires, the Company intends to focus on treating subacute patients and implementing appropriate MarinerCare programs or other clinical programs. The bed turnover rate for the inpatient facilities owned or leased by the Company during the applicable period has increased from 2.3 times in 1993 to 2.7 times in 1995.

    The shift in patient focus has also provided the Company with a more attractive payor mix. Short-stay medical care is covered by a wider range of payors, including indemnity insurers, health maintenance organizations, employers, Medicare and Medicaid, while long-term (more than 100 days) medical care typically is covered only by Medicaid. By continuing to emphasize short-stay subacute patients, Mariner has increased the percentage of its revenue generated from private payors (including indemnity insurers, health maintenance organizations, employers and individuals) and Medicare.

    Even among the Company's patients for whom Medicaid is the primary payor, Mariner has focused increasingly on treating those patients with substantial medical problems who require three or more hours of skilled nursing care per day. Typically, Mariner is reimbursed by Medicaid at substantially higher rates for these patients than for less medically demanding custodial care patients. Primarily as a result of this shift, the net patient service revenue generated by the Company's Medicaid patients increased from $33,690 per bed in 1993 to $36,685 per bed in 1995.


    Similarly, the Company's rehabilitation programs have been focused increasingly on subacute patients in skilled nursing facilities who require intensive rehabilitation therapy over a short period. The Company has actively sought to provide rehabilitation services in skilled nursing facilities and to deemphasize other treatment settings. As a result, the number of rehabilitation programs with skilled nursing facilities has increased from 407 as of December 31, 1993 to 413 as of December 31, 1995, while the Company has terminated many contracts with other parties. Revenue from private payors and reimbursement under Medicare have also increased as a percentage of total revenue from these programs.


                                    33


    In addition, the Company has expanded the range of post-acute health care services it provides directly in selected local markets in an effort to treat patients throughout their recovery. As a result, the Company receives revenues from these services both during a patient's inpatient stay and after discharge.


    As a result of these trends, Mariner's average revenue per occupied bed per year increased from $51,243 in 1993 to $61,495 in 1995 and, on an annualized basis, was $61,243 for the first three months of 1996. Revenue per rehabilitation program increased from $181,983 in 1993 to $318,088 in 1995 and, on an annualized basis, to $396,553 for the first three months of 1996. These trends are illustrated in the following table:




                                                                                                                        THREE MONTHS
                                                                                   YEAR ENDED DECEMBER 31,                 ENDED
                                                                                   -----------------------                MARCH 31,
                                                                              1993           1994            1995            1996
                                                                              ----           ----            ----            ----
Inpatient Operations:
   Licensed beds (1) ...............................................          2,326           3,114           7,685           8,705
   Average occupancy rates .........................................             91%             89%             88%             88%
   Median length of stay (2) .......................................        27 days         25 days         20 days         22 days
   Bed turnover rate (3)(6) ........................................           2.3x            2.6x            2.7x            2.4x
   Revenue per occupied bed per year (4):
       Private payors and Medicare (5) .............................       $ 80,648        $ 97,932        $101,863        $ 92,520
       Medicaid ....................................................       $ 33,690        $ 36,254        $ 36,685        $ 33,729
       Company as a whole ..........................................       $ 51,243        $ 60,126        $ 61,495        $ 61,243
   Percentage of average daily census:
     Private payors and  Medicare (5) ..............................             38%             39%             38%             47%
     Medicaid ......................................................             62%             61%             62%             53%
Rehabilitation Operations (6):
   Revenue per rehabilitation program per year (7) .................       $181,983        $234,800        $318,088        $396,553
   Outpatient clinic visits ........................................        346,631         297,699         272,423          57,800
Payor Mix (Company revenue as a whole):
   Private payors and Medicare (5) .................................             78%             80%             79%             76%
   Medicaid ........................................................             22%             20%             21%             24%

- ----------
(1) As of the end of the applicable period. Includes managed inpatient facilities and hospital based units.


(2) Based on those patients who were discharged during the applicable period from facilities owned or leased by Mariner.

(3) Represents total discharges divided by average number of licensed beds during the applicable period.

(4) Represents applicable net patient service revenue divided by the average daily census of patients generating such revenue.

(5) Private payors includes indemnity insurers, health maintenance organizations, employers, individuals and other non- governmental payors, and for payor mix, payments from skilled nursing facilities for services performed under rehabilitation management programs and revenue classified as "other income."


(6) Three month information presented on an annualized basis.

(7) Represents aggregate revenue from rehabilitation programs with skilled nursing facilities during the applicable period divided by the average number of such programs as of the end of the applicable period.


                                    34



    Site Expansion. Mariner has expanded by acquiring, leasing and developing freestanding inpatient facilities, by entering into arrangements to manage hospital-based subacute units and to provide rehabilitation programs and by expanding the other post-acute health care services it provides. The Company's site expansion is illustrated in the following table:





                                                                                                                     THREE MONTHS
                                                                                       DECEMBER 31,                      ENDED
                                                                                       ------------                     MARCH 31,
                                                                        1993             1994           1995              1996
                                                                        ----             ----           ----              ----
Sites of Service:
Owned and leased freestanding
  inpatient facilities ...................................               19               26               33                  57
Managed freestanding
  inpatient facilities and
  hospital- based units ..................................                9                5               29(1)               13(2)
Rehabilitation programs
  with skilled nursing
  facilities .............................................              407              447              440                 413
Outpatient clinics .......................................               74               65               57                  57

- ----------

(1) Includes 23 skilled nursing facilities and one rehabilitation hospital with an aggregate of 3,288 beds which became owned or leased by the Company on January 2, 1996 upon completion of the CSI Merger, which are reflected as managed on December 31, 1995. Also includes two other skilled nursing facilities and one continuing care retirement community with an aggregate of 513 beds which continue to be managed by the Company after the completion of the CSI Merger. See "Prospectus Summary -- Recent Developments."

(2) Includes seven skilled nursing facilities and one assisted living facility with an aggregate of 960 beds which became owned or leased by the Company on May 2, 1996 upon completion of the 1996 Florida Acquisition, which are reflected as managed on March 31, 1996. See "Prospectus Summary -- Recent Developments."


    Mariner acquires established skilled nursing facilities and converts them into facilities focusing increasingly on treating medically demanding subacute patients. Historically, net patient revenue and operating margins from acquired inpatient facilities have increased gradually over a period of years as MarinerCare programs are implemented, and, as intensity of care and ancillary service requirements increase, length of patient stay decreases and payor mix improves. An acquired facility may contain an existing patient population, and consequently a significant length of time may be required before such patient population changes sufficiently to require a level of care, and to have a length of stay, comparable to that experienced in the Company's existing facilities. During this conversion period, Mariner would generally expect to realize lower revenue for these existing patients than could otherwise be obtained for new patients. Facilities undergoing conversion are expected to continue to generate increased net patient service revenue and operating margins as they continue to emphasize short-stay subacute patients.

    Mariner also develops new freestanding inpatient facilities and renovates acute care hospitals which are dedicated primarily to providing MarinerCare programs and other services to subacute patients. Net patient service revenue and operating margins typically increase gradually at newly opened facilities, which have low initial occupancy rates. Because newly opened facilities require a basic complement of staff on the day it opens regardless of patient census, these facilities initially generate significant losses. As patient census increases at a facility, margins improve, regardless of whether the patients are subacute or medically less demanding. Margins typically increase at newly opened facilities as patient and payor mix improve and ancillary service use increases. These facilities generally have taken six to nine months before their revenues have been sufficient to cover their operating costs, and nine to fifteen months before they have contributed positively to the Company's net earnings. Leased units have substantially the same operating characteristics as newly opened facilities with less significant financing costs.

                                    35



    Managed freestanding inpatient facilities and hospital-based managed subacute care units typically provide significantly higher profit margins with substantially lower revenue than the Company's owned and leased facilities because the host facility generally bears the related operating and capital expenses while paying the Company a management fee. Unlike freestanding inpatient facilities owned or leased by the Company, managed facilities and units typically do not require significant start-up costs or capital outlays by the Company.

    The Company incurs start-up expenses for both new rehabilitation programs and new outpatient rehabilitation clinics as therapists are hired and necessary equipment is acquired. These programs and clinics typically become profitable within six months of opening and generate positive cash flow in 12 to 18 months.

RESULTS OF OPERATIONS


    The following table sets forth certain consolidated financial data as a percentage of total operating revenue for the three years ended December 31, 1993, 1994 and 1995 and the three months ended March 31, 1995 and 1996, and the percentage changes in the dollar amounts of revenue and expenses for 1994 as compared to 1993, and 1995 as compared to 1994 and the three months ended March 31, 1995 as compared to March 31, 1996.

                                                           PERCENT OF REVENUE              PERCENTAGE INCREASE (DECREASE)
                                                           ------------------              ------------------------------
                                                                              THREE MONTHS                            THREE MONTHS
                                                   YEAR ENDED DECEMBER 31,   ENDED MARCH 31,       FISCAL     FISCAL      ENDED
                                                   -----------------------   ---------------        1994       1995        1996
                                                                                                    OVER       OVER        OVER
                                                   1993     1994      1995      1995      1996      1993       1994        1995
                                                   ----     ----      ----      ----      ----      ----       ----        ----
REVENUES:
Net patient service revenue ..................    99.3%     98.6%     95.2%     99.0%     98.1%     24.4%      29.7%       67.2%
Other income .................................      .7       1.4       4.8       1.0       1.9     141.5      353.4       211.0
                                                  ----     -----     -----     -----     -----
Total operating revenue ......................    00.0%    100.0%    100.0%    100.0%    100.0%     25.3%      34.3%       68.6%
                                                  ====     =====     =====     =====     =====

OPERATING AND ADMINISTRATIVE EXPENSES:
Facility operating costs (1) .................    79.6%     79.0%     78.0%     78.4%     77.4%     24.4%      32.6%       66.5%
Corporate general and
  administrative (2)(3)(4) ...................    16.6      11.7      11.2       8.2      12.7     (11.4)      28.8       163.1
Interest expense, net ........................     3.5        .7       1.0        .3       3.2     (75.3)      97.8     1,474.2
Facility rent expense, net ...................      .5        .7        .5        .4        .4      61.2        5.2        33.5
Depreciation and amortization ................     3.2       3.1       3.2       3.3       3.8      18.2       40.9        95.3
                                                  ----     -----     -----     -----     -----
Total operating expenses .....................   103.4%     95.2%     93.9%     90.6%     97.5%     15.3%      32.6%       81.5
                                                 =====     =====     =====     =====     =====

- ----------
(1) Includes a charge related to a significant change in business focus at the Company's Baltimore facility of 1.2% of total operating revenue for the year ended December 31, 1995.

(2) Includes merger and other non-recurring costs amounting to 7.4% and 3.5% of total operating revenue for the year ended December 31, 1993 and 1994, respectively.

(3) Includes costs related to the CSI Merger and the consolidation of various regional and satellite offices to the Company's New London, Connecticut office amounting to 2.3% of total operating revenue for the year ended December 31, 1995.

(4) Includes costs related to the MedRehab Merger and a onetime charge associated with the APS alliance amounting to 4.8% of total operating revenue for the three months ended March 31, 1996.

THREE MONTHS ENDED MARCH 31, 1995 AND 1996

    Revenue. Total operating revenues increased 69% from $80,159,000 during the three months ended March 31, 1995 to $135,179,000 during the three months ended March 31, 1996.

    Net patient service revenue increased by approximately $53,290,000, or 67%, from the first quarter of 1995 to the first quarter of 1996. Net patient service revenue includes revenue from basic medical and ancillary services provided by the Company, including rehabilitation, pharmacy and infusion therapy services and the provision of medical equipment and supplies. The increase was primarily the result of

                                    36



the inclusion in 1996 of revenues from 31 facilities, two pharmacies and several home health care agencies acquired after March 31, 1995, increased revenues per rehabilitation site as well as continued improvements in payor mix at existing facilities. The revenue increase was partially offset by reductions due to the cancellation or non-renewal of contracts for certain rehabilitation programs.

    Other income aggregated $2,550,000 during the quarter ended March 31, 1996. These revenues were generated from the Company's management activities related to subacute care units and facilities and consulting fees generated from providing services to certain rehabilitation contract clients.

    Facility Operating Costs. Facility operating costs consist primarily of employee salaries, wages and benefits, food, ancillary supplies, pharmacy supplies and plant operations. Most clinical staff and rehabilitation therapists are paid an hourly wage. Salaries, wages and benefits as a percentage of revenues are higher at newly opened facilities, which require a basic complement of staff on the day the program opens regardless of the patient census, than at continuing facilities. As the patient census increases and the payor mix improves at its inpatient facilities, the Company has experienced decreases in such expenses as a percent of revenues at those facilities. Various other types of operating expenses, including medical supplies, pharmacy supplies, nutritional support services and expenses associated with the provision of ancillary services, vary more directly with patient census as well as general rates of inflation.

    Facility operating costs increased 67% from $62,822,000 in the first quarter of 1995 to $104,591,000 in the first quarter of 1996. The increase was principally the result of the inclusion of expenses for 31 facilities, two pharmacies and several home health care companies purchased after March 31, 1995, as well as providing more ancillary medical services and adding therapists and aides to service new rehabilitation programs. As a percentage of total operating revenues, these costs were 78% and 77% in the first quarters of 1995 and 1996, respectively.

    Corporate General and Administrative Expenses. Corporate general and administrative expenses include the expenses of the Company's corporate office, which provides marketing, financial and management services, and the expenses associated with managing subacute care units and facilities. These expenses increased 163% from $6,548,000 in the first quarter of 1995 to $17,227,000 in the first quarter of 1996. Corporate general and administrative expenses for the first three months of 1996 included a charge of $6,511,000 composed of $5,661,000 related to the MedRehab Merger and a charge of $850,000 for warrants issued in connection with the APS Alliance. The remaining increase was primarily the result of incremental corporate personnel to support the additional businesses acquired and opened during 1995 and 1996. As a percentage of total revenues, these expenses were approximately 8% and 13% in the first quarters of 1995 and 1996, respectively.

    Interest Expense, Net. Net interest expense increased from $279,000 in the first quarter of 1995 to $4,392,000 in the first quarter of 1996. This increase from 1995 to 1996 was primarily attributable to higher outstanding balances under the Credit Facility which were used to fund acquisitions and working capital as well as the inclusion in 1996 of the interest expense on capital leases incurred in connection with the CSI Merger.

    Facility Rent Expense, Net. The Company incurred $474,000 of rent expense in the first quarter of 1996 related to a facility leased under a sale/leaseback arrangement and two facilities leased from former CSI affiliates.

    Depreciation and Amortization. Depreciation and amortization expense increased 95% from $2,660,000 in the first quarter of 1995 to $5,196,000 in the first quarter of 1996, principally as the result of acquisitions of facilities, pharmacies and home health care companies completed after the first quarter of 1995.

    Provision for Income Taxes. The effective tax rate for the first quarters of 1995 and 1996 was 38%. The Company currently expects its effective tax rate to range from 38% to 41% in 1996 as the impact of the use of net operating losses acquired in conjunction with the MedRehab Merger is uncertain.


                                    37



YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995


    Revenue. Total operating revenue increased 25% from $210,806,000 in 1993 to $264,144,000 in 1994 and 34% to $354,806,000 in 1995.

    Net patient service revenue increased by $51,119,000, or 24%, from 1993 to 1994 and by $77,278,000, or 30%, from 1994 to 1995. The increase from 1993 to
1994 resulted primarily from the inclusion of revenue from the eight facilities acquired during 1994, the inclusion of a full year of revenue from two leased facilities opened in 1993 and another facility purchased during 1993, as well as additional rehabilitation programs and increased revenue per rehabilitation contract. The increase from 1994 to 1995 resulted primarily from the inclusion of revenue generated from the facilities and businesses acquired during 1995, as well as the inclusion of a full year of revenue from the eight facilities acquired during 1994. The Company also experienced improvements in payor mix and increases in the use of ancillary medical services at its inpatient facilities. The revenue increases in each of 1994 and 1995 were partially offset by reductions due to the cancellation or nonrenewal of contracts for certain rehabilitation programs.


    In 1994 and 1995, other income included fees earned from contracts to manage inpatient subacute care units within selected health care facilities and in 1995 fees of $11,227,000 relating to the management of the CSI facilities.


    Facility Operating Costs. Facility operating costs increased 24% from $167,785,000 in 1993 to $208,691,000 in 1994 and 33% to $276,633,000 in 1995.
These increases were principally the result of adding new facilities, providing more ancillary medical services and adding therapists and aides to service new rehabilitation programs. In addition, these costs included $4,333,000 related to a significant change in focus at the Company's Baltimore facility in 1995. As a percentage of total operating revenue, these costs decreased from 79.6% in 1993 to 79.0% in 1994 and 78.0% in 1995.

    Corporate General and Administrative. Corporate general and administrative expenses decreased 11% from $34,902,000 in 1993 to $30,935,000 in 1994 and increased 29% to $39,830,000 in 1995. Increases were, in part, a result of additional personnel required to support the facilities acquired during 1994 and 1995.

    During 1993, the Company accrued costs totaling $15,457,000 related to closing of certain rehabilitation operations in Florida, Texas, Illinois and Wisconsin. Of this charge, approximately $11,185,000 related to the write-down of goodwill, $575,000 related to the write-down of property and equipment, $1,141,000 for severance, $1,659,000 for lease obligations, $265,000 for allowance for doubtful accounts, $491,000 related to losses on facilities to date of closing and $141,000 for other expenses.


    During  1994,  the  Company  recorded  a  charge  of  $9,327,000,  of  which
$7,952,000 relates to the merger with Pinnacle and $1,375,000 relates to the accelerated vesting of certain stock options. Of the merger costs, approximately $4,627,000 was for employee severance, payroll and relocation, $2,878,000 was incurred for transaction costs including investment bankers', legal and accounting fees, $172,000 for customer relations, $150,000 for operations relocation, $66,000 for investor relations and $59,000 for employee relations.

    The charge for the options relates to a change in vesting criteria for 100,000 options granted in 1992. As a result of these changes, these options become exercisable during the second quarter of 1994, thereby requiring the charge in the second quarter.

    During 1995, the Company accrued costs totaling $8,073,000 related to the merger with CSI and the consolidation of various regional and satellite offices to the New London, Connecticut office. Of this total charge, approximately
$3,691,000 related to severance and related payroll costs and approximately $4,382,000 relates to expenses incurred to close the Company's regional offices.


    Excluding the impact of these charges, the increases in 1993, 1994 and 1995 were, in part, a result of additional personnel required to support the facilities acquired during these periods.

    As  a  percentage  of  total  operating   revenue,   corporate  general  and
administrative expenses were 17% in 1993, 12% in 1994, and 11% in 1995.

    Interest Expense. Net interest expense decreased 75% from $7,379,000 in 1993 to $1,819,000 in 1994 and increased 98% to $3,598,000 in 1995. The decrease in 1994 was attributable primarily to the reductions of outstanding debt with a portion of the proceeds from Mariner's initial public offering and the refinancing of a significant portion of the remaining debt at more favorable interest rates as well as the subsequent reduction of the refinanced amount with the proceeds of a second public offering. The 1995 increase was due to additional borrowings which were primarily used to fund acquisitions and to a lesser extent fund working capital.

                                    38

    Facility Rent Expense, net. Net rent expense increased from $1,079,000 in 1993 to $1,739,000 in 1994 and $1,830,000 in 1995. The increase in 1994 resulted from the lease costs associated with facilities opened in April 1993 and October 1993.

    Depreciation and Amortization. Depreciation and amortization expense increased 18% from $6,843,000 in 1993 to $8,091,000 in 1994, and 41% to
$11,397,000 in 1995, principally as a result of the opening of new facilities and businesses as well as from the completion of facility renovations.

    Provision for Income Taxes. During 1994, Mariner utilized its remaining net operating loss carryforwards. The Company's effective rate decreased from 47% in 1993 to 42% in 1994 and to 37% in 1995. The Company currently expects the effective tax rate to range from 38% to 41% in 1996 as the impact of the use of net operating losses acquired in conjunction with the MedRehab Merger is uncertain.


    Extraordinary Items. During 1993, Mariner repaid approximately $49,000,000 principal amount of long-term mortgage indebtedness prior to its maturity. As a result of the prepayment of this indebtedness, Mariner incurred an extraordinary loss of approximately $5,546,000 attributable to prepayment fees and the write-off of deferred financing fees. Also during 1993, Mariner recognized an extraordinary loss in the amount of $336,000 relating to the after-tax costs incurred in refinancing the bond issue on one of the skilled nursing facilities. In 1994 Mariner incurred $86,000 of extraordinary losses, net of income tax benefit, related to early repayment of mortgage obligations.

    In 1995, the Company amended certain significant terms of its $120,000,000 credit facility. As a result of the amendment, the Company has charged off its remaining unamortized deferred financing fees of $1,836,000 with a resulting tax benefit of $698,000.

QUARTERLY RESULTS (UNAUDITED)


    The following table presents summarized unaudited quarterly operating results for the years ended December 31, 1994 and 1995 and the three months ended March 31, 1996. Mariner believes all necessary adjustments have been included in the amounts stated below to present fairly the following selected information when read in conjunction with the Consolidated Financial Statements and the notes thereto and the other financial information appearing elsewhere or incorporated by reference in this Prospectus. The Company's income from operations before fixed charges generally fluctuates from quarter to quarter. The fluctuation is related to several factors: the timing of Medicaid rate increases, the timing of acquisitions and improvements in operating results of acquired facilities and business, seasonal census cycles and the number of calendar days in a given quarter. As a result, the Company's income from operations before fixed charges tends to be higher in its third and fourth quarters when compared to the first and second quarters. Results of operations for any particular quarter are not necessarily indicative of results of operations for a full year or any other quarter.

                                                  1994                                          1995                           1996
                                                  ----                                          ----                           ----
                                  FIRST      SECOND     THIRD      FOURTH      FIRST       SECOND     THIRD       FOURTH      FIRST
                                 QUARTER    QUARTER    QUARTER     QUARTER     QUARTER     QUARTER    QUARTER     QUARTER    QUARTER
                                 -------    -------    -------     -------     -------     -------    -------     -------    -------
                                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net patient service
  revenue ....................   $ 58,814   $ 60,594    $ 65,607   $ 75,342    $ 79,339   $ 81,753    $ 83,325   $ 93,218   $132,629
Other revenue ................        682        608       1,085      1,412         820      1,812       6,484      8,055      2,550
                                      ---        ---       -----      -----         ---      -----       -----      -----      -----
Total operating
  revenue ....................     59,496     61,202      66,692     76,754      80,159     83,565      89,809    101,273    135,179
Facility operating
  costs(a) ...................     47,683     47,695      52,820     60,493      62,822     64,451      71,672     77,688    104,591
Corporate general and
  administration
  (b)(c)(d) ..................      4,920     13,080       5,480      7,455       6,548     16,015       8,690      8,577     17,227
Depreciation and
  amortization ...............      1,806      1,891       1,827      2,567       2,660      2,631       2,612      3,494      5,196
Interest expense, net ........        576        230         649        364         279        452         896      1,971      4,392
Rent expense, net ............        346        523         435        435         355        563         528        384        474
Pre-tax income (loss)
  before extraordinary
  items ......................      4,312     (1,626)      5,591      5,524       7,495       (558)      5,414      9,161      3,299
Extraordinary items ..........       --          (74)       --          (12)       --       (1,138)       --         --         --
Net income (loss) ............   $  2,502   $ (1,935)   $  3,406   $  3,894    $  4,619   $ (1,341)   $  3,486   $  5,718   $  2,045

- ----------
(a) Includes  operating  losses and other charges of $3,510,000 and $823,000 for
    the  third  and  fourth  quarters  of  1995,  respectively,   related  to  a
    significant change in business focus at the Company's Baltimore facility.

(b) Includes merger and other non-recurring costs of $8,027,000 and $1,300,000 for the second and fourth quarters of 1994, respectively.

(c) Includes accrued costs totaling $8,073,000 related to the CSI Merger and the consolidation of various regional and satellite offices to the New London, Connecticut office. Of this total charge, approximately $3,691,000 related to severance and related payroll costs and approximately $4,382,000 related to expenses incurred to close the Company's regional offices.


(d) Includes  charges  of  $5,661,000  associated  with  the  completion  of the
    MedRehab Merger and a one-time charge of $850,000 associated with the APS alliance. Of the $5,661,000 in merger charges, approximately $2,280,000 relates to severance and related payroll charges, $1,061,000 relates to property write-downs, $1,143,000 relates to transaction costs, $682,000 relates to relocation costs, and $495,000 relates to miscellaneous expenses.

                                    39

LIQUIDITY AND CAPITAL RESOURCES

    Mariner has financed its operations, acquisitions and capital expenditures primarily from cash provided by operations and proceeds from stock issuances and borrowings. As of March 31, 1996, working capital and cash and cash equivalents were $71,252,000 and $2,184,000, respectively.

    Mariner has a $200,000,000 senior secured revolving credit facility with a syndicate of banks (the "Credit Facility"). As of April 30, 1996, the Company entered into an amendment to the Credit Facility to increase the size of the Credit Facility to $200,000,000 from $175,000,000, extend the maturity of the Credit Facility and reduce certain restrictions that the Credit Facility imposes on the operations of the business of the Company and its subsidiaries. As of December 31, 1995 and March 31, 1996, principal balances outstanding under the Credit Facility were approximately $64,500,000 and $130,500,000, respectively, and letters of credit outstanding under this facility were $2,612,000. On April 5, 1996, the Company repaid all outstanding indebtedness (other than letters of credit outstanding under the Credit Facility) under the Credit Facility with proceeds from the offering of the Notes described below. Mariner has used, and intends to continue to use, borrowings under the Credit Facility to finance the acquisition and development of additional subacute care facilities and related businesses, and for general corporate purposes, including working capital. Mariner's obligations under the Credit Facility are collateralized by a pledge of the stock of its subsidiaries and are guaranteed by all of the Company's subsidiaries. In addition, the Credit Facility is secured by mortgages on certain of the Company's inpatient facilities, leasehold mortgages on certain inpatient facilities leased by the Company, and security interests in certain other properties and assets of the Company and its subsidiaries. The Credit Facility matures on April 30, 1999 and provides for prime or LIBOR-based interest rate options. The borrowing availability and rate of interest varies depending upon specified financial ratios. The Credit Facility also contains covenants which, among other things, require the Company to maintain certain financial ratios and impose certain limitations or prohibitions on the Company with respect to the incurrence of indebtedness, senior indebtedness, liens and capital leases; the payment of dividends on, and the redemption or repurchase of, its capital stock; investments and acquisitions, including acquisitions of new facilities; the merger or consolidation of the Company with any person or entity; and the disposition of any of the Company's properties or assets.

    The Company is currently negotiating the terms of an amendment to further increase the size of the Credit Facility to $250 million and further reduce certain restrictions imposed by the Credit Facility on the Company and its subsidiaries. No assurance can be given that the Company will enter into any such amendment.

    On April 4, 1996, the Company sold the Notes to the Intitial Purchasers. The Notes are uncollateralized senior subordinated obligations of Mariner and, as such, are subordinated in right of payment to all existing and future senior indebtedness of Mariner, including indebtedness under the Credit Facility. From the net proceeds of approximately $144,500,000 from the sale of the Notes, approximately $131,000,000 was used to repay all outstanding indebtedness under the Credit Facility (including interest and certain other fees) and the remainder was used to pay a portion of the purchase price for the 1996 Florida Acquisition. See "Description of the Exchange Notes."

    Accounts receivable (net of allowances) were $92,537,000 and $108,556,000 at December 31, 1995 and March 31, 1996, respectively. Estimated settlements due from third party payors aggregated $12,915,000 and $27,375,000 at December 31, 1995 and March 31, 1996, respectively. The increases primarily reflect the addition of the CSI facilities. The number of days sales in accounts receivable and estimated settlements due from third party payors was approximately 96 at December 31, 1995 and 92 days March 31, 1996. This decrease was primarily due to improved collections and completion of billing systems conversions.

    In March 1995, Mariner acquired a 60-bed skilled nursing facility located in St. Petersburg, Florida, for $2,500,000 in available cash. In June 1995, Mariner purchased a 150-bed skilled nursing facility in Nashville, Tennessee, for a total purchase price of approximately $8,500,000. The purchase price was financed under the Credit Facility.

                                    40



    In June 1995, the Company purchased an 80,000 square-foot building in New London, Connecticut to serve as its corporate headquarters. The purchase price of the new building was $3,050,000 and was financed under the Credit Facility. The Company completed the relocation to its new headquarters in October 1995.

    During the fourth quarter of 1995, Mariner completed the Heritage Acquisition which involved six skilled nursing facilities with an aggregate of 686 beds in central and northern Florida. The purchase price for such transaction was $42,800,000, consisting of the payment of $33,000,000 in cash, the assumption of debt in the amount of $7,200,000 and the issuance of a note in the principal amount of $2,600,000. The cash portion of the transaction was financed through borrowings under the Credit Facility.

    In October 1995, the Company acquired an institutional pharmacy operation based in Dallas, Texas, for the total purchase price of approximately
$1,623,000. The purchase price was financed through the Company's Credit Facility and the issuance of a note to the seller.

    During the fourth quarter of 1995,  the Company also borrowed  approximately
$8,000,000  under  the  Credit  Facility   primarily  to  fund  working  capital
requirements.

    In January 1996, Mariner completed the CSI Merger and its acquisition of certain related assets. In the CSI Merger, all of the issued and outstanding shares of capital stock of CSI were converted into the right to receive an aggregate of 5,853,656 shares of the Company's Common Stock and $7,000,000 in cash. In connection with the CSI Merger, Mariner acquired certain assets that are related to CSI's business from affiliates of CSI's stockholders for an aggregate of approximately $17,694,000 in cash and loaned an aggregate of $1,619,000 to the partnerships that sold certain assets to the Company. In addition, the Company acquired options to purchase 12 of the facilities leased by CSI from affiliates of CSI's stockholders at fair market value and made nonrefundable deposits of an aggregate of $13,155,000 with the lessors of the facilities subject to such options. The options are exercisable during specified periods between 1998 and 2010. The aggregate estimated fair market value as of the earliest exercise date of the options of, and the aggregate purchase price for, the 12 facilities subject to the options is approximately $59,585,000 (which includes the deposit of $13,155,000 paid by the Company). Mariner financed the cash consideration paid in these transactions with borrowings under the Credit Facility.

    On March 1, 1996, the Company completed the MedRehab Merger. Mariner issued an aggregate of approximately 2,312,500 shares of its Common Stock for all of MedRehab's outstanding capital stock and options to purchase MedRehab capital stock in a merger that was accounted for as a pooling of interests. In addition, the Company prepaid an aggregate principal amount of approximately $14,000,000 of MedRehab's outstanding indebtedness at the closing of the MedRehab Merger. The Company repaid this indebtedness with funds it borrowed under the Credit Facility. Certain former MedRehab stockholders have the right to require the Company to repurchase their shares of Mariner Common Stock for approximately $1,500,000 during the period beginning June 30, 1996 and ending July 31, 1996.

    In May, 1996 the Company completed the 1996 Florida Acquisition which involved seven skilled nursing facilities and one assisted nursing facility with an aggregate of 960 beds in Florida, Tennessee and Kansas. All of the issued and outstanding shares of common stock were converted into the right to receive an aggregate of approximately $28,050,000 in cash. The Company financed the consideration paid in the 1996 Florida Acquisition with a portion of the net proceeds from the sale of the Notes and borrowings under the Credit Facility. Mariner began managing the facilities acquired in the 1996 Florida Acquisition on March 1, 1996 for a monthly fee of 6.5% of net operating revenues of each facility.

    In March 1996, Mariner acquired a primary care physician organization in the Orlando, Florida area. In this transaction, Mariner issued an aggregate of 48,722 shares of its Common Stock and paid an aggregate of approximately $1,500,000 in cash which was financed under the Credit Facility.

    During the first quarter of 1996,  the Company also  borrowed  approximately
$7,000,000  under  the  Credit  Facility   primarily  to  fund  working  capital
requirements.

                                    41



    The Company's capital expenditures for the quarter ended March 31, 1996 were approximately $3,500,000. The Company has currently budgeted approximately $30,000,000 for capital expenditures during 1996. The Company's currently planned capital expenditures include approximately $10,100,000 for upgrading the Company's information systems, approximately $4,200,000 for deferred maintenance for the inpatient facilities owned or leased by CSI and approximately $15,700,000 for expansion of existing facilities and other construction, as well as the costs of maintaining the Company's inpatient facilities and offices. The Company currently estimates that it spends approximately $300 per bed per year for maintenance of its inpatient facilities.

    The Company intends to expand its clinical programs in strategically selected metropolitan areas throughout the United States. The Company also intends to expand its pharmacy, home care, physician practice management and rehabilitation services. In addition to acquiring individual facilities, Mariner may acquire businesses that operate multiple facilities or ancillary health care services businesses. The Company continuously identifies and evaluates potential acquisition candidates and, in many cases, engages in discussions and negotiations regarding potential acquisitions. There can be no assurance that any of the Company's discussions or negotiations will result in an acquisition. Further, if the Company makes any acquisitions, there can be no assurance that it will be able to operate any acquired facilities or businesses profitably or otherwise successfully implement its expansion strategy.

    Mariner believes that its future capital requirements will depend upon a number of factors, including cash generated from operations and the rate at which it acquires additional inpatient facilities or other health care services businesses and the rate at which it adds rehabilitation programs. Mariner expects to fund such capital expenditures with borrowings under its Credit Facility, its existing cash resources and cash from operations. Mariner currently believes that the cash from operations, its existing cash resources and borrowings under the Credit Facility will be sufficient to meet its needs for the foreseeable future.


RECENTLY ISSUED PRONOUNCEMENTS

    Statement of Position 94-6, "Disclosure of Certain Significant Risks and Uncertainties", (SOP 94-6) prepared by the Accounting Standards Executive Committee addresses the required disclosures about the risks and uncertainties which may exist as of the date of the financial statements in the following areas: nature of operations, use of estimates in the preparation of financial statements, certain significant estimates, and current vulnerability due to certain concentrations. Adoption of SOP 94-6 did not have a material impact on the Company's financial condition or results of operations.

    Statement of Financial Accounting Standards No. 121 "Accounting for Impairment of Long-Lived Assets to be disposed of" (SFAS 121), issued by the Financial Accounting Standards Board in March 1995 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Company does not believe the adoption of SFAS 121 will have a material impact on the Company's financial condition or results of operations.

    Statements of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" (SFAS 123), issued by the Financial Accounting Standards Board in October 1995 establishes financial accounting and reporting for stock based employee compensation plans. This standard is effective for financial statements for fiscal years beginning after December 15 1995. The Company will adopt only the disclosure provisions of SFAS 123; the measurement criteria will not be adopted. This SFAS will not have a material impact on the Company's financial condition or results of operations.

IMPACT OF INFLATION

    The health care industry is labor intensive. Wages and other labor costs are especially sensitive to inflation. Increases in wages and other labor costs as a result of inflation, or increases in federal or state minimum wages without a corresponding increase in Medicare and Medicaid reimbursement rates, could adversely impact the Company.

                                    42



FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK


    This Prospectus, including the information incorporated by reference, contains forward- looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements regarding, among other items, (i) the Company's growth strategies, including its intention to make acquisitions; (ii) anticipated trends in the Company's business and demographics; (iii) the Company's ability to continue to control costs and maintain quality of care; (iv) the Company's ability to respond to changes in regulations; and (v) the Company's ability to enter into contracts with managed care organizations and other payors. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. Actual results could differ materially from these forward-looking statements as a result of the factors described in "Risk Factors" including, among others (i) changes in the health care industry as a result of political, economic or regulatory influences; (ii) changes in regulations governing the health care industry; and (iii) changes in the competitive marketplace. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire. In this regard, certain three month information of the Company has been presented herein on an annualized basis for comparative purposes only. Such three month information, and the resulting annualized data, is not necessarily indicative of the results that would be obtained for a full year or any other three month period.

                                    43

                              BUSINESS


    Mariner is a leading provider of outcomes-oriented, post-acute health care services in selected markets, with a particular clinical expertise in the treatment of short-stay subacute patients in cost-effective alternate sites. The Company's services and products include inpatient care, comprehensive inpatient and outpatient rehabilitation services, medical services and products (including institutional and home pharmacy services, respiratory and infusion therapy and durable medical equipment), home care and physician services. By providing this continuum of care in selected markets, the Company believes that it will be better able to maintain quality of care and control costs while coordinating the treatment of patients from the onset of illness to recovery. The Company seeks to cluster facilities and other post-acute health care services around large metropolitan areas and major medical centers with large acute care hospitals from which to generate post-acute admissions. Mariner currently operates 70 inpatient facilities with an aggregate of approximately 8,700 beds and 57 outpatient rehabilitation clinics and currently provides contract rehabilitation services within 413 skilled nursing facilities.


    Mariner has established standardized clinical programs based on defined protocols to address the medical requirements of large groups of patients with similar diagnoses in a high-quality, cost-effective manner. The Company's MarinerCare clinical programs, such as the orthopedic recovery, cardiac recovery and pulmonary management programs, are short-stay regimens based on defined protocols that address the needs of subacute patients. Subacute patients are medically stable and generally require three to six hours of skilled nursing care per day. MarinerCare programs typically involve 20 to 45 days of inpatient care and utilize the Company's nursing, rehabilitation, pharmacy and other ancillary medical services, with patients generally discharged directly to their homes. Mariner is also developing standardized clinical home care programs. The Company believes that careful adherence to its clinical programs enables it to produce consistent and measurable clinical and financial outcomes for patients and payors and to conduct clinical programs consistently in all of its sites. Using a case management approach, patients' progress is carefully monitored so that the appropriate level of care is being delivered at the right time and in the appropriate setting under the applicable clinical program. Mariner believes that its standardized approaches to delivering care and measuring outcomes is particularly attractive to managed care organizations and large payors and positions the Company to contract with payors on a case rate or capitated basis.

BACKGROUND

    Traditionally, patients recuperating from a major injury, surgery or illness remained in general acute care hospitals until they were sufficiently well to return home. Such stays are relatively expensive, reflecting the cost of extensive on-site equipment and services that, while necessary for hospitals to accomplish their primary mission, are not necessary for the recuperation of medically stable post-acute patients. Acute care hospital costs represent the single largest component of United States health care spending.

    Over the past ten years, hospitals have come under increasing pressure to reduce the length of patient stays as a means of containing costs. Employers have begun using managed care providers, such as health maintenance organizations and preferred provider organizations, to limit hospitalization costs by controlling hospital utilization and by negotiating discounted fixed rates for hospital services. Traditional third-party indemnity insurers have begun to limit reimbursement to pre-determined amounts of reasonable charges, regardless of actual costs, and to increase the co-payments required to be paid by patients, thereby requiring patients to assume more of the cost of hospital care. In 1983, Congress sought to contain Medicare hospital costs by adopting a system based on prospectively determined prices (the "PPS system") rather than payment of actual costs plus a specified profit. Under the PPS system, hospitals generally receive a specified reimbursement rate regardless of how long the patient remains in the hospital or the volume of ancillary services ordered by the attending physician. The emergence of managed care providers and the implementation of the PPS system have provided hospitals with an incentive to discharge patients more quickly.

    The increasing desire of payors and managed care organizations to transfer medically stable patients out of relatively expensive acute care hospitals to less expensive sites has provided a significant opportunity for alternate site health care providers. Specialty long-term care hospitals, rehabilitation

                                    44

hospitals, skilled nursing facilities and home health care providers have all been used to reduce the lengths of patient stays at more expensive general acute care hospitals. Mariner believes that many traditional health care providers are not well positioned to efficiently provide health care services to patients who are medically stable and recuperating from a major injury, surgery or illness.

MARINER'S STRATEGY

    Mariner's goal is to be the lowest cost provider of high-quality, post-acute health care services in its markets with a particular emphasis on short-stay subacute patients. The Company believes that being the lowest cost provider will significantly enhance its ability to respond to potential changes in reimbursement programs and managed care competition, including its ability to contract with payors on a case rate or capitated basis. Mariner's strategies to achieve this goal include the following:

    Patient Focused Programmatic Care. Mariner has developed standardized clinical programs based on defined protocols to address the medical requirements of large groups of patients with similar diagnoses in a high-quality, cost-effective manner at alternate site treatment settings. Each clinical program incorporates an interdisciplinary approach to care and treatment with an intense focus on rehabilitation and lifestyle retraining with the goal of guiding patients to the best possible recovery in the shortest period of time and improving patients' overall functional ability. The Company is also designing its MarinerCare programs to include home health care. The Company believes that careful adherence to these clinical programs enables it to better produce consistent clinical and financial outcomes for patients and payors and to implement clinical programs consistently in all its sites.

    Outcomes and Case Management. The ability to measure clinical and financial outcomes is central to Mariner's delivery of care. Mariner has implemented a program to measure patients functional ability on admission, at discharge and, for certain patients, six weeks after discharge. Each patient's rehabilitation potential is evaluated using a standardized measurement system, which rates a patient's independence in performing a number of basic activities of daily living. This rating system permits Mariner to initially assess whether the patient will benefit from the Company's programs, document the severity of a patient's initial impairment and measure the outcome and cost of the patient's recuperation. Using a case management approach, a patient's progress is continually monitored so that the appropriate level of care is being delivered at the right time and in the appropriate setting under the applicable clinical program. Mariner believes that its standardized approaches to delivering care and measuring outcomes are particularly attractive to managed care organizations and large third-party payors because they facilitate such organizations' and payors' increasing desire to be provided with outcomes data in order to manage and contain costs. The Company currently plans to spend approximately $10,100,000 in 1996 to upgrade its information systems in order to enhance its ability to collect clinical and financial outcomes information on a timely basis.

    Regional Post-Acute Networks of Care. Mariner is organized into five regions: Florida, North Central, Northeast, Southeast and Southwest, each of which is headed by a regional President. Each regional President is responsible for developing and integrating all of the Company's products and services within its local markets. By providing directly a broad continuum of care within a region, Mariner positions itself to coordinate the treatment of patients from the onset of illness to recovery. Consistent with this strategy, since January 1, 1995 the Company has acquired or developed institutional pharmacy businesses in Orlando, Florida and Houston and Dallas, Texas. Mariner has acquired two Medicare certified home care agencies in central Florida and has applied for and obtained five additional home care certificates of need ("CONs") in Florida. By providing this continuum of care in selected markets, the Company believes that it will be better able to maintain quality of care, control costs and attract managed care organizations and third-party payors.

    Partnering with Key Referral Sources. Utilizing its standardized clinical programs, regional post-acute networks of care and outcomes management approach, Mariner seeks to allow patients and payors to coordinate all of their post-acute health care with Mariner. By entering into arrangements with physicians, payors and managed care organizations, as well as skilled nursing facilities and other traditional health care providers, the Company seeks to position itself to obtain referrals of patients who would benefit from Mariner's clinical programs and to contract with payors on a case rate or capitated

                                    45

basis. For example, in March 1996, the Company acquired a primary care physician organization comprised of a corporate office and four medical centers in the Orlando, Florida area. In addition, the Company is building a medical office building on the campus of one of its skilled nursing facilities from which a physician group will act as the medical director of the facility.

    Commitment to Employee Training. Through Mariner University, Mariner employees participate in extensive Company-sponsored training programs that focus on Mariner's business philosophy, reimbursement guidelines, teamwork and execution. The Company's success depends on its ability to deliver standardized services throughout its markets and to maintain a high quality level of care. Thus, Mariner is committed to an intense and on-going training process designed to ensure the integrity and consistency of its clinical programs.

    Market Driven Development. The Company introduces its clinical programs in strategically selected metropolitan areas throughout the United States. Mariner targets areas with strong potential demand for its services and the potential for the Company to establish relationships with leading local health care providers and payors. The Company typically establishes a presence in a market by acquiring, leasing or managing one or more inpatient facilities. Once Mariner enters a target market, it seeks to establish other sites and expand the range of health care services it provides in that market.

    Consistent with this strategy, the Company expects its recently announced arrangement with APS to provide it with opportunities to more quickly expand its services in existing markets and to enter new target markets with lower capital commitments. Pursuant to this arrangement, an APS affiliate was granted warrants to purchase 210,000 shares of Mariner Common Stock at an exercise price of $11.375 per share, as well as warrants to purchase up to an additional 1,890,000 shares of Mariner Common Stock over a five year period depending on the performance of the arrangements between Mariner and APS-affiliated facilities. The Company will receive management fees under the agreements it enters with APS-affiliated facilities based on a percentage of such facility's revenues specified in the agreement.

    As part of its expansion strategy, Mariner may acquire additional health care facilities and businesses. Potential acquisition candidates include individual inpatient facilities, businesses that operate multiple inpatient facilities and other health care services businesses. The Company continuously identifies and evaluates potential acquisition candidates and in many cases engages in discussions and negotiations regarding potential acquisitions. There can be no assurance that any of the Company's discussions or negotiations will result in an acquisition. Further, if Mariner makes any acquisitions, there can be no assurance that it will be able to operate any acquired facilities or businesses profitably or otherwise successfully implement its expansion strategy.

MARINER CLINICAL PROGRAMS AND SERVICES

 MARINERCARE PROGRAMS

    Each MarinerCare program is designed to address the medical requirements of a large group of patients with similar diagnoses in a high-quality, cost-effective manner. MarinerCare programs are inpatient short-stay regimens based on defined protocols and utilize various medical services provided by Mariner. These programs are focused on the needs of patients who are recuperating from a major injury, surgery or illness, and incorporate specific patient admission, evaluation and discharge criteria, and standardized treatment protocols and regimens, which have been developed over several years based on the Company's clinical experience. Using these criteria, the Company evaluates which patients would benefit most from its programs prior to their admission. Upon admission, a care plan and projected discharge date are established for each patient. Throughout a patient's inpatient stay, the Company carefully monitors and evaluates the patient's progress and makes adjustments to the patient's treatment. Educating patients regarding their ailments and treatments also comprises a part of each program. MarinerCare programs typically involve inpatient treatment periods of 20 to 45 days.

    At its inpatient facilities, the Company offers a mix of MarinerCare programs tailored to serve the demands of the local markets. In the facilities it acquires, the Company intends to focus increasingly on treating subacute patients and implementing appropriate MarinerCare programs or other clinical programs. The emphasis on MarinerCare programs has been the primary reason for the Company's decreasing length of stay, improved payor mix and increasing patient turnover rate and revenue per bed.

                                    46

    The Company currently offers the following MarinerCare programs:

    Orthopedic Recovery. Patients who are recovering from orthopedic surgery (such as joint replacements or amputations) or serious fractures may be admitted into this MarinerCare program as early as three days after surgery or injury. These patients typically require comprehensive rehabilitation, including physical or occupational therapies, following stabilization of their conditions or after surgery, and may require traction or fixation devices.

    Cardiac Recovery. Patients who are recuperating from heart attacks or heart surgery, or associated complications, are provided with the nursing and rehabilitation services necessary to enable them to enter an outpatient rehabilitation program.

    Pulmonary Management. Patients with acute or chronic lung disease, including those with tracheotomies and those who are on ventilators, are provided with short-term intensive programs of pulmonary, physical or occupational therapies.

    Vascular and Wound Management. Patients who are recovering from surgery for circulatory problems or from difficult-to-heal wounds or burns receive services designed to further the healing process, such as state-of-the-art dressing techniques, specialized bed therapies, nutritional support and physical or occupational therapies.

    Oncology Management. Patients who have undergone surgery, chemotherapy, radiation, immunotherapy or hormone therapy as a result of cancer are provided with a range of services, including pain management and nutritional and psychological support.

    Stroke Recovery. Patients who are recovering from strokes and require treatment for related neurological and physical problems are provided with a range of services, including physical, occupational and speech therapy.

    Medically Complex. Under this program, Mariner treats patients with medical complications that prolong their recuperative period from a major illness. These secondary complications must be resolved or brought under control before their primary diagnosis can be addressed. These patients typically require many ancillary services and therapies. The goal of this program is to return patients to their homes with or without support services or to have them re-enter an acute care hospital for additional surgery or treatment.

 MARINER REHABILITATION PROGRAMS

    Mariner rehabilitation programs are designed to assist skilled nursing facilities in providing comprehensive rehabilitation services and in attracting patients who would benefit from these services. The Company provides a contracting facility with the physical, occupational and speech therapists necessary to provide comprehensive rehabilitation services to the facility's patients. In selected facilities, the Company also provides MarinerCare rehabilitation programs which include case management and quality assurance services, as well as coordination of admissions functions with key referral services. The Company also offers consulting services regarding managed care reimbursement and cost containment strategies to these facilities, including reimbursement analysis and assistance, preparation of atypical filings and interim rate requests and subacute feasibility analysis. By utilizing Mariner's rehabilitation programs, the Company believes that skilled nursing facilities are able to offer a cost effective rehabilitation program which will make the facilities service package more attractive to managed care organizations. The Company currently provides rehabilitation programs for 413 skilled nursing facilities.


    In implementing a facility's rehabilitation programs, therapists screen each patient in the facility to assess and identify those with functional problems. A therapist, together with the patient's attending physician and staff of the facility, designs a plan of care with specific long- and short-term goals. Therapists with specializations appropriate for the patient's condition meet with the patient on a regular basis and render the prescribed rehabilitation services. The Company's admissions coordinators assist

                                    47

the facility in working with local hospitals, payors and managed care organizations to identify and admit patients who can benefit from the facility's rehabilitation services. Services are typically rendered in a dedicated room located in the facility which is equipped with rehabilitation equipment.


    In addition to providing comprehensive rehabilitation services at its inpatient facilities and other skilled nursing facilities, the Company also operates 57 outpatient rehabilitation clinics located in metropolitan areas. These clinics primarily provide routine physical and occupational therapy to patients who suffer from injuries received in the workplace, accidents and athletic endeavors and are capable of being treated on an outpatient basis.

 OTHER INPATIENT SERVICES

    In Mariner's inpatient facilities, all patients receive basic medical services, including nursing care, special diets, nutritional supplements and various medical equipment. Inpatient care is provided by registered nurses, licensed practicing nurses and certified nurses aides under the supervision of the Director of Nursing. Each facility also contracts with a local licensed physician to serve as its medical director, and establishes relationships with a number of independent local specialists, who are available to care for the facility's patients. Each of Mariner's facilities provides a broad range of case management services over the course of treatment, including admission into the Company's MarinerCare programs, ongoing medical evaluation, social service needs, specialty equipment requirements, outcomes measurement, discharge planning and arrangement for home care.

 MEDICAL PRODUCTS AND SERVICES

    As part of its strategy of providing a continuum of care, the Company also offers the following products and services in selected markets:

    Pharmacy Services. Mariner provides pharmaceutical goods and services customized to meet the needs of its patients, and pharmacy consulting services designed to evaluate, guide and monitor the administration of medication. To enhance its pharmacy services in Texas, in October 1995, Mariner acquired an institutional pharmacy operation located in the Dallas/Ft. Worth area. Also, in July 1995, the Company acquired an institutional pharmacy in the Orlando area. The Company currently has pharmacy operations in five states.

    Infusion Therapy. The Company provides infusion therapies, including hydration, total parenteral nutrition, antibiotic, peritoneal dialysis and pain management therapies. Infusion therapies are often required in treating patients with chronic infections, digestive disorders, cancer and chronic and severe pain.

    Medical Equipment and Supplies. Mariner provides specialized medical equipment and supplies, including ventilators, oxygen concentrators, diagnostic equipment and various types of durable medical equipment. Equipment and supplies are available to patients both in its inpatient facilities and at home.

    Clinical Respiratory Services. The Company provides clinical programs for managing the pulmonary disease process for patients with acute or chronic lung diseases. These services include rehabilitation and provision of needed supplies and equipment.

 HOME CARE

    The Company provides skilled nursing, rehabilitation, pharmacy, infusion therapy and respiratory services and durable medical equipment and supplies to individuals needing such services in their homes, allowing Mariner to continue to meet the nursing care needs of patients discharged from its facilities.

 PHYSICIAN SERVICES

    Mariner provides management support services designed to allow physicians to focus on the delivery of quality patient care, while the Company manages the physicians' practice. In March 1996, the Company acquired a primary care physician organization comprised of a corporate office and four medical centers in the Orlando, Florida area. In addition, the Company is building a medical office building on the campus of one of its skilled nursing facilities, from which a physician group will act as the medical director of the facility.

                                    48

SOURCES OF REVENUE

    The following table sets forth certain information relating to the sources of Mariner's revenue for the periods indicated:


                                                                                  THREE MONTHS ENDED
                                     YEAR ENDED DECEMBER 31,                           MARCH 31,
                      -------------------------------------------------    --------------------------------
                           1993             1994              1995            1995             1996
                      --------------   ---------------   --------------    -------------    ---------------
                           $      %        $       %        $        %       $       %       $        %
                      ---------  ---   ---------  ----   --------   ---    -------  ----    -------  ------
                                                    (DOLLARS IN THOUSANDS)
Private payors (1)     $115,339    55%  $141,709    54%   $177,479    50%  $38,083    48%  $ 53,198    39%
Medicare ...........     48,271    23     68,302    26     102,713    29    25,024    31     49,670    37
Medicaid ...........     47,196    22     54,133    20      74,614    21    17,052    21     32,311    24
                         ------    --     ------    --      ------    --    ------    --     ------    --

Total ..............   $210,806   100%  $264,144   100%   $354,806   100%  $80,159   100%  $135,179   100%
                       ========   ===   ========   ===    ========   ===   =======   ===   ========   ===


- ----------
(1) Includes indemnity insurers, health maintenance organizations, employers, individuals and other non-governmental payors, payments from skilled nursing facilities for services performed under rehabilitation management programs, and revenue classified as "other revenue."

    The sources and amounts of Mariner's patient revenues are determined by a number of factors, including the capacities of its facilities, occupancy rate, the mix of patients and the rates of reimbursement among payor categories (private, Medicare and Medicaid). Patient length of stay is critical to the level of reimbursement Mariner receives for each patient. Shorter-term patients generally have a larger number of potential payors than do longer-term patients, who generally depend to a greater extent on Medicaid. Reimbursement levels generally are linked to the level of care provided, and short-stay recuperating patients typically are more medically demanding, have higher acuity levels and require greater ancillary services. In addition, Medicare and, in certain cases, private payors typically cease reimbursement after defined lengths of stay or levels of expenditure, following which Mariner is generally dependent on the patient's own resources or Medicaid for reimbursement. Once admitted, a patient can be discharged involuntarily only for limited reasons under Federal and state laws, which generally do not include access to reimbursement or ability to pay. See "Risk Factors -- Dependence on Reimbursement by Third-Party Payors."

    The Company's rehabilitation program contracts typically have a term of one year but frequently include automatic renewals and in general are terminable on notice of 30 to 90 days by either party. See "Risk Factors -- Dependence on Contract Renewals." Under certain contracts, Mariner bills Medicare or another third-party payor directly. Under other contracts, the Company is compensated on a fee for service basis and in general directly bills the skilled nursing facility, which in turn receives reimbursement from Medicare, Medicaid, private insurance or the patient. Mariner recognizes payments under these latter contracts as payments from private payors. Under these latter contracts, Mariner also generally indemnifies its customers against reimbursement denials by third-party payors for services determined not to be medically necessary. Mariner has established internal documentation standards and systems to minimize denials and typically has the right to appeal denials at its expense. Historically, reimbursement denials under these contracts have been insignificant.

    Private Payors. Private pay revenues include payments from individuals and contract payors who pay directly for services without governmental assistance and certain payments from skilled nursing facilities for services performed under rehabilitation management programs. Contract payors include indemnity insurers, health maintenance organizations, preferred provider organizations, workers' compensation programs and other similar non-governmental third-party payment sources. Payments from private payors are typically based on negotiated contracts or on patient-specific terms. Typically, private payor contracts permit such organizations to place patients in Mariner's facilities for a negotiated per diem charge that varies with patient category, or for a per diem base rate plus Mariner's charges for ancillary services. Certain of these contracts require Mariner to provide specified health

                                    49

care services for a set per diem payment rate. These contracts are generally automatically renewed annually unless a party provides written notice. In most of these contracts, either party may terminate such contract without cause on 90 days' written notice or with cause on 30 days' written notice. The amount Mariner charges to private patients in its facilities is not subject to regulatory control in any of the states in which Mariner operates facilities.

    Medicare. Under Medicare, the Federal government provides payment for skilled nursing care, room and board, therapies, drugs, supplies and other subacute services provided by Mariner to eligible patients (generally, those over age 65 and certain disabled persons). After the first 20 days of a patient's stay, Medicare patients are subject to a 20% co-payment, all or some of which may be paid by private payors, Medicaid, Medigap insurance or the patient. Medicare generally does not provide reimbursement for inpatient stays beyond the first 100 days, but may provide reimbursement for certain therapies and supplies. Medicare provides Mariner with interim prospective payments during the year, which are subject to later adjustment to reflect actual allowable costs. These costs include the reasonable direct and indirect costs (including depreciation, interest and overhead) of the services furnished at Mariner's inpatient facilities, subject to prospectively determined ceilings on routine operating costs except when the facility is granted an exception for the delivery of atypical services. Medicare does not pay a rate of return on equity capital. See "-- Government Regulation."

    After the first three full years of a facility's operation, Medicare reimbursement of routine operating costs is subject to a cap which is related to regional health care costs. The Company has not recognized revenue in excess of such caps except where it has received an "atypical services" exception or where the three-year "new facility" exemption applies. Mariner has received an atypical services exception for certain of its facilities, which allows payment of the costs over the ceiling. This exception requires annual Federal approval.

    Under arrangements in which the Company bills a skilled nursing facility for its rehabilitation services on a fee for service basis, Medicare reimburses the facility based on a reasonable cost standard. Specific guidelines exist for evaluating the reasonable cost of physical, occupational and speech therapy services. Medicare applies salary-equivalency guidelines in determining the reasonable cost of physical therapy services, which is the cost that would be incurred if the therapist were employed by a nursing facility, plus an amount designed to compensate the provider for certain general and administrative overhead costs. Medicare pays for occupational and speech therapy services on a reasonable cost basis, subject to the so-called "prudent buyer" rule for evaluating the reasonableness of the costs. The Company's gross margins for its physical therapy services under the salary equivalency guidelines are significantly less than for its speech and occupational therapy services under the "prudent buyer" rule.

    In April 1995, HCFA, the federal agency responsible for administering the Medicare program, issued a memorandum to its Medicare fiscal intermediaries as a guideline to assess costs incurred by inpatient providers relating to payment of occupational and speech language pathology services furnished under arrangements that include contracts between therapy providers and inpatient providers. While not binding on the fiscal intermediaries, the memorandum suggested certain rates to assist the fiscal intermediaries in making annual "prudent buyer" assessments of speech and occupational therapy rates paid by inpatient providers. In addition, HCFA through its intermediaries is subjecting physical therapy, occupational therapy and speech therapy to a heightened level of scrutiny resulting in increasing audit activity. A majority of Mariner's provider and rehabilitation contracts provide for indemnification of the facilities for potential liabilities in connection with reimbursement for rehabilitation services. In light of the uncertainty regarding health care reform, Mariner cannot now determine whether HCFA will continue to recommend the rates suggested in the memorandum or whether such rates will be used by HCFA as a basis for developing a salary equivalency based reimbursement system for speech and occupational therapy services. There can be no assurance that actions ultimately taken by HCFA with regard to reimbursement rates for such therapy services will not materially adversely affect the Company's results of operations. See "Risk Factors -- Dependence on Reimbursement by Third Party Payors."

    Medicaid. The Medicaid program is designed to provide medical assistance to individuals unable to afford medical care. Medicaid is a joint Federal and state program in which states voluntarily participate. Reimbursement rates, and reimbursement methods and standards, under the Medicaid

                                       50

program are set by each participating state (with Federal approval as to certain aspects of the reimbursement methods and standards), and rates and covered services vary from state to state. In some of the states in which Mariner operates, Mariner's inpatient facilities are paid a per diem rate for providing services to Medicaid patients based on the applicable facility's reasonable allowable costs incurred in providing services plus a return on equity, subject to cost ceilings for both operating and fixed costs. In some states in which Mariner operates, individual facilities are reimbursed, in whole or in part, on a prospective rate system. Retroactive adjustments, if any, are based on a recomputation of the rate based upon a field audit of the submitted cost report. In other states, each facility is assigned a range of rates that vary depending on patient acuity and historical costs. Certain states are studying methods for reducing expenses under their Medicaid programs; these initiatives could have a material adverse effect on Medicaid rates applicable to Mariner or cause delays in payment. Certain states in which Mariner operates have undertaken a study of acuity levels and are considering changes in their reimbursement systems to take levels of acuity into account. Mariner cannot currently determine the potential effect of any such changes. See "Risk Factors -- Health Care Reform."

    Audits, Settlements and Reserves. Under current reimbursement regulations, funds received under Medicaid and Medicare programs are subject to audit with respect to proper application of the various payment formulas. These audits can result in retroactive adjustment of payments received from the program, resulting in either amounts due to the government agency from Mariner or amounts due Mariner from the government agency. Past audits have not resulted in any material repayments by Mariner, although there can be no assurance that there will not be material adjustments in the future.

MARKETING AND PATIENT ADMISSION

 INPATIENT FACILITIES

    In marketing MarinerCare programs, the Company pursues a two-pronged strategy. It markets its facilities, programs and services, first, to payors and managed care organizations at the corporate level and, second, to professionals responsible for discharging patients at local hospitals at the facility level. At the corporate level, Mariner's sales personnel seek to establish relationships with payors and managed care organizations, who are increasingly important sources of referrals for subacute patients. The Company develops contractual relationships with such payors and organizations on a local, regional and national basis.

    Each facility maintains admissions coordinators who develop admissions goals based on the availability of resources for each of its MarinerCare programs and who call on acute care hospitals to evaluate patients for admission to Mariner's facilities. The admissions coordinators work closely with hospitals, payors and managed care organizations to educate them about the Company's facilities, programs and services and to determine which patients would benefit from the Company's programs. Patients admitted to Mariner's facilities are generally discharged to the facility from general acute care hospitals.

 REHABILITATION PROGRAMS

    Mariner markets its rehabilitation programs to skilled nursing facilities primarily through regional administrators, who contact administrators and other personnel of skilled nursing facilities. The Company seeks to demonstrate to the administrator of a skilled nursing facility that Mariner offers a complete solution to the facility's rehabilitation services needs in a cost-effective manner. Mariner emphasizes that its therapists are based at the facility and do not move from site to site, resulting in improved consistency and continuity of patient care. Depending on the facility's needs, Mariner will also staff the facility's rehabilitation management program with case managers and admissions, management and marketing personnel, and will provide reimbursement and other management support services. These individuals work with the facility's staff to attract subacute patients whose recovery would be benefited by intensive rehabilitation therapy, with the goal of improving the utilization of the facility's rehabilitation management program as well as the facility's other services.

                                    51

QUALITY ASSURANCE

    Mariner has developed a comprehensive quality assurance program at all of its facilities and units. This program requires that each site meet Mariner's standards, which include comprehensive training requirements and satisfactory results on patient satisfaction surveys. Mariner's quality assurance program includes a training program for all new Mariner employees and periodic training programs for clinical personnel. Mariner believes that its utilization of standardized protocols facilitates its clinical staffs' training and skill retention.

    Each facility is subject to audit by Mariner's corporate personnel at least annually to review its compliance with Mariner's standards. Also, Mariner has developed a patient satisfaction questionnaire which is included in each patient's discharge package. Facility administrators' performance reviews and bonuses are dependent in part upon the results of the facility's quality assurance audit and its patient satisfaction questionnaires.

FACILITIES


    The following table provides information by state about each of the facilities owned, leased and managed by the Company as of May 2, 1996:


                        OWNED FACILITIES    LEASED FACILITIES    MANAGED FACILITIES          TOTAL
                        ----------------    -----------------    ------------------          -----
                       FACILITIES   BEDS    FACILITIES    BEDS   FACILITIES    BEDS   FACILITIES    BEDS
                       ----------   ----    ----------    ----   ----------    ----   ----------    ----
Florida Region:
  Florida ...........      16       1,829        8       1,008        2        367        26        3,204

Southwest Region:
  Colorado ..........      --        --          2         237        --       --          2          237
  Kansas ............      --        --          1         100        --       --          1          100
  Oklahoma ..........      --        --          1         161        --       --          1          161
  Texas .............       4         650        7         995        1        146        12        1,791

New England Region:
  Connecticut .......       2         250        1          90        --       --          3          340
  Massachusetts .....       6         748       --        --          --       --          6          748

Mid Atlantic Region:
  Georgia ...........       1         165       --        --          --       --          1          165
  North Carolina ....       1         150       --        --          --       --          1          150
  South Carolina ....       3         308       --        --          --       --          3          308
  Tennessee .........       2         210        2         253        --       --          4          463
  West Virginia .....       1         186       --        --          --       --          1          186

Central Region:
  Illinois ..........       1         120       --        --          --       --          1          120
  Indiana ...........       1         100       --        --          --       --          1          100
  Maryland ..........       1         177       --        --          --       --          1          177
  New Jersey ........      --        --         --        --          1         40         1           40
  Ohio ..............       1          93       --        --          --       --          1           93
  Pennsylvania ......       2         175       --        --          1         30         3          205
  Wisconsin .........       1         117       --        --          --       --          1          117
                            -         ---      ---       ---         ---      ---         ---         ---
    TOTALS ..........      43       5,278       22       2,844        5        583        70        8,705
                           ==       =====       ==       =====        =        ===        ==        =====


    The Company also owns its 80,000 square foot headquarters facility located in New London, Connecticut. The Company's leases are generally long-term. See "Management's Discussion and Analysis of Financial
Condition and Results of Operations -- Liquidity and Capital Resources."

                                    52

COMPETITION

    Mariner's subacute care facilities compete primarily on a local and regional basis with other skilled care providers, including general and chronic care hospitals, skilled nursing facilities, rehabilitation centers and other subacute care providers. Many of such providers currently have underutilized facilities and are expanding into subacute care by converting some or all of such facilities to subacute care. In particular, a number of nursing care facilities and general acute care hospitals are adding subacute care units. In addition, a number of services provided by the Company compete with services traditionally provided by general acute care hospitals, rehabilitation facilities and other providers. Some competing providers have greater financial resources than those of the Company or may operate on a nonprofit basis or as charitable organizations. The degree of success with which Mariner's facilities compete varies from location to location and depends on a number of factors. The Company believes that the programs and quality of care provided, the reputation of its facilities and the level of its charges for services are significant competitive factors. Mariner seeks to meet competition through its patient focus and the relatively low cost of its programs. See "Risk Factors -- Competition."

    Mariner's competition in the rehabilitation business in most markets reflects the fragmented nature of the rehabilitation services industry. There are numerous providers of contract rehabilitation services, some of which merely provide a therapist to a nursing facility and others of which provide total rehabilitation program management like the Company. Most of the Company's clinics compete directly or indirectly with outpatient rehabilitation providers, the rehabilitation therapy departments of acute care hospitals, physicians' offices, private physical therapy practices and chiropractors.

GOVERNMENT REGULATION

    The Company and the health care industry generally are subject to extensive Federal, state and local regulation governing licensure, certification, conduct of operations and participation in reimbursement programs. Political, economic and regulatory influences are subjecting the health care industry in the United States to fundamental change. Numerous proposals for comprehensive reform of the nation's health care system have been introduced in Congress. Many potential approaches are under consideration, including controls on health care spending through limitations on the growth of private health insurance premiums and Medicare and Medicaid spending, and other fundamental changes to the health care delivery system. In addition, some of the states in which Mariner operates are considering or have adopted various health care reform proposals. The Company anticipates that Congress and state legislatures will continue to review and assess alternative health care delivery systems and payment methodologies and public debate of these issues will likely continue in the future. Due to uncertainties regarding the ultimate features of reform initiatives and their enactment and implementation, the Company cannot predict which, if any, of such reform proposals will be adopted, when they may be adopted or what impact they may have on the Company. See "Risk Factors -- Health Care Reform."

    In addition, both the Medicare and Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy, intermediary determinations and governmental funding restrictions, all of which may materially increase or decrease the rate of program payments to health care facilities. Since 1983, Congress has consistently attempted to limit the growth of Federal spending under the Medicare and Medicaid programs. The Company can give no assurance that payments under such programs will in the future remain at a level comparable to the present level or be sufficient to cover the costs allocable to such patients. In addition, many states are considering reductions in their Medicaid budgets.

    Certificate of Need Requirements. Most states in which the Company operates or is considering expansion possibilities have statutes which require that prior to the addition or construction of new beds, the addition of new services, the acquisition of certain medical equipment or certain capital expenditures in excess of defined levels, a state agency must determine that a need exists. These state determination of need or certificate of need ("CON") programs are designed to avoid duplication in health care facilities. CONs usually are issued for a specified maximum expenditure and require implementation of the proposed improvement within a specified period of time. Some states also require

                                    53

obtaining an exemption from CON review, or a reclassification of an existing CON, for acquisitions of existing health care facilities. Several states have instituted moratoria on new CONs, or otherwise stated their intent not to grant approvals for new beds. Such moratoria may adversely affect the Company's ability to expand in such states, but may also provide a barrier to entry to potential competitors.

    Where required, appropriate CONs are obtained for the Company's facilities and managed units. Depending on the licensure of the facility in which it is located, a managed or leased unit may operate under the host facility's CON, although Mariner may seek a new CON to enable the unit to participate in certain Federal and state health-related programs.

    Licensing. The inpatient facilities operated or managed by the Company must be licensed by state authorities. Both initial and continuing qualification of a skilled nursing facility to maintain such licensure and participate in Medicare and Medicaid programs depend upon many factors including, among other things, accommodations, equipment, services, patient care, safety, personnel, physical environment, and adequate policies, procedures and controls. In addition, the Company's outpatient rehabilitation clinics, pharmacy services and other health care services are generally subject to regulation and, in many instances, licensure or certification requirements.

    Medicare and Medicaid Certification. In order to receive Medicare and Medicaid reimbursement, a skilled nursing facility must meet the applicable requirements of participation set forth by the United States Department of Health and Human Services ("HHS") relating to the type of facility, its equipment, its personnel and its standards of medical care, as well as comply with all state and local laws and regulations. In addition, Medicare regulations generally require that entry into such facilities be through physician referral. The Company must offer services to Medicare and Medicaid recipients on a non-discriminatory basis and may not preferentially accept private pay or commercially insured patients. In addition, the Company's outpatient rehabilitation clinics, pharmacy services and other health care services are generally subject to applicable Medicare and Medicaid certification requirements.


    Inspections. State and local agencies inspect all health care facilities on a regular basis to determine whether such facilities are in compliance with governmental operating and health standards and conditions for participation in government medical assistance programs. Such surveys include reviews of patient utilization of health care facilities and standards for patient care. In the ordinary course of its business, the Company receives notices from time to time of deficiencies for failure to comply with various regulatory requirements. The Company reviews such notices and takes appropriate corrective action. In most cases, the Company and the reviewing agency will agree upon the measures to be taken to bring the facility into compliance with regulatory requirements. In some cases or upon repeat violations, the reviewing agency may take, or may be required to take, various adverse actions against a facility, including the imposition of fines, temporary suspension of admission of new patients to the facility, suspension or decertification from participation in the Medicare or Medicaid programs and, in extreme circumstances, revocation of a facility's license. These actions may adversely affect the facility's ability to continue to operate, the ability of the Company to provide certain services, and the facility's eligibility to participate in the Medicare or Medicaid programs. Two of the Company's facilities have received notice that, if certain alleged deficiencies are not remedied in a timely manner, the agency will decertify the facility from participation in the Medicare and Medicaid programs. The Company currently intends to take all reasonable actions necessary to remedy such deficiencies in a timely manner. In this regard, with respect to one of such facilities, the Company has retained independent third parties to assist in evaluating and remedying the deficiencies and to assist in managing the facility. There can be no assurances that the Company will be able to remedy the deficiencies cited in a manner satisfactory to, and the time specified by, the regulatory agencies.

    Fraud and Abuse Laws. Various Federal and state laws regulate the relationship between providers of health care services and physicians or others able to refer medical services, including employment or service contracts, leases and investment relationships. These laws include the fraud and abuse provisions of the Medicare and Medicaid and similar state statutes (the "Fraud and Abuse Laws"), which prohibit the payment, receipt, solicitation or offering of any direct or indirect remuneration intended to induce the referral of Medicare or Medicaid patients or for the ordering or providing of Medicare or Medicaid covered services, items or equipment. Violations of these provisions may result in civil and criminal penalties and/or exclusion from participation in the Medicare and Medicaid programs and from state programs containing similar

                                    54

provisions relating to referrals of privately insured patients. HHS has interpreted these provisions broadly to include the payment of anything of value to influence the referral of Medicare or Medicaid business. HHS has issued regulations which set forth certain "safe harbors," representing business relationships and payments that can safely be undertaken without violation of the Fraud and Abuse Laws. In addition, certain Federal and state requirements generally prohibit certain providers from referring patients to certain types of entities in which such provider has an ownership or investment interest or with which such provider has a compensation arrangement, unless an exception is available. The Company considers all applicable laws in planning marketing activities and exercises care in an effort to structure its arrangements with health care providers to comply with these laws. However, because there is no procedure for obtaining advisory opinions from government officials, Mariner is unable to provide assurances that all of its existing or future arrangements will withstand scrutiny under the anti-fraud and abuse statute, safe harbor regulations or other state or federal legislation or regulations, nor can it predict the effect of such rules and regulations on these arrangements in particular or on Mariner's operations in general. While certain of Mariner's contracts may not fall within the safe harbors, Mariner believes that its business relationships comply with the Fraud and Abuse Laws. See "Risk Factors
- -- Uncertainty of Regulation."

INSURANCE

    Mariner maintains professional liability insurance, comprehensive general liability insurance and other insurance coverage on all of its facilities. Mariner believes that its insurance is adequate in amount and coverage for its current operations. See Note 18 of the Consolidated Financial Statements appearing elsewhere in this Prospectus.

EMPLOYEES


    As of March 31, 1996, Mariner employed approximately 13,500 full and part-time employees. The employees at three of Mariner's skilled nursing facilities, representing approximately 1.3% of Mariner's work force, are represented by labor unions. One of these union contracts expired in February, and the Company is currently in the process of negotiating a new contract. Two other union contracts expire in June of 1996 and December of 1998. Mariner is not aware of any current activities to organize any of its other employees. Management of Mariner considers the relationship between Mariner and its employees to be good.


    Mariner competes with general acute care hospitals, nursing homes and other care facilities for the services of physicians, registered nurses, therapists and other professional personnel. From time to time, there have been shortages in the supply of available physicians, registered nurses and various types of therapists. Competition for licensed therapists is intense and turnover is very high. Mariner places substantial emphasis on recruiting and retaining therapists, employing a staff of recruiters dedicated to identifying, interviewing and hiring therapists. In general, therapists prefer clinic employment over contract services employment, primarily because a clinic practice generally involves less acutely ill patients. The turnover in a clinic practice is therefore lower than in a contract practice. Although Mariner believes that it will be able to attract and retain sufficient physicians, nursing personnel and therapists to meet its needs, there can be no assurance that it will be able to do so. See "Risk Factors -- Dependence on Key Personnel; Demand for Personnel."

LITIGATION

    As is typical in the health care industry, Mariner is subject to claims and legal actions in the ordinary course of business. The Company's Massachusetts pharmacy operations are presently under review for certain matters with respect to technical requirements. The Company currently believes that the outcome of such review will not have a material adverse effect on Mariner. Mariner has also assumed claims and legal actions brought against certain of the companies which it has acquired, which material claims and legal actions are covered by indemnification agreements by the companies' former owners. Mariner believes that all such claims and actions currently pending against it either are adequately covered by insurance or by indemnification or would not have a material adverse effect on Mariner if decided in a manner unfavorable to Mariner.

                                    55

                                MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The executive officers and directors of the Company are as follows:


             NAME                  AGE             POSITION AND OFFICES
             ----                  ---             --------------------
Arthur W. Stratton, Jr., M.D. ..    50     Chairman of the Board, President, Chief
                                            Executive Officer and Director
Jeffrey W. Kinell ..............    40     Executive Vice President, Treasurer and
                                            Chief Financial Officer
Lawrence R. Deering ............    39     Executive Vice President and Chief
                                            Operating Officer
David C. Fries, Ph. D. .........    51     Director
Christopher Grant, Jr. .........    41     Director
Stiles A. Kellett, Jr. .........    51     Director
John F. Robenalt, Esq. .........    43     Director


    Dr. Stratton has been Chairman of the Board of Directors and Chief Executive Officer of Mariner since founding Mariner in 1988. He also served as President of the Company since inception until May 1994 and from February 1995 to the present. Prior to founding Mariner, Dr. Stratton was a practicing physician and served in a number of administrative capacities in acute care hospitals.

    Mr. Kinell has served as Executive Vice President of Mariner since September 1995, and has served as Treasurer and Chief Financial Officer of Mariner since 1991. From 1987 to 1991, Mr. Kinell served as the Senior Manager of the Health Care Group of Ernst & Young, where he was responsible for the development of a practice serving alternate site health care providers.

    Mr. Deering has served as Executive Vice President and Chief Operating Officer of Mariner since September 1995, and served as President of the Inpatient Division of Mariner from September 1994 to September 1995. From 1990 to September 1994, he was President and Chief Executive Officer of Legend, a corporation from which Mariner acquired certain assets in July 1994. From 1985 to 1990, he was the Chief Operating Officer of Meritcare, Inc.

    Dr. Fries has served as a director of the Company since 1992. Since December 1994, Dr. Fries has been the Chief Executive Officer and a director of Productivity Solutions, Inc., a software company servicing the retail industry. From 1987 through December 1994, Dr. Fries was a general partner of Canaan Ventures, a venture capital firm. Prior to 1987, Dr. Fries had been an operating executive with General Electric Co. in several of its business units.

    Mr. Grant has served as a director of the Company since 1991. Mr. Grant has been the President of CGJR Capital Management, Inc. ("CGJR Capital"), a venture capital firm, since May 1995. From May 1994 through May 1995, he was involved in organizing CGJR Health Care Services Private Equities, L.P., a limited partnership, for which CGJR Capital serves as the general partner. From January 1994 until May 1994, Mr. Grant served as the Senior Vice President and Chief Operating Officer of Surgical Health Corporation, an operator of outpatient surgical centers, and now a wholly-owned subsidiary of HealthSouth Corporation. From March 1993 through January 1994, Mr. Grant was Executive Vice President, Chief Operating Officer and a director of Heritage Surgical Corporation, an operator of outpatient surgical centers and now a wholly-owned subsidiary of Surgical Health Corporation. From 1990 through March 1993, Mr. Grant served as Senior Vice President and, through 1992, Treasurer of Medical Care International, Inc., an operator of outpatient surgical centers. From 1989 through 1990, Mr. Grant served as President of MediVision, Inc, an operator of eye surgery and ophthalmic clinics and from 1986 through 1989, served as its Chief Financial Officer.

                                    56

    Mr. Kellett has served as a director of the Company since July 1995. He became a director of the Company in connection with the Company's transactions with CSI and its affiliates. He has been Chairman of the Board of Directors of CSI since 1980 and a Vice President since 1984. Mr. Kellett is Chairman of Kellett Investment Corp., a private investment company. Mr. Kellett also served as CSI's President and Treasurer from 1981 to 1984. Mr. Kellett has served as a director of LDDS/IDB Worldcom Inc., a telecommunications company, since 1981.

    Mr. Robenalt has served as a director of the Company since 1991. Mr. Robenalt has been the President of Panama City Health Care Center, Inc. since 1985 and of Sarasota Health Care Center, Inc. since 1990, both of which are nursing facilities located in Florida. Since 1992, Mr. Robenalt has been President of Morgan Hill Health Care Investors, Inc. (an owner of two nursing facilities in California), Oak Health Care Investors of Durham, Inc. (a lessee of a nursing facility in North Carolina) and Century Health Care Investors, Inc. (a company investing primarily in nursing facilities). Mr. Robenalt has also been an attorney practicing with Robenalt & Robenalt since 1984, and has been the managing partner of that firm since 1986. From 1988 to 1991, Mr. Robenalt served as Vice President of Health Care REIT, Inc., with responsibility for underwriting investments in health care facilities. Since May 1995, Mr. Robenalt has been a director of Stacey's Buffet, Inc., a restaurant chain based in Florida.

                                    57

                     DESCRIPTION OF THE EXCHANGE NOTES

    The Exchange Notes will be issued under an Indenture, dated as of April 4, 1996 (the "Indenture"), between Mariner Health Group, Inc. (the "Company") and State Street Bank and Trust Company, as trustee (the "Trustee"), which also governs the Notes. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. On the effective date of this Exchange Offer Registration Statement, the Indenture will be subject to and governed by the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular Sections or defined terms of the Indenture not otherwise defined herein are referred to, such Sections or defined terms shall be incorporated herein by reference, and those terms made a part of the Indenture by the Trust Indenture Act are also incorporated herein by reference. For purposes of the following description, the Exchange Notes and Notes are at times collectively referred to as the "Notes." A copy of the form of Indenture will be made available to holders of Notes upon request, and is filed as an exhibit to this Exchange Offer Registration Statement. See "Available Information."

    The Exchange Notes and any Notes that remain outstanding after consummation of the Exchange Offer will be treated as a single class of securities under the Indenture.

GENERAL

    The Exchange Notes offered hereby will mature on April 1, 2006, will be limited to $150,000,000 aggregate principal amount, and will be unsecured senior subordinated obligations of the Company. Except as described below, each Exchange Note will bear interest at the rate set forth on the cover page hereof, subject to adjustment as described in the following paragraph, from April 4, 1996 or from the most recent interest payment date to which interest has been paid, payable semiannually on April 1 and October 1 in each year, commencing October 1, 1996, to the Person in whose name the Exchange Note (or any predecessor Note) is registered at the close of business on the March 15 or September 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309)

    Principal of, and premium, if any, and interest on, the Notes will be payable, and the Notes will be transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section
302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charges that may be imposed in connection therewith. (Section 305)

    Initially, the Trustee will act as paying agent and registrar of the Notes. The Company may change the paying agent and registrar without notice.

    When issued, the Notes will be a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Notes. See "Risk Factors --
Absence of Public Market for the Notes."

OPTIONAL REDEMPTION

    (a) The Notes will be subject to redemption at any time on or after April 1, 2001, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning April 1 of the years indicated below:

                                                 REDEMPTION
                      YEAR                         PRICE
                      ----                       ----------
                      2001 .....................  104.750%
                      2002 .....................  103.167%
                      2003 .....................  101.583%

                                    58

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

    (b) If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and reasonable.
(Sections 203, 1101 and 1107)

SINKING FUND

    The Notes will not be entitled to the benefit of any sinking fund.

RANKING

    The payment of the principal of, and premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment to the prior payment in full, in cash or Cash Equivalents or, as acceptable to each and every holder of Senior Indebtedness, in any other manner, of all Senior Indebtedness. The Notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company. (Sections 1301 and 1302)

    Upon the occurrence of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the Trustee from representatives of holders of any Designated Senior Indebtedness (collectively, a "Senior Representative") of written notice of such default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made on account of the principal of or premium, if any, or interest on, the Notes, or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Notes unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full, in cash or Cash Equivalents or, as acceptable to each and every holder of Senior Indebtedness, in any other manner, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

    Upon the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated (a "Non-payment Default") and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-payment Default, no payment (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made by the Company or any Subsidiary on account of the principal of, or premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Notes for the period specified below (the "Payment Blockage Period").

    The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all Non-payment Defaults as to which notice is also given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full, in cash or Cash Equivalents or, as acceptable to each and every holder of the Senior Indebtedness, in any other manner or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of each of clauses (i), (ii) and (iii), the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the

                                    59

notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"), unless in the case of each of clauses (i), (ii) and
(iii), the maturity of any Designated Senior Indebtedness shall have been accelerated or any payment default thereunder shall exist. Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, or premium, if any, or interest on, the Notes may not be made, may commence and the duration of such period may not exceed 179 days, unless, in the case of each of clauses (i), (ii) and (iii), the maturity of any Designated Senior Indebtedness shall have been accelerated or any payment default thereunder shall exist. No Non-payment Default with respect to any Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. (Section 1303)

    If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "-- Events of Default."

    The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its creditors, as such or to its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full, in cash or Cash Equivalents or, as acceptable to each and every holder of Senior Indebtedness, in any other manner, before any payment or distribution (excluding distributions of certain permitted equity interests or subordinated securities) is made on account of the principal of, or premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Notes (other than payments previously made pursuant to the provisions described under "-- Defeasance or Covenant Defeasance of Indenture").

    By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, in cash or Cash Equivalents or, as acceptable to each and every holder of Senior Indebtedness, in any other manner, and the Company may be unable to meet its obligations fully with respect to the Notes.


    "Senior Indebtedness" under the Indenture means the principal of, and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law (at the rate provided for in the instrument governing the Indebtedness and any related loan documents whether or not allowable as a claim in such proceeding) and all other monetary obligations on, any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, and whether at any time owing, actually or contingently, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, and premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceedings under any state, federal or foreign bankruptcy laws (at the rate provided for in the instrument governing the Indebtedness and any other related loan documents) whether or not allowable as a claim in such proceeding), and all other monetary obligations of every kind and nature of the Company from time to time owed to the lenders under the Credit Facility; provided, however, that any Indebtedness under any refinancing, refunding or replacement of the Credit Facility shall not constitute Senior Indebtedness to the extent the Indebtedness thereunder is by its express terms subordinate to any other Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is by its terms subordinate or junior in right of

                                    60

payment to any Indebtedness of the Company, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness, (vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries (other than any Indebtedness (or any commitment to incur Indebtedness) outstanding on the date hereof and any refinancing, refunding, renewal, substitution or replacement of such Indebtedness), (vii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (viii) Attributable Debt (other than under any Capital Lease Obligations).


    "Designated Senior Indebtedness" under the Indenture means (i) all Senior Indebtedness under, or in respect of, the Credit Facility, including, without limitation, any additional Indebtedness incurred under the Credit Facility after the date of the Indenture pursuant to clause (i) of the definition of Permitted Indebtedness as described in the Indenture, and (ii) any other Senior Indebtedness which at the time of determination, has an aggregate principal amount outstanding of at least $30 million and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.


    As of December 31, 1995, on a pro forma basis after giving effect to the Recent Acquisitions and the sale of the Notes and the application of the estimated net proceeds therefrom, the Company would have had outstanding $152.3 million aggregate principal amount of Senior Indebtedness and indebtedness of the Company's subsidiaries (excluding intercompany indebtedness), substantially all of which would have been secured.


    The Indenture will limit, but not prohibit, the incurrence by the Company and its Subsidiaries of additional Indebtedness and the Indenture will prohibit the incurrence by the Company of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes.

    The Notes will be effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the Company's Subsidiaries. Any right of the Company to receive assets of any such Subsidiary upon the liquidation or reorganization of any such Subsidiary (and the consequent right of the holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any Indebtedness of such Subsidiary senior to that held by the Company.

CERTAIN COVENANTS

    The Indenture contains, among others, the following covenants:

    Limitation on Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness but excluding Permitted Indebtedness) unless, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such four-quarter period;

                                    61

and (iv) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business (it being understood that for purposes of this provision the acquisition or disposition of any health care facility or health care related facility is not in the ordinary course of business), whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is at least equal to or greater than the ratios set forth below during the periods indicated below:

 PERIOD                                             RATIO
 ------                                          -----------
Through March 31, 1997                           2.00 : 1.00
from April 1, 1997 through March 31, 1998        2.15 : 1.00
April 1, 1998 and thereafter                     2.25 : 1.00

(Section 1008)

    Limitation on Restricted Payments. (a) The Company will not, and will not permit any Subsidiary to, directly or indirectly:

       (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in its shares of Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

       (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company (other than Capital Stock of any Wholly Owned Subsidiary of the Company) or options, warrants or other rights to acquire such Capital Stock of the Company or any Affiliate thereof;

       (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, scheduled sinking fund payment or scheduled maturity, any Subordinated Indebtedness (other than any such Indebtedness owed to the Company or a Wholly Owned Subsidiary);

       (iv) declare or pay any dividend or distribution on any Capital Stock of any Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Subsidiaries or (b) to all holders of Capital Stock of such Subsidiary on a pro rata basis);

       (v) incur, create or assume any guarantee of Indebtedness of any Affiliate of the Company (other than (a) guarantees of Indebtedness of a Wholly Owned Subsidiary or Permitted Joint Venture given by the Company or
    (b) guarantees of Indebtedness of the Company, any Wholly Owned Subsidiary or Permitted Joint Venture given by any Subsidiary, in each case in accordance with the terms of the Indenture); or

       (vi) make any Investment in any Person (other than any Permitted Investments)

    (any of the foregoing actions described in clauses (i) through (vi), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless (1) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under "-- Limitation on Indebtedness;" and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the date of the Indenture, does not exceed the sum of:

                                    62

           (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter beginning prior to the date of the Indenture and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

           (B) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below);

           (C) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company;

           (D) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the date of the Indenture, the aggregate of Net Cash Proceeds from their original issuance; and

           (E) the aggregate Net Cash Proceeds received after the date of the Indenture by the Company as capital contributions to the Company.

    (b) Notwithstanding  the foregoing,  and in the case of clauses (ii) through
(v) and (vii) through (x) below, so long as there is no Default or Event of Default continuing, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (viii) and (x) being referred to as a "Permitted Payment"):

       (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section and such payment shall be deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

       (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

       (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or in an amount not in excess of the net proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section;

       (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of

                                    63

   acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes, at least to the same extent as the Indebtedness to be refinanced;

       (v) the repayment upon the consummation of an Asset Sale of any Subordinated Indebtedness of the Company which is secured by a Lien which was permitted in accordance with the Indenture to the extent that such Indebtedness is required to be repaid in connection with such Asset Sale pursuant to the terms of the instrument governing such Indebtedness and such Lien; provided that the pro rata concurrent or prior repayment of the Notes is provided for with the proceeds of such Asset Sale if the Notes are secured by a Lien pari passu with or senior to the Lien of such Indebtedness;

       (vi) any purchase, redemption or other acquisition of Capital Stock of a Permitted Joint Venture from a physician or other health care provider which is required to be purchased, redeemed or otherwise acquired by applicable law;

       (vii) in addition to the transactions covered by clause (vi) of this paragraph, any purchase, redemption or other acquisition of Capital Stock of a Permitted Joint Venture;

       (viii) the incurrence, creation of assumption of a guarantee by the Company or any Subsidiary of the Indebtedness of any Healthcare Related Business in which the Company has made a Permitted Investment pursuant to clause (vi) of the definition of Permitted Investment;

       (ix) the making of any payment pursuant to any guarantee of Indebtedness of (a) a Healthcare Related Business which guarantee was permitted to be incurred pursuant to clause (viii) above or (b) a Permitted Joint Venture; and

       (x) the repurchase of Common Stock pursuant to the Buy Back Agreement dated September 3, 1992 among MedRehab, Inc., Gerald W. Duley and Frederick
    A. Mathwig in an amount not to exceed $1.5 million. (Section 1009)

    Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Subsidiary) unless (a) such transaction or series of related transactions is in writing and on terms that are no less favorable to the Company or such Subsidiary than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party or (b) with respect to any transaction or series of related transactions involving aggregate payments in excess of $5 million, such transaction or series of related transactions has been approved by the Disinterested Directors of the Company (or in the event there is only one Disinterested Director, by such Disinterested Director); provided, however, that this provision shall not apply to (i) any transaction or series of related transactions entered into prior to the date of the Indenture; (ii) the Company's employee compensation and other benefit arrangements, including any stock option or stock incentive plan, deferred compensation plan, or any employment agreement; (iii) the payment of reasonable and customary regular fees to directors of the Company or any of its Subsidiaries who are not employees of the Company or any Affiliate; (iv) Restricted Payments that are permitted by the provisions of the Indenture described above under the covenant entitled "-- Limitation on Restricted Payments;" (v) the continued performance of existing arrangements with Affiliates on the terms described in the most recent proxy statement filed by the Company prior to the date of the Indenture; (vi) the exercise of options set forth in the Amended and Restated Option Agreement dated as of May 24, 1995 among the Company, CSI, Stiles A. Kellett, Jr., Samuel B. Kellett, and certain limited partnerships controlled by Stiles A. Kellett, Jr. and Samuel B. Kellett on the terms in effect on the date of the Indenture; (vii) the leases entered into by CSI, and the lease payment guarantees by the Company entered

                                    64

into, in connection with the acquisition by the Company of CSI on the terms in effect on the date of the Indenture; and (viii) any indemnification of officers and directors of the Company or any Subsidiary to the maximum extent permitted by Delaware law (or such other law as may be applicable). (Section 1010).

    Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date of the Indenture or acquired after the date of the Indenture, or any income or profits therefrom, unless the Notes are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien (but only until such time as the Lien securing such Pari Passu Indebtedness or Subordinated Indebtedness remains outstanding) except for Liens (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under "-- Consolidation, Merger, Sale of Assets" or securing Acquired Indebtedness which, in each case, were created prior to (and not created in connection with, or in contemplation
of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness by the Company or any Subsidiary and which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness;" (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), or (C) created in favor of the Company, provided, however, that in the case of clauses (A) and
(B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Subsidiaries. (Section 1012)

    Limitation on Sale of Assets. (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale is received in cash or Cash Equivalents and (ii) the Company or such Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution, which determination shall be conclusive); provided, however, that (x) the amount of any Senior Indebtedness of the Company that is assumed by the transferee of any asset in connection with any Asset Sale pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (y) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (to the extent of the cash received), will, in the case of clauses (x) and (y), be deemed to be cash for purposes of this provision; and provided, further that any Asset Sale which constitutes a Permitted Investment under clause (v) or (vi) of the definition of Permitted Investment shall not be subject to the condition set forth in clause (i) of this sentence.

    (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness then outstanding as required by the terms thereof (and in the case of revolving indebtedness, to permanently reduce the commitment), or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness, or if no such Senior Indebtedness is then outstanding, then the Company or a Subsidiary may, within one year of the Asset Sale, use (or enter into a legally binding commitment to use) the Net Cash Proceeds of such Asset Sale to acquire properties and other assets (including pursuant to capital expenditures) that (as determined by the board of directors of the Company) replace the properties and assets that were the subject of the Asset Sale or that will be used or useful in any Healthcare Related Business. If any such legally binding agreement to invest any Net Cash Proceeds is terminated, then the Company may invest such Net Cash Proceeds prior to the end of such one-year period or six months from such termination, whichever is later, in any Healthcare Related Business as provided above. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving Indebtedness under the Credit Facility or otherwise invest such Net Cash Proceeds in any manner that is not prohibited by the Indenture. The amount of such Net Cash Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

                                    65

    (c) When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered), and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

    (d) The Indenture will provide that, whenever the aggregate amount of Excess Proceeds received by the Company exceed $10 million such Excess Proceeds will, prior to any purchase of Notes and Pari Passu Indebtedness described in paragraph (c) above, be set aside by the Company in a separate account pending
(i) deposit with the depository or a paying agent of the amount required to purchase the Notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer, (ii) delivery by the Company of the Offered Price to the holders of the Notes tendered in an Offer or Pari Passu Indebtedness tendered in a Pari Passu Offer and (iii) application, permitted by paragraph (c) above, of any remaining Excess Proceeds for general corporate purposes. Such Excess Proceeds may be invested in Temporary Cash Investments, provided that the maturity date of any such investment made after the amount of Excess Proceeds exceeds $10 million shall not be later than the Offer Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments.

    (e) The Indenture will provide that, if the Company becomes obligated to make an Offer pursuant to clause (c) above, the Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

    (f) The Indenture will provide that the Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. (Section 1013)

    Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the

                                    66

case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor or subordinate in right of payment to the Notes or such Guarantee at least to the same extent as the Notes or such Guarantee are subordinate in right of payment to Senior Indebtedness or Senior Indebtedness of such Guarantor, as the case may be. (Section 1011)

    Limitation on Issuances of Guarantees of Indebtedness. (a) The Company will not permit any Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Pari Passu Indebtedness or Subordinated Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture in a form satisfactory to the trustee providing for a Guarantee of the Notes on the same terms (including any subordination provisions included in any such guarantee of Pari Passu or Subordinated Indebtedness) as the guarantee of such Indebtedness except that (A) such Guarantee need not be secured unless required pursuant to "-- Limitation on Liens" and (B) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary's Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

    (b) Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Notes shall provide by its terms that it (together with any Liens arising from such Guarantee) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Subsidiary, which is in compliance with the terms of the Indenture or (ii) the release or discharge of the assumption, guarantee or other liability which resulted in the creation of such Guarantee. (Section 1014)

    Purchase of Notes Upon a Change of Control. If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

    Within 30 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, that a Change of Control has occurred, the date of such event, the circumstances and relevant facts regarding such Change of Control (including, but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control) the purchase price and that the purchase date shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

    If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Notes the rights described under "-- Events of Default."

    The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

                                    67

    The existence of a holder's right to require the Company to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

    In addition to the obligations of the Company under the Indenture with respect to the Notes in the event of a "Change of Control," the Credit Facility also contains an event of default upon a "change of control" as defined therein which obligates the Company to repay amounts outstanding under the Credit Facility upon an acceleration of the indebtedness issued thereunder. Indebtedness pursuant to the Credit Facility is senior in right of payment to the Notes under the Indenture. Future Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require the Company to offer to redeem such Indebtedness upon a Change of Control. Moreover, the exercise by the holders of the Notes of their right to require the Company to purchase the Notes upon a Change of Control could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on the Company. Finally, the Company's ability to pay cash to the holders of the Notes to purchase Notes may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases. Under its current financial condition, the Company believes that sufficient funds would not be available to make such required purchases. If the Company is not able to prepay indebtedness outstanding under any
Indebtedness containing similar restrictions or obtain requisite consents, the Company may be unable to fulfill its repurchase obligations if holders of the Notes exercise their purchase rights following a Change of Control, thereby resulting in a default under the Indenture. Furthermore, the Change of Control provisions may in certain circumstances make more difficult or discourage a takeover of the Company and the removal of incumbent management.

    The provisions of the Indenture will not afford holders of Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will only result in a Change of Control if it is the type of transaction specified by such definition.

    The Company will comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. (Section 1015)

    Limitation on Preferred Stock of  Subsidiaries.  The Company will not permit
(a) any Subsidiary of the Company to issue any Preferred Stock of such Subsidiary (other than Preferred Stock issued (i) prior to the date of the Indenture or (ii) to the Company or any Wholly Owned Subsidiary), unless such Subsidiary would be entitled to create, incur or assume Indebtedness pursuant to the covenant described under "-- Limitation on Indebtedness" in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued or (b) any Person (other than the Company or any Wholly Owned Subsidiary) to own or hold any interest in Preferred Stock of any Subsidiary, except (i) upon the acquisition of all the outstanding Capital Stock of such Subsidiary in accordance with the terms of the Indenture, (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Subsidiary, (B) such Person merges with or into a Subsidiary or (C) a Subsidiary merges with or into such Person, provided, that in the case of this subclause (ii), such Preferred Stock was not issued, sold or transferred by any such Person in connection with, or in contemplation of, such person becoming a Subsidiary,
(iii) Preferred Stock issued to any Person other than the Company or a Wholly Owned Subsidiary prior to the date of the Indenture or (iv) if at the time of the initial issuance or transfer of any such Preferred Stock to a Person (other than the Company or any Affiliate), the Subsidiary that issued such Preferred Stock would have been entitled to create, incur or assume Indebtedness pursuant to the covenant described under "-- Limitation on Indebtedness" in an aggregate principal amount equal to the aggregate liquidation value of such Preferred Stock. (Section 1016)

                                    68

    Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock, (ii) pay any Indebtedness owed to the Company or any other Subsidiary,
(iii) make any Investment in the Company or any other Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Subsidiary, except for (a) any encumbrance or restriction pursuant to an agreement in effect on the date of the Indenture, including, without limitation, the Credit Facility as in effect on the date of the Indenture, and listed on a schedule to the Indenture; (b) any encumbrance or restriction, with respect to a Subsidiary that is not a Subsidiary of the Company on the date of the Indenture, in existence at the time such Person becomes a Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; (c) any encumbrance or restriction existing or arising under applicable law; (d) customary provisions restricting subletting or assignment of any lease or contract of the Company or any Subsidiary; (e) provisions of any instrument governing secured Indebtedness otherwise permitted to be incurred under the Indenture and incurred in connection with the acquisition of the assets securing such Indebtedness, which provisions limit the right of the debtor thereunder to dispose of the assets securing such Indebtedness; and (f) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) or (b) or in this clause (f), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1017)

    Provision of Financial Statements. The Indenture will provide that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Sections 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and
(ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant hereto. (Section 1018)

    Additional Covenants. The Indenture will also contain covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

CONSOLIDATION, MERGER, SALE OF ASSETS

    The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of affiliated Persons, or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or

                                    69

group of affiliated Persons,  unless at the time and after giving effect thereto
(i) either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the "Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of the Company under the Indenture and the Notes, and the Notes and the Indenture will remain in full force and effect as so supplemented; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or a Subsidiary which becomes the obligation of the Company or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (iv) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of "-- Certain Covenants -- Limitation on Indebtedness;" (v) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantees shall apply to such Person's obligations under the Indenture and the Notes; and (vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. In delivering any such opinion of counsel, counsel may rely as to factual matters on certificates of officers of the Company. (Section 801)

    Each Guarantor shall not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Subsidiary) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of affiliated Persons (other than the Company or any Subsidiary), or permit any of its Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Subsidiaries on a Consolidated basis to any other Person or group of affiliated Persons (other than the Company or any Subsidiary), unless at the time and after giving effect thereto (i) either (a) the Guarantor will be the continuing corporation or (b) the Person (if other than the Guarantor ) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form satisfactory to the Trustee, all the obligations of such Guarantor under its guarantee of the Notes and the Indenture, and such Guarantee will remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction, on a pro forma basis (treating any Indebtedness not previously an obligation of the Guarantor, the Company or any of its Subsidiaries which becomes an obligation of the Guarantor, the Company or any of its Subsidiaries in connection with or as a result of

                                    70

such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; and (iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with, and thereafter all obligations of the predecessor shall terminate. (Section 801)

    Notwithstanding the foregoing, any Wholly Owned Subsidiary may merge with or into, or sell, assign, convey, transfer, lease or dispose all or substantially all of its assets to, the Company or another Wholly Owned Subsidiary.

    In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraph in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, and be substituted for, and may exercise every right and power of, the Company, and the Company would be discharged from all obligations and covenants under the Indenture and the Notes. (Section 802)

EVENTS OF DEFAULT

    An Event of Default will occur under the Indenture, if:

    (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days;

    (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note, at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise);

    (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i) or (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes, which notice shall specify that it is a "notice of default" and shall demand that such a default be remedied; (b) there shall be a default in the performance or breach of the provisions described in "-- Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of "-- Certain Covenants -- Limitation on Sale of Assets;" or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of "-- Certain Covenants -- Purchase of Notes Upon a Change of Control;"

    (iv) one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $5 million in the aggregate and, as a result of such default or defaults, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

    (v) one or more judgments, orders or decrees for the payment of money in excess of $5 million, either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment, order or decree, by reason of an appeal or otherwise, shall not be in effect;

    (vi) there shall have been the entry by a court of competent jurisdiction of
(a) a decree or order for relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company, any Guarantor or any Significant Subsidiary bankrupt or insolvent, or ordering reorganization,

                                    71

arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company, any Guarantor or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 75 consecutive days; or

    (vii) (a) the Company, any Guarantor or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company, any Guarantor or any Significant Subsidiary consents in writing to the entry of a decree or order for relief against the Company, such Guarantor or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company, any Guarantor or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any Bankruptcy Law, (d) the Company, any Guarantor or any Significant Subsidiary (x) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Significant Subsidiary or of any substantial part of their respective properties, (y) makes an assignment for the benefit of creditors or
(z) admits in writing its inability to pay its debts generally as they become due or (e) the Company, any Guarantor or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (vii). (Section 501)

    If an Event of Default (other than as specified in clauses (vi) and (vii) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, and premium, if any, and accrued interest on, all Notes then outstanding, to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes) specifying the relevant Event of Default and that it is a "notice of acceleration" and upon any such declaration, such principal, premium, if any, and interest shall become immediately due and payable. If an Event of Default specified in clause (vi) or (vii) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at his or her discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.

    After a declaration of acceleration with respect to the Notes, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding, (iii) the principal of, and premium, if any, on any Notes then outstanding, which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (b) all Events of Default, other than the non-payment of principal of the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Section 502)

    The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on, any Note, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note, affected by such modification or amendment. (Section 513)

                                    72

    No holder of any Note will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or the Notes, or for the appointment of a receiver or trustee or for any other remedy under the Indenture, unless (a) such holder has previously given notice to the Trustee of a continuing Event of Default, (b) the holders of not less than 25% in principal amount of the then outstanding Notes have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture, (c) such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (d) the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding, and (e) no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the holders of a majority in principal amount of the outstanding Notes.

    The Company is also required to notify the Trustee within five business days of becoming aware of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1019) The Trustee is under no obligation to exercise any of the rights or powers vested in them by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

    The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the Commission that such waiver is against public policy. (Section 118)

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

    The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of such outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, and premium, if any, and interest on, such Notes, when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes. (Sections 401, 402 and 403)

                                    73

    In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, for the benefit of the holders of the Notes, cash in
United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, and premium, if any, and interest on, the outstanding Notes, on the Stated Maturity of such principal or interest (or on any date after April 1, 2001 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes, on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel to the Company in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes, will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vi) or (vii) under the first paragraph under "Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than the Indenture) to which the Company, any Guarantor or any Subsidiary is a party or by which it is bound; (vi) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, and premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (ix) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent required for either defeasance or the covenant defeasance, have been complied with. (Section 404)

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes, under the Indenture when (a) either (i) all such Notes, theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes, not theretofore delivered to the Trustee canceled or for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably

                                    74

deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, including principal of, and premium, if any, and accrued interest on, such Note at such Maturity, Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound. (Section 1201)

MODIFICATIONS AND AMENDMENTS

    Modifications and amendments of the Indenture, may be made by the Company, each Guarantor and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "-- Certain Covenants -- Purchase of Notes Upon a Change of Control," including, in each case, amending, changing or modifying any definitions relating thereto; (iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to a supplemental indenture requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby; (v) except as otherwise permitted under "-- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee thereof in any manner adverse to the holders of the Notes or any such Guarantee. (Section 902)

    Notwithstanding the foregoing, without the consent of any holders of the Notes, the Company, any Guarantor and the Trustee may modify or amend the Indenture (a) to evidence the succession of another Person to the Company or a Guarantor, and the assumption by any such successor of the covenants of the Company or such Guarantor in the Indenture and in the Notes, and in any Guarantee in accordance with "-- Consolidation, Merger, Sale of Assets," (b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture or in any supplemental indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;
(e) to add a Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the

                                    75

Trustee for the benefit of the holders of the Notes, as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901).

    The  holders  of a  majority  in  aggregate  principal  amount  of the Notes
outstanding  may  waive  compliance  with  certain  restrictive   covenants  and
provisions of the Indenture. (Section 1020)

GOVERNING LAW

    The Indenture, the Notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 613)

    The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. (Section 512) The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Sections 601 and 603)

CERTAIN DEFINITIONS

    "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

    "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or
(iii) any other Person 5% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of (i) any Capital Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries; or (iii) any other properties or assets of the Company or any Subsidiary other than in the ordinary course of business (it being understood that the transfer of a health

                                    76

care facility or health care related facility is not in the ordinary course of business). For the purposes of this definition, the term "Asset Sale" shall not include (A) any transfer of properties and assets that is governed by the provisions described under "-- Certain Covenants -- Consolidation, Merger, Sale of Assets," (B) any transfer of properties or assets that is by the Company to any Guarantor or Wholly Owned Subsidiary, or by any Subsidiary to the Company or any Wholly Owned Subsidiary in accordance with the terms of the Indenture, (C) transfers of properties or assets in any 12-month period, (I) the Fair Market Value of which do not, in the aggregate, exceed 2.5% of the Company's Consolidated Total Assets and (II) the Consolidated EBITDA related to such properties or assets of which does not, in the aggregate, exceed 2.5% of the Company's Consolidated EBITDA and (D) issuances of Capital Stock by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary.

    "Attributable Debt" in respect of a sale-leaseback transaction or an operating lease in respect of a health care facility means, at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semiannually) of the obligation of the lessee of the property subject to such sale-leaseback transaction or operating lease in respect of a health care facility for rental payments during the remaining term of the lease included in such transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments shall include such penalty), after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

    "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

    "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

    "Banks" means the lenders from time to time under the Credit Facility.

    "Capital Lease Obligation" of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

    "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or other equity interests whether now outstanding or issued after the date of the Indenture.

    "Cash Equivalent" means (A) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, time deposit, money market account or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency ("Moody's"), or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency ("S&P"), (C) commercial paper, maturing not more than three months after the date of acquisition, issued by any corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P.

    "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), except that a Person shall be

                                    77

deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company, was approved by a vote of 66 2/3 % of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction (I) where the outstanding Voting Stock of the Company is only changed or exchanged to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company or (II) where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under "-- Certain Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Certain Covenants
- -- Limitation on Restricted Payments") and (B) no "person" or "group" owns immediately after such transaction, directly or indirectly, more than 50% of the total outstanding Voting Stock of the surviving corporation); or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "Consolidation, Merger, Sale of Assets."

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act then the body performing such duties at such time.

    "Common Stock" means the common stock, par value $.01 per share, of the Company.

    "Company" means Mariner Health Group, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

    "Consolidated EBITDA" of any Person means, for any period, Consolidated Net Income (Loss), plus (i) Consolidated Income Tax Expense, plus (ii) Consolidated Non-Cash Charges, plus (iii) Consolidated Interest Expense of such Person and its Subsidiaries determined in accordance with GAAP.

    "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense, Consolidated Non-cash Charges deducted in computing Consolidated Net Income (Loss), Consolidated Pooling Expenses, and one-third of Consolidated Rental Payments in each case, for such period, of such Person and its Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to (b) the sum of (x) Consolidated Interest Expense for such period and (y) and one-third of Consolidated Rental Payments for such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest

                                    78

on any Indebtedness  under a revolving  credit facility  computed on a pro forma
basis  shall  be  computed   based  upon  the  average  daily  balance  of  such
Indebtedness during the applicable period.

    "Consolidated Income Tax Expense" of any Person means, for any period, the provision for Federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

    "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Subsidiaries for such period on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period and (ii) all capitalized interest of such Person and its Subsidiaries, plus (c) cash and non-cash dividends (other than in the form of Common Stock) paid or accrued on any Preferred Stock of such Person and its Subsidiaries during such period paid to Persons other than the Company or any Wholly Owned Subsidiary, plus (d) the interest expense on any Guaranteed Debt of such Person (whether or not paid by such Person) during such period, in each case as determined in accordance with GAAP. For purposes of clause (c) of the preceding sentence, dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the applicable actual combined
Federal, state, local and foreign income tax rate of the Company and its Subsidiaries on a Consolidated basis (expressed as a decimal).

    "Consolidated Net Income (Loss)" of any Person means, for any period, the net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business (it being understood that the disposition of a health care facility or health care related facility is not in the ordinary course of business), (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (vii) any gain (but not loss) arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness of such Person, (viii) any gain or loss arising from the cumulative effect of changes in accounting principles or (ix) for the second quarter of 1995, $8,073,000 of costs accrued by the Company related to the CSI Merger and the consolidation of various regional and satellite offices to the Company's New London, Connecticut office, which are described in this Prospectus and reflected in the Company's 1995 financial statements.

    "Consolidated Net Worth" of any Person, as of a date, means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its Subsidiaries, as set forth on the most recent consolidated balance sheet of such Person and its Consolidated Subsidiaries, as determined in accordance with GAAP.

    "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization (including, without limitation, amortization of capitalized debt issuance costs) and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

                                    79

    "Consolidated Pooling Expenses" of any Person means for any period, with respect to such Person and its Subsidiaries on a Consolidated basis, the transaction or transactions-related expenses for such period in connection with a pooling of interests transaction, determined in accordance with GAAP, but only to the extent such expenses would have been capitalized, in accordance with GAAP, if such transaction had been a purchase transaction.

    "Consolidated Rental Payments" of any Person means, for any period, the aggregate rental obligation of such Person and its Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a Consolidated basis in conformity with GAAP, payable in respect of such period under Attributable Debt or leases of real or personal property not constituting Attributable Debt (net of income from subleases thereof, not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a Consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such Person representing payments by such Person or any of its Consolidated Subsidiaries in respect of Capital Lease Obligations (net of payments to such Person or any of its Consolidated Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and (ii) the aggregate amount of amortization of obligations of such Person and its Consolidated Subsidiaries in respect of such Capital Lease Obligations for such period (net of payments to such Person or any of its Consolidated Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining such amortization amount).

    "Consolidated Total Assets" of any Person means all amounts that would be shown as assets on a Consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP.

    "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

    "Credit Facility" means the Credit Agreement, dated as of May 18, 1994, as amended to the date of the Indenture, among the Company, PNC Bank National Association, as Agent and the other banks party thereto, as such agreement, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time and whether by the same or another agent, lender or group of lenders (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

    "CSI" means Convalescent Services, Inc., a Georgia corporation.

    "Default" means any event which is, or after notice or passage of any time or both would be, an Event of Default.

    "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

"Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

    "Generally  Accepted  Accounting   Principles"  or  "GAAP"  means  generally
accepted accounting principles in the United States, consistently applied, which are in effect on the date of the Indenture.

    "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

                                    80

    "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

    "Guarantor" means any guarantors of the Notes including any Person that is required after the date of the Indenture to execute a guarantee of the Notes pursuant to the "Limitations on Liens" covenants of the Indenture or the "-- Limitation on Issuance of Guarantees of Indebtedness" covenant of the Indenture, until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

    "Healthcare Related Business" means a business, the majority of whose revenues result from health care, long-term care, or managed care related businesses or facilities, including businesses which provide insurance relating to the costs of health care, long-term care or managed care services.


    "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the Capital Stock or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or an Affiliate of such Person was a party (other than any obligation of such Person to pay an amount to another Person based on income in respect of Capital Stock or assets which were purchased or in respect of such merger to which such Person or an Affiliate was a party except for such obligations which are required in accordance with GAAP to be classified as a liability on the balance sheet of such Person), (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business, (v) all monetary obligations under Interest Rate Agreements of such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Indebtedness referred to in clauses
(i) through (vi) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, account and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (viii) all Guaranteed Debt of such Person, (ix) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (x) all Attributable Debt of such Person and (xi) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through
(x) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased

                                    81

on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

    "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture, or under the Notes, including any Guarantor, to pay principal of, and premium, if any, and interest on, the Notes when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes, and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the terms thereof.

    "Interest Rate Agreements" means one or more of the following agreements: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements.

    "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business and in accordance with customary industry practice. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

    "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, easement, hypothecation or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.

    "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

    "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash, Cash Equivalents or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash, Cash Equivalents or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and
(b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to under "-- Certain Covenants -- Limitation on Restricted Payments,"

                                    82

the proceeds of such issuance or sale in the form of cash, Cash Equivalents or Temporary Cash Investments, net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

    "Permitted Indebtedness" means:


    (i) Indebtedness of the Company and the Subsidiaries under the Credit Facility (or guarantees thereunder) in an aggregate principal amount at any one time outstanding not to exceed $175 million, plus any increase over $175 million (including the most recent increase to $200 million) in the principal amount that the lenders under the Credit Facility have committed to loan the Company thereunder pursuant to an amendment or other agreement entered into on or prior to six months after the date of the Indenture; provided that in no event shall the Indebtedness incurred pursuant to this clause (i) exceed $250 million in principal amount;

    (ii) Indebtedness of the Company pursuant to the Notes and Indebtedness of any Guarantor pursuant to a Guarantee of the Notes;

    (iii) Indebtedness of the Company or any Subsidiary outstanding on the date of the Indenture and listed on a schedule thereto;

    (iv) Indebtedness of the Company owing to a Subsidiary; provided that any Indebtedness of the Company owing to a Subsidiary is made pursuant to an intercompany note in the form attached to the Indenture and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (iv);

    (v) Indebtedness of a Wholly Owned Subsidiary owing to the Company or another Wholly Owned Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (v), and (b) any transaction pursuant to which any Wholly Owned Subsidiary which has Indebtedness owing to the Company or any other Wholly Owned Subsidiary ceases to be a Wholly Owned Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Subsidiary that is not permitted by this clause (v);

    (vi) guarantees of any Subsidiary made in accordance with the provisions of "-- Certain Covenants -- Limitation on Issuances of Guarantees of Indebtedness;"

    (vii) obligations of the Company pursuant to Interest Rate Agreements designed to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding;

    (viii) Indebtedness evidenced by letters of credit issued in the ordinary course of business consistent with past practice to support the Company's or any Subsidiary's insurance or self-insurance obligations for workers compensation and other similar insurance coverages;

    (ix) Indebtedness to be assumed by the Company or any Subsidiary pursuant to the Agreement and Plan of Merger dated as of February 27, 1996 among the Company, Mariner Health of Florida, Inc., Regency Health Care Centers Inc., MedTx Corporation, and certain stockholders of Regency Health Care Centers, Inc.;

                                       83

    (x) Indebtedness incurred by the Company or any Subsidiary consisting of Purchase Money Obligations or Capital Lease Obligations in an aggregate principal amount not to exceed $10 million at any time outstanding;

    (xi) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (ii), (iii) and (ix) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

    (xii) Indebtedness of the Company in addition to that described in the foregoing clauses (i) through (xi) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $25 million outstanding at any one time in the aggregate.

    "Permitted Investment" means (i) Investments in any Wholly Owned Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Subsidiary; (ii) Indebtedness of the Company or a Subsidiary described under clauses (iv) and (v) of the definition of "Permitted Indebtedness;" (iii) Temporary Cash Investments; (iv) Investments acquired by the Company or any Subsidiary in connection with an Asset Sale permitted under "-- Certain Covenants -- Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (v) Investments in any Permitted Joint Venture; (vi) Investments in any Healthcare Related Business; provided that the Company is able, at the time of such investment and immediately after giving pro forma effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with "-- Certain Covenants -- Limitation on Indebtedness;" (vii) accounts receivable created or acquired in the ordinary course of business;
(viii) loans and advances to employees and officers of the Company and its Subsidiaries in an amount not to exceed $1 million at any one time outstanding;
(ix) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (x) Investments in any Person, the consideration for which consists of Qualified Capital Stock of the Company;
(xi) Investments in existence on the date of the Indenture; (xii) Investments in the Notes or any Guarantee; and (xiii) in addition to the Investments described in clauses (i) through (xii) above, Investments in an aggregate amount not to exceed $25 million at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's Board of Directors) at the time of the Investment.

    "Permitted Joint Venture" means any Subsidiary which owns, operates or services Healthcare Related Businesses.

    "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

                                       84

    "Purchase Money Obligations" means any Indebtedness of the Company or any Subsidiary incurred to finance the acquisition or construction of any property or business (including Indebtedness incurred within 90 days following such acquisition or construction); provided, however that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed and any Lien securing such Indebtedness shall be created within 90 days of such acquisition or construction.

    "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

    "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Notes, or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

    "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

    "Significant Subsidiary" means, at any particular time, any Subsidiary that, together with the Subsidiaries of such Subsidiary, (i) for the most recent fiscal year of the Company accounted for more than 10% of the Consolidated revenues of the Company and its Subsidiaries or (ii) at the end of such fiscal year, was the owner (beneficial or otherwise) of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as calculated in accordance with GAAP and as shown on the Consolidated financial statements of the Company and its Subsidiaries.

    "Stated Maturity," when used with respect to any Indebtedness or any installment of interest thereon, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, is due and payable.

    "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes.

    "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.

    "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P,
(iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" according to Moody's or "A-1" according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

                                       85

    "Voting Stock" means Capital Stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary of the Company.





                                       86


                     DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

    In May 1994, the Company entered into the Credit Facility with PNC Bank, National Association, ("PNC") as agent, and certain lenders. The Credit Facility has subsequently been amended several times, most recently in April 1996, to increase the size of the facility and to reduce the restrictions which the Credit Facility imposes on the operations of the Company's business. The Credit Facility provides the Company with a revolving loan facility of $200 million. Up to $10 million of the Credit Facility may be used to issue standby letters of credit. Each of the Company's subsidiaries has provided an unconditional guaranty of all amounts owing under the Credit Facility. The stock of all of the Company's subsidiaries has been pledged as security for all amounts owing under the Credit Facility. In addition, the Credit Facility is secured by mortgages on certain of the Company's inpatient facilities, leasehold mortgages on certain inpatient facilities leased by the Company, and security interests in certain other properties and assets of the Company and its subsidiaries.

    The Credit Facility matures on April 30, 1999. The Company is permitted, at its election and at any time, to reduce permanently the amount available under the Credit Facility in whole or in part. Revolving loans under the Credit Facility may be borrowed, repaid and reborrowed by the Company in accordance with the terms of the Credit Facility.

    The Company is currently negotiating an amendment to the Credit Facility to increase the size of the Credit Facility to $250 million and reduce the restrictions which the Credit Facility imposes on the operations of the Company's business. No assurance can be given that any amendment will be entered into.

    At the Company's option, interest on amounts borrowed under the Credit Facility are payable either at (i) the greater of (x) the rate announced as the prime rate of PNC Bank, National Association and (y) the applicable federal funds rate plus 1/2 of 1%, or (ii) the applicable Eurodollar rate plus an applicable Eurodollar rate margin (which applicable Eurodollar rate margin shall not be lower than 0.500% or exceed 1.500%). The applicable margins referred to above vary (within the ranges referred to above) in accordance with the Company's operating performance.

    At March 31, 1996, the Company had borrowings of approximately $130,500,000 million under the Credit Facility and had letters of credit outstanding under this facility of $2,612,000. At March 31, 1996, the Company was borrowing at a blended interest rate of 6.97% under the Credit Facility. The Credit Facility obligates the Company to pay a quarterly commitment fee at the applicable commitment fee rate (which applicable commitment fee rate shall not exceed 0.375% per annum) on the average daily unused portion of the Credit Facility, as well as certain other customary fees and commissions.


    The Credit Facility contains certain covenants, including, without limitation, reporting and other affirmative covenants of and restrictions (subject to certain exceptions) on the Company (and in most cases the Company's subsidiaries) with respect to: (i) indebtedness and additional indebtedness,
(ii) liens and encumbrances, (iii) guarantees, (iv) loans and investments (including investments in subsidiaries), (v) dividends and distributions, (vi) liquidations, mergers, consolidations and acquisitions, (vii) certain dispositions of assets or  subsidiaries,  (viii)  transactions  with affiliates,
(ix) subsidiaries, partnerships and joint ventures, (x) the conduct of business,
(xi) compliance with pension, environmental and other laws, (xii) the issuance of stock and (xiii) capital expenditures and leases.

GUARANTEES OF SUBSIDIARY DEBT

    The Company has guaranteed the payment of certain obligations of certain of its subsidiaries pursuant to mortgages, lease agreements and other instruments. Included among such obligations at March 31, 1996 are those obligations identified below:


                                    87

    (i) The reimbursement obligations of Seventeenth Street Associates Limited Partnership to NationsBank of Georgia, N.A., NationsBank of Tennessee, N.A. and the County Commission of Cabell County, West Virginia in the original principal amount of $6.8 million pursuant to secured financing agreements entered into on or about October 1, 1993.

    (ii) The obligations of Mariner Health Care of Lake Worth to JBG Management in the original principal amount of $2.8 million pursuant to an agreement dated October 3, 1994.

    (iii) The obligations of Pinnacle Rehabilitation, Inc. to Bay State Rehabilitation, Inc., Connecticut Therapies, Inc. and Valley Rehabilitation, Inc. in the original principal amount of $1.8 million pursuant to the terms of an Asset Purchase and Sale Agreement dated as of July 14, 1993.

CAPITAL LEASES AND MORTGAGE LOANS

    As of March 31, 1996, subsidiaries of the Company also had $75 million and $25 million of capital leases and mortgages outstanding, respectively. Generally, the interest rate underlying the capital leases is 6.75%. The interest rates on the mortgages generally range from 8% to 11%. The instruments governing the indebtedness of such subsidiaries contain various restrictive loan covenants, including covenants which restrict in certain circumstances the payment of dividends and the transfer of assets to the Company.


                                    88

                           PLAN OF DISTRIBUTION


    Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Notes where such Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will furnish to each Participating Broker-Dealer as many copies of this Prospectus, as amended or supplemented, as such Participating Broker-Dealer may reasonably request. In addition, each Participating Broker-Dealer shall be authorized to deliver this Prospectus in connection with the sale or transfer of the Exchange Notes. In addition, until , all dealers effecting transactions in the Exchange Notes may be required to deliver a Prospectus.

    The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker-Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any comissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


    The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal. See "Exchange Offer
- -- Purpose and Effect of the Exchange Offer."

                                       89

                               LEGAL MATTERS


    Certain legal matters with respect to the issuance of the Exchange Notes will be passed upon for the Company by Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.


                                  EXPERTS


    The consolidated financial statements and the financial statement schedule of the Company included in this Prospectus and this Registration Statement have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The consolidated statements of income, stockholders' equity and cash flows of Pinnacle Care Corporation for the year ended December 31, 1993 included in Mariner's consolidated financial statements referred to above have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon incorporated by reference herein. Such consolidated financial statements referred to above are incorporated herein in reliance upon such report, given on the authority of that firm as experts in accounting and auditing.

    The combined balance sheet as of December 31, 1995 relating to certain assets and liabilities of Convalescent Services, Inc. and Affiliates acquired by Mariner Health Group, Inc. on January 2, 1996 and the related statement of operations, cash flows and changes in stockholders' deficit for the year then ended included in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The combined balance sheets as of December 31, 1993 and 1994 and the related combined statements of operations, cash flows and changes in stockholders' deficit for each of the three years in the period ended December 31, 1994 of Convalescent Services, Inc. and Affiliates included in this Prospectus have been included herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.


    The balance sheets of Regency Health Care Centers, Inc. and subsidiaries as of December 31, 1995 and 1994 and the related statements of operations, shareholders' equity and cash flows for the years then ended incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Bennett Thrasher & Co. P.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.


    The balance sheet of Heritage Health Care Centers of Central Florida, Inc. as of December 31, 1994 and the related statement of income, changes in stockholders' deficit and cash flows for the period from inception (March 15, 1993) to December 31, 1994 incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Ryun, Givens, Wenthe & Co., P.L.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The balance sheets of Heritage Health Care Center of Baker County, Inc. (an S corporation) as of December 31, 1994 and 1993 and the related statements of income, changes in stockholders' equity (deficit) and cash flows for the years then ended incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Ryun, Givens, Wenthe & Co., P.L.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.

    The balance sheets of Inverness Health Care, A Limited Partnership d/b/a Heritage Health Care Center as of December 31, 1994 and 1993, and the related statements of income, changes in partners' capital and cash flows for the years then ended incorporated by reference in this Prospectus have been incorporated herein in reliance on the report of Ryun, Givens, Wenthe & Co., P.L.C., independent accountants, given on the authority of that firm as experts in accounting and auditing.


                                    90

                           AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the
Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048; and the Northwestern Atrium Center 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such reports and other information may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports, proxy statements and other information concerning the Company may also be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

    The Indenture provides that the Company will furnish copies of the periodic reports required to be filed with the Commission under the Exchange Act to the Trustee. If the Company is not subject to the periodic reporting and information requirements of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission, and the Company will provide to the Trustee, annual reports containing the information required to be contained in a Form 10-K under the Exchange Act, quarterly reports containing the information required to be contained in a Form 10-Q under the Exchange Act and from time to time such other information as is required to be contained in a Form 8-K under the Exchange Act. The Company shall also furnish all such reports to Holders of the Exchange Notes or to the Trustee for forwarding to each Holder of Exchange Notes. If filing such reports by the Company with the Commission is not permitted under the Exchange Act, the Company will promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such reports to any person the Company reasonably believes is a prospective holder of Exchange Notes.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference as of their respective dates (File No. 0-21512): (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (as amended on April 9, 1996 and May 14,
1996);  (2) Quarterly  Report on Form 10-Q for the quarter ended March 31, 1996;
(3) Current Reports on Form 8-K dated January 2, 1996, April 1, 1996, April 4, 1996, April 30, 1996 and June 13, 1996; (4) Current Reports on Form 8-K/A filed on November 28, 1995 and December 15, 1995; and (5) Forms 10-C filed with the Commission on January 5, 1996 and March 6, 1996. All documents filed by Mariner pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Exchange Notes shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


    Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE FROM JEFFREY W. KINELL, CHIEF FINANCIAL OFFICER, MARINER HEALTH GROUP, INC., 125 EUGENE O'NEILL DRIVE, NEW LONDON, CONNECTICUT 06320, TELEPHONE (860) 701-2000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                                    91



                         INDEX TO FINANCIAL STATEMENTS

                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES
                                                                                        PAGE
                                                                                        ----


Audited Financial Statements

    Report of Coopers & Lybrand L.L.P ................................................   F-2

    Consolidated Balance Sheets as of December 31, 1994 and 1995 .....................   F-3

    Consolidated Statements of Operations for the years ended December 31, 1993, 1994
     and 1995 ........................................................................   F-4

    Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
     and 1995 ........................................................................   F-5

    Consolidated Statements of Stockholders' Equity for the years ended December 31,
     1993, 1994 and 1995 .............................................................   F-6

    Notes to Consolidated Financial Statements .......................................   F-7

Unaudited Financial Statements

    Consolidated Balance Sheet as of March 31, 1996 ..................................   F-24

    Consolidated Statements of Operations for the three months ended March 31, 1995
     and 1996 ........................................................................   F-25

    Consolidated Statements of Cash Flows for the three months ended March 31, 1995
     and 1996 ........................................................................   F-26

    Notes to Consolidated Financial Statements .......................................   F-27


        CERTAIN ASSETS AND LIABILITIES OF CONVALESCENT SERVICES, INC. AND AFFILIATES
                  ACQUIRED BY MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

Audited Financial Statements

    Report of Coopers & Lybrand L.L.P ................................................   F-29

    Combined Balance Sheet as of December 31, 1995 ...................................   F-30

    Combined  Statement of Operations for the year ended December 31, 1995 ...........   F-31

    Combined Statement of Cash Flows for the year ended  December 31, 1995 ...........   F-32

    Combined Statement of Changes in Stockholders' Deficit for the year
    ended December 31, 1995 ..........................................................   F-33

    Notes to Financial Statements ....................................................   F-34


                       CONVALESCENT SERVICES, INC. AND AFFILIATES

Audited Financial Statements

    Report of Coopers & Lybrand L.L.P. ...............................................   F-40

    Combined Balance Sheets as of December 31, 1993 and 1994..........................   F-41

    Combined  Statements  of Operations for the fiscal years ended December 31, 1992,
     1993 and 1994 ...................................................................   F-42

    Combined Statements of Cash Flows for the fiscal years ended December 31, 1992,
     1993 and 1994 ...................................................................   F-43

    Combined Statements of Changes in Stockholders' Deficit for the fiscal years ended
     December 31, 1992, 1993 and 1994 ................................................   F-44

    Notes to Combined Financial Statements ...........................................   F-45



                                      F-1




                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of MARINER HEALTH GROUP, INC.


    We have audited the accompanying consolidated balance sheets of Mariner Health Group, Inc. and subsidiaries (the "Company") as of December 31, 1994 and 1995 and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The consolidated financial statements give effect to two poolings of interests as described in Notes 2 and 3 to the consolidated financial statements. We did not audit the financial statements of Pinnacle Care Corporation, whose financial statements represent 39% of consolidated revenues for the year ended December 31, 1993. These statements were examined by another auditor whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Pinnacle Care Corporation, is based solely on the report of another auditor.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

    In our opinion, based on our audits and the report of the other auditors the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Mariner Health Group, Inc. and subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.


                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 30, 1996


                                      F-2


                  MARINER HEALTH GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)



                                                                                                        DECEMBER 31,   DECEMBER 31,
                                                                                                            1994            1995
                                                                                                            ----            ----


                                                    ASSETS

Current assets:

   Cash and cash equivalents (Note 18) ...........................................................       $  37,209        $   4,086
   Accounts receivable, less allowance for doubtful accounts of $6,379 and $10,078
     respectively (Notes 2 and 5) ................................................................          55,465           92,537
   Estimated settlements due from third-party payors (Note 5) ....................................           5,770           12,915
   Prepaid expenses and other current assets .....................................................           3,307            6,757
   Deferred income tax benefit (Note 11) .........................................................           5,168            9,918
                                                                                                             -----            -----
       Total current assets ......................................................................         106,919          126,213
Property, plant, and equipment, net (Note 7) .....................................................         118,944          174,486
Goodwill, net of accumulated amortization of $17,272 and $19,084, respectively (Notes
  2 and 3) .......................................................................................          53,935           78,212
Intangible and other assets, net of accumulated amortization of $6,968 and $6,550,
  respectively (Notes 2 and 3) ...................................................................          12,880           30,144
Restricted cash and cash equivalents (Note 8) ....................................................           1,954            1,198
Deferred income tax benefit (Note 11) ............................................................           2,301            1,273
                                                                                                             -----            -----
       Total assets ..............................................................................       $ 296,933        $ 411,526
                                                                                                         =========        =========

                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Current maturities of long-term debt and capital lease obligations (Note 9) ...................       $   2,194        $   5,156
   Accounts payable ..............................................................................           6,075           10,904
   Accrued payroll ...............................................................................           4,903            6,072
   Accrued vacation ..............................................................................           3,916            5,053
   Other accrued expenses ........................................................................          17,122           22,808
   Deferred income taxes (Note 11) ...............................................................            --                987
   Other liabilities .............................................................................           1,492            1,085
                                                                                                             -----            -----
       Total current liabilities .................................................................          35,702           52,065
Long-term debt and capital lease obligations (Notes 9 and 18) ....................................          24,506          107,910
Deferred income taxes (Note 11) ..................................................................           4,096            6,007
Deferred gain (Note 6) ...........................................................................           3,590            2,122
Redeemable Stock .................................................................................             891            1,030
                                                                                                               ---            -----
       Total liabilities .........................................................................          68,785          169,134
Commitments and contingencies (Note 17)
Stockholders' equity (Notes 12, 13, 14 and 15):

   Common stock, $.01 par value; 50,000,000 shares authorized; 22,365,818and 22,540,008
     issued and outstanding at December 31, 1994 and 1995, respectively ..........................             224              225
   Additional paid-in capital ....................................................................         244,985          246,660
   Unearned compensation .........................................................................            (101)             (15)
   Accumulated deficit ...........................................................................         (16,960)          (4,478)
                                                                                                           -------           ------
       Total stockholders' equity ................................................................         228,148          242,392
          Total liabilities and stockholders' equity .............................................       $ 296,933        $ 411,526
                                                                                                         =========        =========



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      F-3




                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                                   YEARS ENDED DECEMBER 31,
                                                                                                   ------------------------
                                                                                              1993          1994             1995
                                                                                              ----          ----             ----

Net patient service revenue ........................................................      $ 209,238       $ 260,357       $ 337,635
Other income (Note 2) ..............................................................          1,568           3,787          17,171
Total operating revenue ............................................................        210,806         264,144         354,806
                                                                                            -------         -------         -------
Operating expenses:

   Facility operating costs ........................................................        167,785         208,691         276,633
   Corporate general and administrative ............................................         34,902          30,935          39,830
                                                                                             ------          ------          ------
                                                                                            202,687         239,626         316,463
   Interest expense, net ...........................................................          7,379           1,819           3,598
   Facility rent expense, net ......................................................          1,079           1,739           1,830
   Depreciation and amortization ...................................................          6,843           8,091          11,397
                                                                                              -----           -----          ------
Total operating expenses ...........................................................        217,988         251,275         333,288
Operating income (loss) ............................................................         (7,182)         12,869          21,518
Net gain (loss) on sale of facilities ..............................................            364             932              (6)
                                                                                                ---             ---              --
Income (loss) before income taxes and extraordinary items ..........................         (6,818)         13,801          21,512
Net provision for income taxes (Notes 2 and 11) ....................................         (3,220)         (5,848)         (7,892)
                                                                                             ------          ------          ------
Income (loss) before extraordinary items ...........................................        (10,038)          7,953          13,620
Extraordinary items (Note 9) .......................................................         (5,882)            (86)         (1,138)
                                                                                             ------             ---          ------
Net income (loss) ..................................................................      $ (15,920)      $   7,867       $  12,482
                                                                                          =========       =========       =========
Net income (loss) per common and common equivalent share:

   Income (loss) from continuing operations before extraordinary items .............      $   (0.92)      $    0.41       $    0.60
   Extraordinary items .............................................................          (0.51)          (--)            (0.05)
                                                                                              -----           -               -----
   Net income (loss) ...............................................................      $   (1.43)      $    0.41       $    0.55
                                                                                          =========       =========       =========
Weighted average number of common and common equivalent shares outstanding .........         11,608          19,251          22,755
                                                                                             ======          ======          ======


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      F-4


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)




                                                                                                  YEARS ENDED DECEMBER 31,
                                                                                                  ------------------------
                                                                                               1993           1994          1995
                                                                                               ----           ----          ----

Cash flows from operating activities:
    Net income (loss) .................................................................     $ (15,920)     $   7,867      $  12,482
    Adjustments to reconcile net income to cash provided by (used in) operating activities:
       Depreciation and amortization ..................................................         6,843          8,091         11,399
       Amortization of deferred gain ..................................................          (304)          (905)        (1,468)
       Loss on facility closure .......................................................          --             --            1,801
       Extraordinary item-loss due to early retirement of debt ........................         5,695            143          1,138
       Non-recurring charges ..........................................................        11,760          1,375           --
       Amortization of stock plan expense .............................................          --               34             19
       Gain on sales of facilities ....................................................          (364)          (508)            20
       Earnings from partnerships .....................................................          (158)          (123)           (14)
       Provisions for losses on accounts receivable ...................................         1,595          1,338          3,698
       Changes in operating assets and liabilities:
          Increase in accounts receivable .............................................        (7,440)       (17,063)       (40,787)
          Increase in estimated settlements from third party payors ...................        (1,006)        (2,578)        (7,156)
          Increase in prepaid expenses and other current assets .......................          (300)          (830)        (3,397)
          (Increase) decrease in income taxes receivable ..............................          (731)           731           --
          Increase (decrease) in accounts payable .....................................           201           (970)         3,778
          Increase in accrued liabilities .............................................         2,281         11,383          6,884
          Increase (decrease) in other current liabilities ............................         1,144         (2,494)          (165)
          Increase in other assets ....................................................          (132)          --             --
          Increase in deferred income tax benefit .....................................          (558)        (4,571)        (3,722)
          Increase in deferred income tax liability ...................................           738            250          2,898
          Decrease in other long-term liabilities .....................................          --              (21)            (1)
                                                                                                -----           ----           ----
             Net cash provided by (used in) operating activities ......................         3,344          1,149        (12,593)
                                                                                                -----          -----        -------
Cash flows used in investing activities:
    Purchase of property, plant and equipment .........................................       (10,228)        (8,875)       (11,943)
    Proceeds from sale of discontinued operations .....................................            40           --             --
    Proceeds from sale of plant, property and equipment ...............................           393           --             --
    Loss on facility closure ..........................................................          --             (811)          --
    Increase in other assets ..........................................................          (273)          (766)        (3,210)
    Payments on amounts of prior acquisitions .........................................          (157)          --            1,055
    Proceeds from the collection of long-term receivables .............................            21           --             --
    Proceeds on loan to nonprofit corporation .........................................            26           --             --
    Decrease in restricted cash .......................................................           189           --              756
    Cash paid for acquisitions, net of cash acquired ..................................       (10,896)       (59,323)       (52,389)
    Purchase deposits .................................................................          --             --          (19,500)
    Increase in preopening costs ......................................................        (2,724)          --             --
                                                                                               ------         ------         ------
             Net cash used in investing activities ....................................       (23,609)       (69,775)       (85,231)
                                                                                              -------        -------        -------
Cash flows from financing activities:
    Principal payments under capital lease obligations ................................        (2,910)          (693)        (1,950)
    Drawings on line of credit ........................................................        64,700         47,250         80,775
    Borrowings from investor ..........................................................          --             --              400
    Increase in deferred financing costs ..............................................        (2,385)          (315)          --
    Repayments of debt ................................................................      (106,137)       (63,917)       (15,971)
    Proceeds from issuance of stock, net of offering costs ............................        94,756         83,634           --
    Decrease in other liabilities .....................................................           (43)          --             --
    Exercise of stock options .........................................................          --              995          1,008
    Shares issued under employee stock purchase plan ..................................          --             --              400
    Exercise of warrants ..............................................................          --               95           --
    Release of restricted cash ........................................................         4,167           --             --
    Prepayment penalties ..............................................................        (3,719)          --             --
    Partnership distributions .........................................................           183            784             39
    Redemption of preferred D stock ...................................................        (5,546)          --             --
                                                                                               ------         ------         ------
             Net cash provided by financing activities ................................        43,066         67,833         64,701
                                                                                               ------         ------         ------
Increase (decrease) in cash and cash equivalents ......................................        22,801           (793)       (33,123)
Cash and cash equivalents at beginning of year ........................................        15,201         38,002         37,209
                                                                                               ------         ------         ------
Cash and cash equivalents at end of year ..............................................     $  38,002      $  37,209      $   4,086
                                                                                            =========      =========      =========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      F-5




                  MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY For the Years
                     ENDED DECEMBER 31, 1993, 1994 AND 1995
                (IN THOUSANDS, EXCEPT SHARES AND PER SHARE DATA)



                                       COMMON STOCK           PREFERRED STOCK
                                       ------------           ---------------

                                                                                                             RETAINED
                                                                               ADDITIONAL                    EARNINGS
                                                                                PAID-IN        UNEARNED     ACCUMULATED
                                   SHARES     PAR VALUE    SHARES   PAR VALUE   CAPITAL      COMPENSATION     DEFICIT)     TOTAL
                                   ------     ---------    ------   ---------   -------      ------------     --------     -----

Balance at December 31, 1992 ..   3,105,398    $     31   7,936,332  $  8,329  $  21,752          --      $    (8,907)   $   21,205
Net loss ......................                                                                               (15,920)      (15,920)
Accrued dividends on redeemable
  Preferred Stock .............                                                   (1,616)                                    (1,616)
Conversion of Preferred Stock .   3,977,321          40  (5,800,000)   (8,420)    33,402                                     25,022
Conversion of debt ............     338,701           3                            3,712                                      3,715
Issuance of Common Stock ......   7,704,313          77                           94,255                                     94,332
Exercise of warrants ..........     274,452           3                              401                                        404
Exercise of options ...........      10,278                                           23                                         23
Stock option grants ...........                                                      276           (276)                         --
Accretion of preferred stock ..                                           112       (103)                                         9
Amortization of stock plan
  expense .....................                                                                     55                            55
                                   --------      ------      ------    ------     ------        ------         ------         ------
Balance at December 31, 1993 ..  15,410,463         154   2,136,332        21    152,102          (221)       (24,827)       127,229
Net income ....................                                                                                 7,867          7,867
Conversion of Preferred Stock .   2,136,332          21  (2,136,332)      (21)                                                   --
Conversion of subordinated debt     556,070           6                            6,474                                       6,480
Exercise of options ...........     180,418           2                              993                                         995
Exercise of warrants ..........      49,286           1                              202                                         203
Accelerated vesting of stock
  options .....................                                                    1,375                                       1,375
Shares purchased under
  Employee Stock Purchase
  Plan ........................       5,711                                           95                                          95
Tax benefit arising from
  exercise of employee stock
  options .....................                                                      294                                         294
Issuance of Common Stock ......   4,027,538          40                           83,536                                      83,576
Cancellation of options .......                                                      (86)           86                           --
Amortization of stock plan
  expense .....................                                                                     34                            34
                                   --------      ------      ------    ------     ------        ------         ------         ------
Balance at December 31, 1994 ..  22,365,818         224        --        --      244,985          (101)       (16,960)       228,148
Net income ....................                                                                                12,482         12,482
Exercise of options ...........     140,201           1                            1,013                                       1,014
Shares purchase under
  Employee Stock Purchase Plan       32,365                                          400                                         400
Issuance of Common Stock ......       1,624                                            3                                           3
Tax benefit arising from
  exercise of employee stock
  options .....................                                                      326                                         326
Cancellation of options .......                                                      (67)           67                           --
Amortization of stock plan
  expense .....................                                                                     19                            19
                                   --------      ------      ------    ------     ------        ------         ------         ------
Balance at December 31, 1995 ..  22,540,008    $    225        --        --    $ 246,660   $       (15)   $    (4,478)   $   242,392
                                 ==========    ========      ======    ======  =========   ===========    ===========    ===========





               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                      F-6


                  MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS

    Mariner Health Group, Inc. and subsidiaries ("Mariner" or the "Company") provides post-acute health care services in selected markets with a particular clinical expertise in the treatment of short-stay subacute patients in cost-effective alternate sites. Subacute patients are medically stable and generally require between three to six hours of skilled nursing care per day. These patients typically can benefit from standardized clinical programs, require extensive ancillary medical services and are discharged directly to their homes.

    Mariner owns, operates and manages freestanding inpatient facilities, provides rehabilitation program management services to other skilled nursing facilities and operates outpatient rehabilitation clinics, pharmacies and home health agencies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation


    The consolidated financial statements of Mariner have been prepared to give retroactive effect to the mergers with Pinnacle Care Corporation on May 10, 1994 and MedRehab, Inc. ("MedRehab" or "MRI") on March 1, 1996, each of which was accounted for as a pooling of interests. Accordingly, the accompanying consolidated financial statements have been restated to include the accounts and operations of MedRehab for all periods presented.


Principles of Consolidation

    The consolidated financial statements include the accounts of the Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

Estimates Used in Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are used when accounting for the collectibility of receivables and third party settlements, depreciation and amortization, employee benefit plans, taxes and contingencies.

Cash and Cash Equivalents

    Cash and cash equivalents consist of cash and short-term investments with original maturities of three months or less.

Net Patient Service Revenue


    Net patient service revenues include patient revenues payable by patients, amounts reimbursable by third party payors under contracts, rehabilitation therapy service revenues from management contracts to provide services to non-affiliated skilled nursing facilities and other entities and revenues from the Company's medical products and home health care services. Patient revenues payable by patients at the Company's facilities are recorded at established billing rates. Patient revenues to be reimbursed by contracts with third-party payors are recorded at the amount estimated to be realized under these contractual arrangements. Revenues from Medicare and Medicaid are generally based on reimbursement of the reasonable direct and indirect costs of providing services to program participants or a prospective payment system. The Company separately estimates revenues due from each third party with which it has a contractual arrangement and records anticipated settlements with these parties in the contractual period during which services were rendered. The amounts actually reimbursable under Medicare and Medicaid are determined by filing cost reports which are then subject to audit and retroactive adjustment by the payor. Legislative changes to state or federal reimbursement systems may also retroactively affect recorded revenues. Changes in estimated revenues due in connection with Medicare and Medicaid may be recorded by the Company subsequent to the year of origination and prior to final settlement based on improved estimates. Such adjustments and final settlements with third party payors are reflected in operations at the time of the adjustment or settlement.



                                      F-7


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

    In addition, indirect costs reimbursed under the Medicare program are subject to regional limits. The Company's costs generally exceed these limits and accordingly, the Company is required to submit exception requests to recover such excess costs. The Company believes it will be successful in collecting these receivables, however, the failure to recover these costs in the future could materially and adversely affect the Company.

    The Company's rehabilitation management contracts typically have a term of one year but frequently include automatic renewals and in general are terminable on notice of 30 to 90 days by either party. Under certain contracts, Mariner bills Medicare or another third-party payor directly. Under other contracts, the Company is compensated on a fee for service basis and in general directly bills the skilled nursing facility, which in turn receives reimbursement from Medicare, Medicaid, private insurance or the patient. Mariner recognizes payments under these latter contracts as payments from private payors. Under these latter contracts, Mariner also generally indemnifies its customers against reimbursement denials by third-party payors for services determined not to be medically necessary. Mariner has established internal documentation standards and systems to minimize denials and typically has the right to appeal denials at its expense. Historically, reimbursement denials under these contracts have been insignificant.

Other Income

    Other income consists primarily of fees earned from contracts to manage inpatient sub-acute care units of non-affiliated health care facilities and, in 1995, includes fees of $11,227,000 relating to the management of the
Convalescent Services, Inc. ("CSI") facilities. A director, officer and stockholder of CSI during 1995 was also a director of the Company during the period in which these fees were earned (see Note 3).

Facility Operating Costs


    Facility operating costs include nursing expenses for the years ended December 31, 1993, 1994 and 1995 of $34,758,000, $35,039,000 and $50,738,000,
respectively. All other expenses included in facility operating costs, such as rehabilitation and ancillary services, administration, dietary and plant operations, for the years ended December 31, 1993, 1994 and 1995 were $133,027,000, $173,652,000 and $225,895,000, respectively.


Property, Plant and Equipment

    Property, plant and equipment are stated at cost. Betterments and major renewals are capitalized and included in property and equipment, while repairs and maintenance are charged to expense as incurred. Upon retirement or sale of assets, the cost of the assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in the statement of operations.

    The provision for depreciation is computed using the straight-line method. Depreciation provisions are based on estimated useful lives as follows:

    Building and improvements -- 15-40 years


    Furniture and equipment -- 3-8 years


    Leasehold rights and improvements -- Over the shorter of the remaining term of the lease or life of the
                                         asset

Goodwill, Intangibles and Other Assets

    Goodwill, intangibles and other assets primarily consist of amounts identified in connection with certain facility acquisitions accounted for under the purchase method, and certain deferred costs which were incurred in connection with various financings.


                                      F-8


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

    In connection with each of its acquisitions, the Company reviews the assets acquired and assesses their relative fair value in comparison to the purchase price. Goodwill results from the acquisition of certain facilities for which the negotiated purchase prices exceed the allocations of the fair market value of identifiable assets. The Company's policy is to evaluate each acquisition separately and identify an appropriate amortization period for goodwill based on the acquired property's characteristics. Goodwill is being amortized using the straight-line method generally over a 40 year period.


    Costs incurred in obtaining financing are amortized using the straight-line method, over the term of the related financial obligation. Amortization expense related to intangible assets for the years ended December 31, 1993, 1994 and 1995 was $1,645,000, $2,396,000 and $3,112,000, respectively.


    The Company periodically reviews the carrying value of its long-lived assets (primarily property, plant and equipment and intangible assets) to assess the recoverability of these assets; any impairments would be recognized in operating results if a permanent diminution in value were to occur. As part of this assessment, the Company reviews the expected future net operating cash flows from its facilities, as well as the values included in any of its facilities, which have periodically been obtained in connection with various refinancings.

Income Taxes

    The Company follows the provisions of Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes," which requires the use of the liability method of accounting for deferred income taxes. The Company's policies regarding depreciation for financial reporting purposes differ from those used for tax purposes, thereby giving rise to deferred income taxes. For federal income tax purposes, Mariner Health Group, Inc. and its subsidiaries file a consolidated income tax return.

Provision for Doubtful Accounts


    Provisions for uncollectible accounts receivable of $1,595,000, $1,338,000, and $3,698,000 are included in facility operating expenses for the years ended December 31, 1993, 1994 and 1995, respectively.


Stock-based Compensation

    In 1996, the Company will adopt Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." This standard will require the Company to report the fair value for stock-based compensation plans either through recognition or disclosure. The Company intends to adopt this standard by disclosing the pro forma net income and pro forma net income per common and common equivalent share amounts assuming the fair value method was adopted on January 1, 1996. The adoption of this standard will not impact the Company's results of operations, financial position or cash flows.

Reclassifications

    Certain prior year amounts have been reclassified to conform to the current year financial statement presentation.

3. MERGER AND ACQUISITIONS

    On January 14, 1993, the Company acquired the assets of a contract rehabilitation therapy business for $3,000,000 payable in a $1,750,000 five-year promissory note payable with interest in arrears at the rate of 7% per annum and $1,250,000 in cash. The purchase agreement also contains a provision for additional payments if certain minimum revenues and earnings requirements are met. These provisions


                                      F-9


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. MERGER AND ACQUISITIONS -- (CONTINUED)

expire in 1997. Because certain minimum revenue and earnings requirements have been met, Mariner is also obligated to pay the sellers of this business, who are now employees of the Company (one of whom was an executive officer), an additional $1,600,000 in cash and options to purchase 20,000 shares of Common Stock granted in connection with this transaction have become vested. The payments totaling $1,600,000 are payable in four equal annual installments of $400,000. Such payments began in April 1995. The contract rehabilitation therapy business was comprised of three rehabilitation service companies providing various types of therapies to clients in Massachusetts and Connecticut. The assets purchased by the Company consisted primarily of customer lists, inventories, equipment and other assets. Any additional payments under the agreement are being accounted for as goodwill.

    During January 1994, the Company entered into a definitive agreement to merge with Pinnacle Care Corporation. On May 10, 1994, Pinnacle Care Corporation and its subsidiaries was merged with and into the Company. Under terms of the merger agreement, 4,857,143 shares of the Company's Common Stock were exchanged for all the outstanding stock and options to purchase stock of Pinnacle Care Corporation. The merger was consummated during the second quarter of 1994 in a tax-free, stock-for-stock transaction which has been accounted for as a pooling of interests.

    Operating results of the separate companies for the periods preceding the acquisition are as follows:


                                                          MARINER   PINNACLE   ADJUSTMENT   COMBINED
                                                          -------   --------   ----------   --------

Three months ended March 31, 1994:
   Total revenue .....................................   $ 23,026    $ 23,951        --      $ 46,977
   Extraordinary items ...............................       --          --          --          --
   Net income ........................................      1,230       1,366        --         2,596
Twelve months ended December 31, 1993:
   Total revenue .....................................     71,728      82,994                 154,722
   Extraordinary items ...............................     (5,546)       (336)                 (5,882)
   Net income (loss) .................................     (2,079)      3,620        (174)      1,367
   Changes in stockholders' equity as a result of SFAS
     No. 109 adoption ................................       --           174        (174)       --

    The combined financial results presented above include adjustments made to conform accounting policies of the two companies. The only adjustment impacting net income was the restatement of Pinnacle's provision for income taxes under the accounting methods prescribed by SFAS No. 109, to reflect the retroactive adoption in 1991 in order to be consistent with the Mariner presentation. There were no intercompany transactions between the two companies for the periods presented.


    During 1994, the Company recorded a general and administrative charge of $9,327,000 of which $7,952,000 related to the merger with Pinnacle and $1,375,000 related to the accelerated vesting of certain stock options. Of the merger costs, approximately $4,627,000 was expensed for employee severance, payroll and relocation, $2,878,000 was expensed for transaction costs including investment bankers', legal and accounting fees, $172,000 was expensed for customer relations, $150,000 was expensed for operations relocation, $66,000 was expensed for investor relations and $59,000 was expensed for employee relations.

    During 1994, the Company acquired property, plant and equipment of eight facilities with an aggregate of 892 beds. The Company paid a total of approximately $58,250,000, using approximately $14,750,000 cash and $43,750,000 of borrowings under the revolving credit facility. The acquisitions are being accounted for under the purchase method of accounting. Accordingly, the purchase prices have been allocated to the assets acquired based on their fair value and the excess purchase price totaling $28,237,000 has been accounted for as goodwill.



                                      F-10


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. MERGER AND ACQUISITIONS -- (CONTINUED)

    Also during 1994, the Company acquired a pharmacy and home health care business in Connecticut. The consideration paid by the Company for this business consisted of $3,655,000 in cash (of which approximately $3,500,000 was borrowed under the revolving credit facility) and a $500,000 note payable in quarterly installments over three years which bears interest at 6% per annum. The acquisition was accounted for under the purchase method of accounting. Accordingly, the purchase price was allocated to assets acquired based on their fair value. The excess of $3,087,000 has been accounted for as goodwill.

    In March 1995, Mariner acquired a 60-bed skilled nursing facility located in St. Petersburg, Florida for $2,500,000 in cash.

    A definitive agreement to merge with Convalescent Services, Inc. ("CSI") had originally been announced on January 9, 1995. At the time, CSI operated 25 skilled nursing facilities, one rehabilitation hospital and one continuing care retirement community, with an aggregate of 3,801 beds (the "CSI Facilities"). The CSI Facilities are concentrated primarily in Florida and Texas. Under the terms of the definitive agreement, the Common Stock consideration was fixed at 5,853,658 newly issued shares of Mariner Common Stock. On April 11, 1995, Mariner shareholders voted to approve the proposed combinations with CSI. In the interim, a number of conditions relating to the closing of this business combination had not be satisfied.


    Therefore on May 24, 1995 (the "May 1995 Closing"), Mariner and CSI entered into a Management Agreement (the "Management Agreement"), pursuant to which Mariner managed all of CSI's facilities and operations until the closing which occured on January 2, 1996 (the "Closing"), for a monthly management fee equal to 6% of the gross operating revenue of CSI's facilities. In addition, upon termination of the Management Agreement, Mariner received a bonus management fee equal to the net income of the facilities managed by Mariner during the term of the agreement subject to certain adjustments (see Note 12). Mariner received $11,227,000 of management fees from facilities controlled by the Kelletts. Of this amount, $10,288,000 was from facilities which were acquired by Mariner on January 2, 1996. In addition, Mariner acquired substantially all the assets of Convalescent Supply Services, Inc., a Georgia corporation ("CSSI") owned by Stiles A Kellett, Jr. and Samuel B. Kellett ("the Kelletts"), which provides enteral, urological, wound care and ostomy products to CSI's facilities. The purchase price of CSSI's assets was $6,500,000 in cash and the assumption of CSSI's trade payables. At the May 1995 Closing, Mariner acquired options to purchase 12 of the facilities leased by CSI from affiliates of the Kelletts at fair market value (the "Options"). At the May 1995 Closing, the Company also deposited an aggregate of $15,000,000 to be credited against the purchase prices for two of the skilled nursing facilities to be acquired at the Closing and for the facilities which may be acquired upon exercise of the Options. Mariner also paid a $4,500,000 deposit to the CSI stockholders, which was credited by Mariner to the purchase price paid in cash at the Closing. On January 2, 1996 the CSI Merger was consummated. As a result of the CSI Merger, CSI became a wholly owned subsidiary of the Company. The total purchase price of CSI was approximately $218,000,000, which consists of the assumption of debt and capital leases of $110,000,000, $59,000,000 of common stock, $30,000,000 of cash and assumption of various other liabilities of $19,000,000. Goodwill of approximately $82,000,000 was recorded in this transaction.


    In June 1995, Mariner purchased a 150-bed skilled nursing facility in Nashville, Tennessee, for a total purchase price of approximately $8,500,000. The purchase price was financed under the Company's revolving credit facility. Approximately $2,400,000 of goodwill was recorded in this transaction.

    Also in June 1995, the Company purchased an 80,000 square foot building in New London, Connecticut to serve as its corporate headquarters. The purchase price of the new building was $3,050,000 and was financed under the Company's revolving credit facility. The Company completed its relocation in October, 1995.

    In October 1995, Mariner completed an acquisition of six skilled nursing facilities with an aggregate of 686 beds in central and northern Florida. The purchase price for the transaction was $42,800,000,


                                      F-11


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

3. MERGER AND ACQUISITIONS -- (CONTINUED)

comprised of $33,000,000 in cash and debt in the amount of $9,800,000. The cash portion of the transaction was financed through borrowings under the Company's revolving credit facility. The six facilities include two in Orlando, and one each in Daytona, Inverness, Baker County and Melbourne. Approximately $14,300,000 of goodwill was recorded in this transaction.

    Also in October 1995, the Company acquired an institutional pharmacy operation based in Dallas, Texas, for the total purchase price of approximately $1,623,000. The purchase price was financed through the Company's revolving credit facility and issuance of a note to the seller.

    All of the 1995 acquisitions were accounted for under the purchase method.

    During 1995, the Company accrued general and administrative costs totaling $8,073,000 related to the merger with CSI and the consolidation of various regional and satellite offices to the New London, Connecticut office. Of this total charge, approximately $3,691,000 relates to severance and related payroll costs and approximately $4,382,000 relates to expenses incurred to close the regional offices.


    As of December 31, 1995, other accrued expenses includes $2,526,000 which has been accrued primarily to pay remaining scheduled severance amounts to certain employees.

    On March 1, 1996, the Company consummated a merger with MedRehab, a company whose primary business is contract rehabilitation therapy. Mariner issued an aggregate of approximately 2,312,500 shares of its Common Stock for all of MedRehab's outstanding capital stock and options to purchase MedRehab capital stock in a merger that was accounted for as a pooling of interests.

    Operating results for the separate companies for the period preceding the acquisition are as follows:


                                              MARINER      MEDREHAB    COMBINED
                                              -------      --------    --------

Twelve months ended December 31, 1995:

   Total revenue .........................   $ 298,049    $  56,757   $ 354,806
   Extraordinary items ...................      (1,138)        --        (1,138)
   Net income ............................      11,535          947      12,482


4. DISPOSITIONS OF FACILITIES

1993 Transactions

    As of June 30, 1993, the former MedRehab adopted a plan to restructure certain operations. In connection therewith, all operations then in Florida and certain clinics in Texas, Illinois, and Wisconsin were closed and the workforce reduced and relocated its headquarters. A restructuring charge of $15,457,000 was established at June 30, 1993, and was comprised of the following components:


Write-down of goodwill .....................................         $11,185,000
Write-down of property and equipment .......................             575,000
Accrual for lease obligations ..............................           1,659,000
Accrual for severance ......................................           1,141,000
Losses of facilities to date of closing ....................             491,000
Other items ................................................             406,000
                                                                         -------
       Total ...............................................         $15,457,000
                                                                     ===========

    During 1995 and 1994, approximately $288,000 and $2,056,000 of costs were charged against the restructuring reserve. Also, as a result of restructuring actions taken and changes in the Company's estimates, restructuring reserves of approximately $690,000 in excess of those estimated to be necessary were reversed and reflected as income in 1994.


                                      F-12


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


4. DISPOSITIONS OF FACILITIES -- (CONTINUED)


    The Company operated a nursing facility under an operating lease set to expire in November 1993. The owner of the building notified the Company that it would allow the lease to expire without renewal and would begin operating the facility itself. The transition occurred without any continuing liability on the part of the Company. For the year ended December 31, 1993, the facility had $3,532,000 of net patient service revenue and $181,000 of income from continuing operations before income taxes, extraordinary items and cumulative effect of changes in accounting principle.

1994 Transaction

    Effective January 31, 1994, the Company executed an agreement to sell one of its nursing centers. The sale price was $2,715,000 in the form of $2,465,000 cash and a $250,000 note to be secured by a first lien on a leasehold right the purchaser has in connection with a sale-leaseback financing of the acquisition. The sale resulted in a pretax loss of approximately $115,000. For the years ended December 31, 1993 and 1994, the facility generated $2,428,000 and $403,000 of net patient service revenue, respectively, and $31,000 and $202,000 of income from continuing operations before income taxes, extraordinary items and cumulative effect of change in accounting principle, respectively.

    There were no assets held for sale at December 31, 1995.

5. CONCENTRATION OF CREDIT RISK


    Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of temporary cash investments in money market funds and repurchase agreements with a financial institution and trade receivables. Approximately 17% and 10% of the Company's accounts receivable and estimated settlements due from third party payors are from Medicaid programs and 31% and 21% are from Medicare programs at December 31, 1994 and 1995, respectively. There have been, and the Company expects that there will continue to be, a number of proposals to limit reimbursement allowable to skilled nursing facilities. Should the related government agencies suspend or significantly reduce contributions to these programs, the Company's ability to collect on its receivables would be adversely affected. Management believes that the remaining receivable balances from various payors, including individuals involved in diverse activities, subject to differing economic conditions, do not represent a concentration of credit risk to the Company. Management continually monitors and adjusts its allowance for doubtful accounts and contractual allowances associated with these receivables. Federal law limits the degree to which states are permitted to alter Medicaid programs.


6. SALES LEASEBACK TRANSACTIONS

    The Company constructed two facilities which were purchased in 1993, at the completion of the construction phase, by the real estate investment trust providing the financing. The Company entered into operating lease arrangements for these facilities which provided for minimum lease terms through July 1999 and January 2004, respectively, with extension rights available through 2019.

    In April 1993, one of the facilities was sold and leased back. A gain on the sale totaling $1,815,000 was deferred and was being amortized over 7 years, the term of the lease. The Company initiated a significant change in business focus at this facility during 1995. The facility was purchased on November 1, 1995. Effective January 1, 1996 a portion of the building was leased to a long-term care company unrelated to the Company. The remaining portion of the building is leased as office space. Upon effecting these transactions, the Company recognized the remaining deferred gain of $1,135,000 which was offset by the write-off of certain capitalized costs of $2,887,000 for a net loss of $1,752,000 which is included in facility operating expenses.


    In November 1993, the second facility was sold and leased back. A gain on the sale totaling $1,783,000 has been deferred and is being amortized over 10 years, the term of the lease. The unamortized amount of this deferred gain totalled $1,411,000 at December 31, 1995. Additional deferred gains of $711,000 relate to prior Pinnacle transactions.



                                      F-13


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

7. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following (in thousands):



                                                             DECEMBER 31,
                                                             ------------
                                                        1994             1995
                                                        ----             ----

Land .........................................       $  12,103        $  15,342
Building and improvements ....................         100,086          141,453
Furniture and equipment ......................          31,262           48,588
Leasehold rights and improvements ............             769              429
Construction in progress .....................             305            1,954
                                                           ---            -----
                                                       144,525          207,766
Less: accumulated depreciation ...............         (25,581)         (33,280)
                                                       -------          -------
                                                     $ 118,944        $ 174,486
                                                     =========        =========

    Depreciation expense related to property and equipment for the years ended December 31, 1993, 1994 and 1995 was $5,198,000, $5,695,000 and $8,285,000,
respectively.


    Interest costs associated with construction or renovations are capitalized in the period in which they are incurred. Interest costs capitalized in 1993 totaled approximately $550,000. No interest was capitalized during 1994 or 1995.


    Included in property, plant and equipment is equipment, furniture and buildings under capital leases totaling $3,049,000 and $3,973,000 at December 31, 1994 and 1995, respectively. Accumulated amortization on equipment under capital leases is $83,000 and $188,000 at December 31, 1994 and 1995, respectively. These non-cash transactions have been excluded from the consolidated statements of cash flows.


8. RESTRICTED CASH AND CASH EQUIVALENTS

    Approximately $1,954,000 and $1,198,000 of the Company's cash is restricted for capital improvements and collateral under the terms of various financing arrangements at December 31, 1994 and 1995, respectively.

9. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

    Long-term debt and capital lease obligations consist of the following:



                                                                  DECEMBER 31,
                                                                  ------------
                                                                1994        1995
                                                                ----        ----
                                                                 (IN THOUSANDS)

Mortgage loans ..........................................   $     964    $  16,615
Revolving credit and term loan agreement ................        --         64,500
Tax exempt low floater with annual maturities of
 $395,000 through October 2010 ...................... ...       6,270        5,875
Term loans ..............................................      14,765       17,092
Other ...................................................       1,746        1,683
Capital lease obligations ...............................       2,955        7,301
                                                                -----        -----
                                                               26,700      113,066
Current maturities of long-term debt ....................      (1,701)      (4,115)
Current portion of capital lease obligations ............        (493)      (1,041)
                                                                 ----       ------
                                                            $  24,506    $ 107,910
                                                            =========    =========



                                      F-14


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS -- (CONTINUED)


    During 1993, the Company completed a $20 million bridge credit facility with a bank. The proceeds of the $20 million facility along with the proceeds of the Company's initial public offering were used to repay certain debt described below. Also in 1993, the Company completed a $60 million senior secured revolving credit facility with a syndicate of banks, the proceeds from which were used to repay the $20 million bridge facility. During 1994, the Company negotiated an increase in the borrowing capacity to a $120 million reducing revolving credit facility. During 1995, the Company renegotiated a further increase to the borrowing capacity to $175 million and eliminated the reduction feature of the facility. In conjunction with this refinancing, the Company incurred an extraordinary charge of $1,138,000, net of tax benefit of $698,000. The facility matures on July 18, 1998 and provides for prime or LIBOR rate interest options based upon certain financial covenants. Mariner's obligations under this credit are collateralized by a pledge of the stock of its subsidiaries. In addition, the Credit Facility is collateralized by mortgages on certain of the Company's inpatient facilities, leasehold mortgages on certain inpatient facilities leased by the Company, and security interests in certain other properties and assets of the Company and its subsidiaries. The agreement includes a commitment fee of 3/8 of 1% of the unused line. The borrowing availability and rate of interest will vary depending upon specified financial ratios and the passage of time. The revolving credit facility contains covenants which, among other things, require the Company to maintain certain financial ratios and impose certain limitations or prohibitions on the Company with respect to the incurrence of indebtedness, liens and capital leases; the payment of dividends on, and the redemption or repurchase of, its capital stock; investments and acquisitions, including acquisitions of new facilities; the merger or consolidation of the Company with any person or entity and the disposition of any of the Company's properties or assets. There were no amounts outstanding on the line at December 31, 1994 and $64,500,000 was outstanding at December 31, 1995. Additionally, as of December 31, 1995, the Company had a letter of credit outstanding under the facility of $2,612,000.

    During 1995, the Company violated its capital expenditures and leases covenant. The Company obtained a waiver of this violation.


    MedRehab had a $30,000,000 credit agreement with a bank with a balance outstanding as of December 31, 1995, of $12,670,000. However, any additional borrowings under this credit agreement required bank approval. Under this agreement, the Company was required to maintain certain financial and earnings ratios including certain covenants (minimum level of stockholders' equity, current ratio, debt service coverage ratio, and minimum cash balance) that must be met on a quarterly basis. The credit agreement also contained subjective covenant provisions. MedRehab was in violation of these covenants at December 31, 1995. However, in connection with the merger, this line was paid off and terminated.

    Term loans at December 31, 1994 and 1995 consist primarily of the notes payable in connection with the January 1993 purchase of the contract therapy business, the 1994 purchase of a pharmacy and home health care business, term note in connection with the Heritage Acquisition (See Note 3), and the credit facility in connection with the MedRehab Merger. Payments of principal and interest are due quarterly until February 1998 and August, 1997, respectively. Interest accrues at 7% and 6% per year, respectively.

    At December 31, 1995, mortgage loans included $8,494,000 on one facility related to the purchase of a previously leased facility, $7,159,000 in a mortgage guaranteed by HUD for one facility purchased in October, 1995, $866,000 for a facility purchased by the Company in 1991 and $96,000 for a condominium acquired in the MedRehab Merger. These notes bear interest at 11 1/2 %, 10%, 10%, and 9 3/4 %, respectively.

    Mortgage loans totaling $46,957,000 related to the acquisition and construction of certain facilities were repaid during 1993. Due to early retirement of this debt, the Company incurred an extraordinary charge of $5,546,000 attributable to prepayment fees and the write-off of deferred financing fees.



                                      F-15


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


9. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS -- (CONTINUED)

    A first mortgage loan totaling $2,182,000 at December 31, 1993, was originally established for the purchase of the land underlying and the construction of a corporate building. The loan bore interest at a fixed rate of 7.4% and amortized monthly calculated on a 25-year period. The loan was collateralized by the land and improvements of the related corporate building. The Company repaid the loan in full during 1994, incurring an extraordinary charge of $86,000, net of tax benefit of $57,000, related to the write-off of deferred financing fees.


    In November 1993, the Company refinanced the First Mortgage Refinancing Revenue Bonds, replacing them with a Tax-Exempt Low Floater instrument collateralized by a first mortgage on a nursing facility and a five-year letter of credit issued by a bank and guaranteed by the Company. The interest rate is set weekly by the bank. At December 31, 1995, the rate was 3.75%. As a result of the refinancing, the Company incurred an extraordinary loss due to early extinguishments of debt in the amount of approximately $336,000, net of tax benefit.


    Included in other long-term debt at December 31, 1994 and 1995, are non-interest bearing notes of approximately $350,000 due in 1997 to former owners of acquired subsidiaries who had become employees of MedRehab. Also included in other long-term debt are various promissory notes with interest rates ranging from non-interest bearing to 12%. These promissory notes are payable in installments with final payment dates ranging from 1996 through 2011.

    In addition, the Company leases certain equipment, a building and an airplane under capital leases. Assets under capital leases are capitalized using interest rates appropriate at the inception of each lease.


    Aggregate maturities of long-term debt and capital lease obligations for the years ending after December 31, 1995 are as follows:


                           TOTAL       DEBT     CAPITAL LEASES
                           -----       ----     --------------


1996...............      $  5,156   $  4,115      $ 1,041
1997...............        16,518     15,487        1,031
1998...............        66,957     65,082        1,875
1999...............           862        485          377
2000...............         1,403      1,073          330
Thereafter.........        22,170     19,521        2,649
                           ------     ------        -----
                         $113,066   $105,763       $7,303
                         ========   ========       ======


    Interest paid, net of amounts capitalized, for the years ended December 31, 1993, 1994 and 1995 amounted to approximately $8,966,000, $2,075,000 and
$3,599,000, respectively.


10. CONVERTIBLE SUBORDINATED DEBENTURES

    During 1987, the Company issued $7,200,000 of 9% Convertible Subordinated Debentures, due June 2002, with interest payable quarterly. Payment of principal and interest are subordinate to all principal and interest on senior indebtedness. Mandatory sinking-fund payments commenced in July 1993 at 10% of the original issuance per year. In July 1993, holders of $45,000 worth of debentures elected to convert into 3,863 shares of the Company's Common Stock with the remaining $675,000 principal being paid. On May 10, 1994, in connection with the merger with Pinnacle Care Corporation, the remaining convertible subordinated debentures were converted into 587,000 shares of Mariner Common Stock.


    Effective December 9, 1993, $1,822,000 in subordinated debt plus $339,000 in accrued interest was converted into approximately 335,000 shares of common stock. In addition, approximately 411,000 additional shares of common stock were purchased for $4,500,000 (net of approximately $150,000 of stock issuance costs) by MedRehab's two principal stockholders.



                                      F-16


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


11. INCOME TAXES

    The provision for income taxes consists of the following at December 31, 1993, 1994 and 1995:


                                                           DECEMBER 31,
                                                           ------------
                                                    1993       1994       1995
                                                    ----       ----       ----
                                                          (IN THOUSANDS)

Deferred federal income tax (provision) benefit   $  (202)   $ 3,673    $   704
Deferred state income tax benefit .............        22        648        120
Current federal income tax provision ..........    (2,021)    (7,218)    (6,398)
Current state income tax provision ............    (1,019)    (2,951)    (2,318)
                                                   ------     ------     ------
Total provision for income taxes ..............   $(3,220)   $(5,848)   $(7,892)
                                                  =======    =======    =======


    The provision for income taxes is reconciled to the tax provision computed at the Federal statutory rate as follows:


                                                                DECEMBER 31,
                                                                ------------
                                                            1993    1994   1995
                                                            ----    ----   ----

Statutory rate ..........................................   (34)%    35%     35%
State taxes, net of federal tax effect ..................    10      14       7
Reversal of deferred taxes at higher statutory rate .....   --      --       (2)
Merger and other nonrecurring items .....................   --       15     --
Goodwill ................................................    56     --      --
Other ...................................................    (2)      4      (2)
Net operating loss carryforward utilization .............    (6)    --       (1)
Change in valuation allowance ...........................    23     (26)    --
                                                             --     ---     ---
Income tax provision ....................................    47%     42%     37%
                                                             ==      ==      ==


    Deferred tax assets and liabilities are comprised of the following at December 31, 1994 and 1995:


                                                            DECEMBER 31,
                                                            ------------
                                                        1994            1995
                                                        ----            ----
                                                           (IN THOUSANDS)

Deferred tax assets:

   Reserves for receivables ..................        $  3,689         $  5,300
   Deferred revenue ..........................           1,418              840
   Merger costs ..............................           1,458            3,232
   Accrued expenses ..........................           2,434            2,973
   Federal NOL ...............................           1,705            1,095
   Other .....................................             240              558
   Valuation allowance .......................          (1,865)          (1,410)
                                                        ------           ------
       Gross deferred tax assets .............           9,079           12,588
Deferred tax liabilities:
   Fixed assets ..............................        $  3,196         $  4,497
   Write-off of deferred costs ...............             474              610
   Goodwill ..................................           1,440            2,191
   Other .....................................             596            1,093
                                                           ---            -----
                                                         5,706            8,391
                                                         -----            -----

       Net deferred tax assets ...............        $  3,373         $  4,197
                                                      ========         ========



                                      F-17


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



11. INCOME TAXES -- (CONTINUED)

    During 1993, 1994 and 1995, the Company paid federal, state and local income taxes in the amounts of approximately $3,318,000, $5,528,000 and $7,333,000, respectively. As of December 31, 1995, other accrued expenses includes $5,916,000, which has been accrued for payments of Federal, state and local income taxes.

    In connection with the merger with MedRehab, Inc., the Company acquired significant deferred income tax assets associated with MRI's net operating loss ("NOL") carryforwards. Because of the limitations imposed by the Internal
Revenue Code, these NOLs can only be used to offset income generated by the former MRI. Since MRI is currently in a tax loss position and has had losses in recent years, a valuation reserve in the full amount of the net deferred income tax asset for the NOLs has been established in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". The NOLs will expire at various rates through 2010.


12. MANDATORILY REDEEMABLE PREFERRED STOCK

    Prior to the consummation of its initial public offering, the Company had three classes of Convertible Mandatorily Redeemable Preferred Stock: Class A (1,095,000 shares authorized), Class B (2,490,000 shares authorized) and Class C (3,000,000 shares authorized), collectively referred to as the "Convertible Preferred Stock." The Class D Nonconvertible Mandatorily Redeemable Preferred Stock (5,948 shares authorized), issued in connection with the conversion of the subordinated notes (Note 10), is referred to as the "Class D Stock." The Class A, B and C shares were converted into Common Stock and accrued dividends were reversed in conjunction with the Company's initial public offering on June 15, 1993 and the Class D Stock was redeemed prior to June 30, 1993.

13. PREFERRED STOCK

    In conjunction with the Company's initial public offering in 1993, the Company authorized 1,000,000 shares of Preferred Stock with a par value of $.01 per share. No shares of this Preferred Stock have been issued.


    Effective December 9, 1993, 5,800,000 shares of MedRehab 8% convertible preferred stock and accrued dividends thereon were converted into approximately 799,000 shares of common stock.


    On  May  10,  1994  in  connection   with  the  merger  with  Pinnacle  Care
Corporation, the then outstanding Convertible Preferred Stock was converted into 2,136,332 shares of Mariner Common Stock.

14. STOCK OPTION PLAN

    The Company has adopted several stock option plans. The plans provide for the granting of incentive stock options, as defined under the Internal Revenue Code, and nonqualified options to employees, directors, consultants and advisors of the Company.


                     STOCK OPTIONS            OUTSTANDING   EXERCISE PRICES
                     -------------            -----------   ---------------

Outstanding at December 31, 1992 ......         670,095     $ 2.00 - $61.93
   Granted ............................         533,031     $ 2.00 - $10.63
   Exercised ..........................         (10,278)    $          2.00
   Canceled ...........................         (85,177)    $ 2.00 - $46.45
                                                -------
Outstanding at December 31, 1993 ......       1,107,671     $ 2.00 - $61.93
   Granted ............................       1,083,808     $15.75 - $22.50
   Exercised ..........................        (180,418)    $ 2.00 - $15.75
   Canceled ...........................        (525,354)    $ 2.00 - $46.45
                                                -------
Outstanding at December 31, 1994 ......       1,485,707     $ 2.00 - $61.93
   Granted ............................       2,266,046     $ 9.75 - $18.63
   Exercised ..........................        (140,111)    $ 2.00 - $22.50
   Canceled ...........................        (191,694)    $ 2.00 - $46.45
                                                -------
Outstanding at December 31, 1995 ......       3,419,948     $ 2.00 - $61.93
                                              =========



                                      F-18


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


14. STOCK OPTION PLAN -- (CONTINUED)

    There were 3,050,790 incentive stock options (ISO's) outstanding at December 31, 1995 of which approximately 700,000 were exercisable. The unvested ISO's will become exercisable in accordance with a five-year vesting schedule. The remaining 369,158 options were non-qualified options of which 122,159 were exercisable at December 31, 1995. The vesting schedule for options is based upon either the passage of time or performance criteria outlined in the individual option agreements. The maximum vesting period is ten years. The nonqualified options are exercisable in accordance with a five-year vesting schedule. At December 31, 1995, the exercise prices of the vested options ranged from $2.00 to $61.93. During 1993, the Company granted options at less than fair market value and has accordingly recognized unearned compensation expense of $276,000 of which $55,000, $34,000 and $19,000 was recognized as compensation expense in 1993, 1994 and 1995, respectively. During 1994, the Company recorded a charge of $1,375,000 relating to the accelerated vesting of certain stock options. The charge for the options relates to a change in vesting criteria for 100,000 options granted in 1992. As a result of these changes, these options became exercisable during the second quarter of 1994, thereby requiring the charge in the second quarter.


    During the third quarter of 1995, the exercise price of certain options was reduced to reflect the decreased market value of the Company's stock. All of the options repriced had been issued originally at prices significantly in excess of $12.63, the market value on the day of the adjustment. No charge was required for this transaction.

15. WARRANTS

    During 1992, the Company issued warrants to purchase 85,000 shares of its Class C Convertible Preferred Stock at $6.00 per share in connection with the refinancing of certain term loans. The warrants were exercised in 1994 for 35,102 shares of Common Stock.

    During 1993, 167,473 warrants to purchase Class B Convertible Preferred Stock were exercised in conjunction with the Company's initial public offering.

    At December 31, 1993 there were 24,400 warrants outstanding with an exercise price of $3.28 which were subsequently exercised in January 1994 for 14,184 equivalent shares.

    There were no warrants outstanding at December 31, 1995.

16. EMPLOYEE BENEFIT PLANS

    The Company has a defined contribution 401(k) plan which covers substantially all eligible nonunion employees. Employees who participate in the plan may contribute up to $9,500 of their salaries or wages and the Company contributes 5% of the employees' contributions. During 1993 and 1994, the Company elected to contribute an additional 5% and 10%, respectively, of the employees' contributions within the plan related to the former Pinnacle Care Corporation. Defined contribution pension expense for the Company for the years ended December 31, 1993, 1994, and 1995 was $61,000, $108,000 and $76,000,
respectively.


    The MedRehab, Inc. Tax-Deferred Retirement Savings Plan covers substantially all employees of MedRehab who meet the term-of-service requirements. Employees are eligible to make contributions to the plan under the guidelines of Section 401(k) of the Internal Revenue Code. Company contributions to the plan ($24,000 in both 1995 and 1994) are at the discretion of the board of directors. All assets of the plan are held by a trustee and total approximately $4.9 million as of December 31, 1995.


    The Company also has a defined benefit pension plan which covers certain full-time employees. Assets held by the plan include money market funds, government bonds, convertible bonds, common and preferred stock, and real estate related investments. The Company incurred a pension curtailment


                                      F-19


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



16. EMPLOYEE BENEFIT PLANS -- (CONTINUED)


effective July 1, 1991 as a result of freezing pension benefits. There was no service cost charge in 1993, 1994 or 1995 as a result of this curtailment. Pension benefits are based primarily on years of service and age. The Company's funding policy for the defined benefit plan is to fund the minimum annual contribution required by applicable regulations. The following table sets forth the defined benefit plan's funded status and amounts recognized in the Company's consolidated balance sheets and statements of operations at December 31, 1993, 1994 and 1995:


                                                             DECEMBER 31,
                                                             ------------
                                                        1993     1994    1995
                                                        ----     ----    ----
                                                            (IN THOUSANDS)

Actuarial present value of benefit obligations:

   Vested ...........................................   $ 305    $ 393    $ 438
   Nonvested ........................................     109      102      116
                                                          ---      ---      ---
Accumulated benefit obligation ......................     414      495      554
                                                          ---      ---      ---
Projected benefit obligation ........................     414      495      554
Less: plan assets at fair value .....................     260      318      439
                                                          ---      ---      ---
Projected benefit obligation in excess of plan assets     154      177      115
Adjustment required to recognize minimum liability ..     118      214      208
Unrecognized transition asset .......................      13       12       10
Unrecognized net loss ...............................    (131)    (226)    (218)
                                                         ----     ----     ----
Accrued pension cost ................................   $ 154    $ 177    $ 115
                                                        =====    =====    =====



                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                         1993     1994     1995
                                                         ----     ----     ----
                                                              (IN THOUSANDS)

Interest cost on projected benefit obligation ..          $ 29     $ 36    $ 36
Actual return on plan assets ...................           (20)       3     (73)
Net amortization ...............................             2      (10)     59
                                                             -      ---      --
                                                          $ 11     $ 29    $ 22
                                                          ====     ====    ====
Key Assumptions:

   Weighted average discount rate of obligations           7.0%     7.5%    7.5%
   Long-term rate of return on assets ..........           6.5%     7.5%    7.5%

    Subsequent to the curtailment date, no increases in compensation were assumed.

17. COMMITMENTS AND CONTINGENCIES

Operating Leases

    The Company leases a facility under a sale-leaseback agreement. The term of the lease is 10 years. The Company has the option to renew the lease for additional terms of up to 18 years.


                                      F-20



                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



17. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)


    The Company also leases certain office space and equipment under cancelable and non-cancelable operating leases most of which may be renewed by the Company. At December 31, 1995, long-term operating lease commitments are as follows:


                                                                OPERATING LEASES
                                                                ----------------
                                                                 (IN THOUSANDS)

1996 ....................................................           $  4,255
1997 ....................................................              2,818
1998 ....................................................              2,049
1999 ....................................................              1,639
2000 ....................................................              1,275
Thereafter ..............................................              3,468
                                                                       -----
                                                                     $15,504
                                                                     =======

    Total rental expense under operating leases for 1993, 1994 and 1995 was $5,304,000, $5,841,000 and $5,516,000, respectively.

    In conjuction with the acquisition by MedRehab of one subsidiary in 1993, approximately 10,000 shares of common stock were issued. Additional shares ("earn-out" shares) are issuable if certain future operating targets relating to the acquired operations are met. Approximately 4,000 earn-out shares have been issued under this agreement. Shares issued in conjuction with the acquisition agreement may be redeemed beginning in July, 1996.


Self Insurance

    The Company is self-insured for health insurance. The Company's liability for losses is capped at 125% of expected claims as of December 31, 1995 through a contract with an insurance company. The Company is also self-insured for Workers' Compensation. The Company's liability for losses is capped at $500,000 per claim and $13,000,000 in aggregate through a contract with an insurance company. The Company has an outstanding letter of credit of $1,750,000, which is held as collateral by this insurance company.

Litigation

    The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are adequately covered by insurance or indemnification or, if not so covered, are without merit or are of such kind, or involve such amounts, that unfavorable disposition would not have a material effect on the financial position of the Company.

18. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

    The methods and assumptions used to estimate the fair value of each class of financial instruments, for those instruments for which it is practicable to estimate that value, and the estimated fair values of the financial instruments are as follows:

Cash and Cash Equivalents


    The carrying amount approximates fair value because of the short effective maturity of these instruments.



                                      F-21


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)



18. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)


Long-term Debt

    The fair value of the Company's long-term debt is estimated based on the current rates offered to the Company for similar debt. The carrying value of the Company's long-term debt approximates its fair value as of December 31, 1994 and 1995.


19. SUBSEQUENT EVENTS (UNAUDITED)


    In February 1996, the Company entered into an agreement to acquire a company which operates eight facilities with an aggregate of 960 beds. The purchase price is estimated to be approximately $52,000,000.


    In January 1996, Mariner entered into an agreement to be the preferred provider of subacute services to AmHS/Premier/SunHealth ("APS"), a hospital health care alliance with approximately 1,700 member hospitals. Pursuant to this arrangement an APS affiliate was granted warrants to purchase 210,000 shares of Mariner Common Stock at an exercise price of $11.375 per share, as well as warrants to purchase up to an additional 1,890,000 shares of Mariner Common Stock over a five year period depending on the performance of the arrangements between Mariner and APS affiliated facilities. The Company recorded a charge of approximately $850,000 in the first quarter of 1996 as a result of the 210,000 warrants granted.


20. PRO FORMA INFORMATION (UNAUDITED)


    The following unaudited pro forma condensed statements of operations for the years ended December 31, 1994 and 1995 give effect to the certain acquisitions as if they had occurred at the beginning of these years. The 1994 pro forma amounts give effect to two acquisitions consummated in 1994 (Legend and Florida), a 1995 acquisition (Heritage) and an acquisition in 1996 (CSI). The 1995 pro forma amounts give effect only to the 1995 and 1996 transactions as the 1994 acquisitions are included in the results of the Company for the year ended December 31, 1995. The condensed information presented includes the impact of certain adjustments related to the acquisitions such as additional depreciation and amortization on the purchase of property, plant and equipment, interest expense based on additional debt and rental expense reductions.


    The pro forma condensed statements of operations do not purport to be indicative of the results that actually would have been achieved if the Acquisitions and the merger with CSI had occurred at the beginning of the period.


                                                                                  UNAUDITED (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                                  -------------------------------------------------
                                                                                     PRO FORMA COMBINED
                                                                                      MARINER, LEGEND,         PRO FORMA COMBINED
                                                                                     FLORIDA, HERITAGE,        MARINER, HERITAGE,
                                                                                            CSI                       CSI
                                                                                            ---                       ---
                                                                                            1994                      1995
                                                                                            ----                      ----

Total operating revenue ..........................................................     $419,817                    $499,374
Net income before extraordinary items ............................................        9,991                      12,838
Net income per share before extraordinary items ..................................          .39                         .45
Net income .......................................................................        9,905                      11,700
Net income per share .............................................................          .39                         .41



                                      F-22




                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


21. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

    The following table represents summarized results:


                                                                   1994                                      1995
                                                                   ----                                      ----
                                              FIRST     SECOND       THIRD     FOURTH      FIRST     SECOND      THIRD      FOURTH
                                             QUARTER    QUARTER     QUARTER    QUARTER    QUARTER    QUARTER    QUARTER     QUARTER
                                             -------    -------     -------    -------    -------    -------    -------     -------
                                                                     (IN THOUSANDS EXCEPT PER SHARE DATA)

Net patient service revenue .............   $ 58,814   $ 60,594    $ 65,607   $ 75,342    $ 79,339   $ 81,753    $ 83,325   $ 93,218
Other revenue ...........................        682        608       1,085      1,412         820      1,812       6,484      8,055
                                                 ---        ---       -----      -----         ---      -----       -----      -----
Total operating revenue .................     59,496     61,202      66,692     76,754      80,159     83,565      89,809    101,273
Operating expenses:
  Facility operating costs ..............     47,683     47,695      52,820     60,493      62,822     64,451      71,672     77,688
  Corporate general and
   other ................................      4,920     13,080       5,480      7,455       6,548     16,015       8,690      8,577
  Interest expense, net .................        576        230         649        364         279        452         896      1,971
  Facility rent expense, net ............        346        523         435        435         355        563         528        384
  Depreciation and
   amortization .........................      1,806      1,891       1,827      2,567       2,660      2,631       2,612      3,494
                                               -----      -----       -----      -----       -----      -----       -----      -----
Total operating expenses ................     55,331     63,419      61,211     71,314      72,664     84,112      84,398     92,114
Operating income (loss) .................      4,165     (2,217)      5,481      5,440       7,495       (547)      5,411      9,159
Gain (loss) on sale of
  facilities ............................        147        591         110         84        --          (11)          3          2
                                               -----      -----       -----      -----       -----      -----       -----      -----

Income (loss) before income
  taxes and extraordinary
  items .................................      4,312     (1,626)      5,591      5,524       7,495       (558)      5,414      9,161
Provision for income tax ................      1,810        235       2,185      1,618       2,876       (355)      1,928      3,443
                                               -----        ---       -----      -----       -----       ----       -----      -----
Income (loss) before
  extraordinary items ...................      2,502     (1,861)      3,406      3,906       4,619       (203)      3,486      5,718
Extraordinary items .....................       --          (74)       --          (12)       --       (1,138)       --         --
                                               -----      -----       -----      -----       -----      -----       -----      -----

Net income (loss) .......................   $  2,502   $ (1,935)   $  3,406   $  3,894    $  4,619   $ (1,341)   $  3,486   $  5,718
                                            ========   ========    ========   ========    ========   ========    ========   ========
Net income (loss) per common
  and common equivalent share   .........   $    .14   $   (.11)   $    .18   $    .18    $    .20   $   (.06)   $   0.15   $    .25
                                            ========   ========    ========   ========    ========   ========    ========   ========


                                      F-23


                  MARINER HEALTH GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                   (UNAUDITED)


                                                                                                     DECEMBER 31,         MARCH 31,
                                                                                                        1995                1996
                                                                                                        ----                ----


                                                 ASSETS

Current assets:
   Cash and cash equivalents .................................................................         $   4,086          $   2,184
   Accounts receivable, less allowance for doubtful accounts
     of $10,078 and $12,275,  respectively ...................................................            92,537            108,556
   Estimated settlements due from third-party payors .........................................            12,915             27,375
   Prepaid expenses and other current assets .................................................             6,757             14,307
   Deferred income tax benefit ...............................................................             9,918              9,218
                                                                                                           -----              -----
       Total current assets ..................................................................           126,213            161,640
Property, plant, and equipment, net ..........................................................           174,486            308,858
Goodwill, net of accumulated amortization of $19,084 and $6,102, respectively ................            78,212            159,938
Intangible and other assets, net of accumulated amortization of
 $6,550 and $4,868 respectively ..............................................................            30,144             14,524
Restricted cash and cash equivalents .........................................................             1,198              1,568
Deferred income tax benefit ..................................................................             1,273              1,556
                                                                                                           -----              -----
       Total assets ..........................................................................         $ 411,526          $ 648,084
                                                                                                       =========          =========

                                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current maturities of long-term debt and capital lease obligations ........................         $   5,156          $   5,359
   Accounts payable ..........................................................................            10,904             29,850
   Accrued payroll ...........................................................................             6,072              8,428
   Accrued vacation ..........................................................................             5,053              7,246
   Other accrued expenses ....................................................................            22,808             32,410
   Deferred income taxes .....................................................................               987                987
   Other liabilities .........................................................................             1,085              6,108
                                                                                                           -----              -----
       Total current liabilities .............................................................            52,065             90,388
Long-term debt and capital lease obligations, less current portion ...........................           107,910            239,302
Deferred income taxes ........................................................................             6,007              9,149
Deferred gain ................................................................................             2,122              2,082
Redeemable stock and other long-term liabilities .............................................             1,030              1,633
                                                                                                           -----              -----
       Total liabilities .....................................................................           169,134            342,554
Commitments and contingencies
Stockholders' equity:
   Common stock, $.01 Par value; 50,000,000 shares authorized; 22,540,008 issued and outstanding at december 31, 1995 and 28,511,361 shares issued
    and outstanding at march 31, 1996 ........................................................               225                285
   Additional paid-in capital ................................................................           246,660            307,691
   Unearned compensation .....................................................................               (15)               (13)
   Accumulated deficit .......................................................................            (4,478)            (2,433)
                                                                                                          ------             ------
       Total stockholders' equity ............................................................           242,392            305,530
                                                                                                         -------            -------
       Total liabilities and stockholders' equity ............................................         $ 411,526          $ 648,084
                                                                                                       =========          =========


                             See accompanying notes.


                                      F-24




                MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF OPERATIONS
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                (UNAUDITED)


                                                                                                         THREE MONTHS ENDED
                                                                                                               MARCH 31,
                                                                                                               ---------
                                                                                                     1995                    1996
                                                                                                     ----                    ----

Net patient service revenue ........................................................             $    79,339             $   132,629
Other income .......................................................................                     820                   2,550
                                                                                                         ---                   -----
Total operating revenue ............................................................                  80,159                 135,179
                                                                                                      ------                 -------
Operating expenses:

   Facility operating costs ........................................................                  62,822                 104,591
   Corporate general and administrative ............................................                   6,548                  17,227
                                                                                                       -----                  ------
                                                                                                      69,370                 121,818
                                                                                                      ------                 -------
   Interest expense, net ...........................................................                     279                   4,392
   Facility rent expense, net ......................................................                     355                     474
   Depreciation and amortization ...................................................                   2,660                   5,196
                                                                                                       -----                   -----
Total operating expenses ...........................................................                  72,664                 131,880
                                                                                                      ------                 -------
Income before income taxes .........................................................                   7,495                   3,299
Provision for income taxes .........................................................                   2,876                   1,254
                                                                                                       -----                   -----
Net income .........................................................................             $     4,619             $     2,045
                                                                                                 ===========             ===========
Net income per common and common equivalent share:
   Weighted average common and common equivalent shares
     outstanding ...................................................................              22,677,000              29,235,065
                                                                                                  ==========              ==========
   Net income per common and common equivalent share ...............................             $      0.20             $      0.07
                                                                                                 ===========             ===========

                          See accompanying notes.

                                      F-25



                  MARINER HEALTH GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                   (UNAUDITED)


                                                                                                           THREE MONTHS ENDED
                                                                                                                 MARCH 31,
                                                                                                                 ---------
                                                                                                          1995               1996
                                                                                                          ----               ----
Cash flows (used in) provided by operating activities:

   Net income ................................................................................          $  4,619           $  2,045
   Adjustments to reconcile net income to cash provided by operating activities:

       Depreciation and amortization .........................................................             2,661              5,195
       Provision for losses on accounts receivable ...........................................               499                740
       Amortization of deferred gain .........................................................              (143)               (40)
       Non-cash charge for warrants issued ...................................................              --                  850
       Amortization of deferred financing costs ..............................................              --                  195
       Charge for abandonment of assets ......................................................              --                1,061
       Changes in operating assets and liabilities:

          (Increase) decrease in accounts receivable .........................................           (10,148)             1,176
          Increase in estimated settlements from third parties ...............................            (3,361)            (4,176)
          (Increase) decrease in prepaid expenses and other current assets ...................              (730)             1,955
          Increase (decrease) in accounts payable ............................................              (399)             2,227
          Increase in accrued liabilities ....................................................             1,776              4,090
          Increase in other current liabilities ..............................................               254              1,598
                                                                                                             ---              -----
             Net cash (used in) provided by operating activities .............................            (4,972)            16,916
Cash flows used in investing activities:
   Purchase of plant, property and equipment .................................................            (2,374)            (3,500)
   Cash paid for acquisitions ................................................................            (2,618)           (43,478)
   Working capital deficits acquired .........................................................              --               (4,491)
   Increase in intangible and other assets ...................................................            (1,178)            (5,273)
                                                                                                          ------             ------
             Net cash used in investing activities ...........................................            (6,170)           (56,742)
                                                                                                          ------            -------
Cash flows from financing activities:
   Drawings on line of credit borrowings .....................................................              --               66,381
   Cash deposits applied to capital lease obligation .........................................              --              (13,155)
   Repayments of long term debt and capital lease obligations ................................              (461)           (15,890)
   Proceeds from exercise of employee stock options ..........................................               908                333
   Shares issued under employee stock purchase plan ..........................................              --                  156
   Decrease in restricted cash ...............................................................               232                 99
                                                                                                             ---                 --
             Net cash provided by financing activities .......................................               679             37,924
                                                                                                             ---             ------
Decrease in cash and cash equivalents ........................................................           (10,463)            (1,902)
Cash and cash equivalents at beginning of period .............................................            37,209              4,086
                                                                                                          ------              -----
Cash and cash equivalents at end of period ...................................................          $ 26,746           $  2,184
                                                                                                        ========           ========

                          See accompanying notes.

                                      F-26


                  MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. The consolidated financial statements as of and for the periods ended March 31, 1995 and 1996 are unaudited. All adjustments and accruals have been made which, in the opinion of management, are necessary for a fair presentation. In addition to normal, recurring adjustments, corporate general and administrative expenses for the first three months of 1996 included a charge of $6,511,000 composed of $5,661,000 related to the pooling of interests with MedRehab and a charge of $850,000 for warrants issued in connection with a preferred provider agreement. Of the $5,661,000 in merger charges, approximately $2,280,000 relates to severance and related payroll charges, $1,061,000 relates to property write-downs, $1,143,000 relates to transaction costs, $682,000 relates to relocation costs, and $495,000 relates to miscellaneous expenses. Results of operations for the period ended March 31, 1996 are not necessarily indicative of those expected for any future period.

    The accompanying unaudited interim consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and the rules and regulations of the Securities and Exchange Commission. These financial statements have been prepared with the assumption that users of the interim financial information have either read or have access to the Company's audited consolidated financial statements for the year ended December 31, 1995. Accordingly, footnote disclosures which would substantially duplicate the disclosures contained in the Company's December 31, 1995 audited consolidated financial statements have been omitted from these unaudited interim consolidated financial statements. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such instructions, rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these unaudited interim consolidated financial statements be read in conjunction with the audited consolidated financial statements and the notes thereto appearing elsewhere in this Prospectus.


    The unaudited interim consolidated financial statements of the Company have been prepared to give retroactive effect to the merger with MedRehab, Inc. ("MedRehab") which was accounted for as a pooling of interests. Accordingly, the accompanying unaudited consolidated financial statements have been restated to include the accounts and operations of MedRehab for all periods presented.

2. On March 1, 1996, the Company consummated a merger with MedRehab. The tax-free, stock-for- stock transaction was accounted for as a pooling of interests. In total, an aggregate of approximately 2,312,500 shares of Mariner Common Stock were exchanged for all outstanding shares of MedRehab capital stock or will be issued upon exercise of options to purchase shares of MedRehab capital stock. The results of MedRehab prior to the merger included in the restated financial statements have not been separately disclosed as they are immaterial to the results of the combined company. The historical financial statements of the Company for all periods presented give retroactive effect to the MedRehab merger.

3. In January 1996, Mariner completed the merger with Convalescent Services, Inc. ("CSI") and its acquisition of certain related assets. In the merger, all of the issued and outstanding shares of capital stock of CSI were converted into the right to receive an aggregate of 5,853,656 shares of the Company's Common Stock and $7,000,000 in cash. In connection with the CSI Merger, Mariner acquired certain assets that are related to CSI's business from affiliates of CSI's stockholders for an aggregate of approximately $17,694,000 in cash and loaned an aggregate of $1,619,000 to the partnerships that sold certain assets to the Company. In addition, the Company acquired options to purchase 12 of the facilities leased by CSI from affiliates of CSI's stockholders at fair market value and made nonrefundable deposits of an aggregate of $13,155,000 with the lessors of the facilities subject to such options. The options are exercisable during specified periods between 1998 and 2010. The aggregate estimated fair market value as of the earliest exercise date of the options of, and the aggregate purchase price for, the 12 facilities subject to the options is approximately $59,585,000 (which includes the deposit of $13,155,000 paid by the Company in May 1995). Mariner financed the cash consideration paid in these transactions with borrowings under the Company's credit facility.



                                      F-27


                   MARINER HEALTH GROUP, INC. AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)


4. In January 1996, Mariner entered into an agreement to be the preferred provider of subacute services to AmHS/Premier/Sun Health ("APS"), which is the largest hospital-health care alliance in the United States with approximately 1,700 member hospitals. As the preferred subacute provider, Mariner may contract individually with member hospitals and systems to provide subacute services. This agreement provides the Company the opportunity to more quickly expand its services in certain of its existing markets and enter new markets with lower capital commitments. Pursuant to this arrangement, an APS affiliate was granted warrants to purchase 210,000 shares of Mariner Common Stock at an exercise price of $11.375 per share, as well as warrants to purchase up to an additional 1,890,000 shares of Mariner Common Stock over a five year period depending on the performance of the arrangements between Mariner and APS-affiliated facilities. The Company recorded a charge of approximately $850,000 in the first quarter of 1996 as a result of the 210,000 warrants granted. The Company will receive management fees under the agreements it enters with APS-affiliated facilities based on a percentage of such facility's revenues specified in the agreement.



                                      F-28



                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of MARINER HEALTH GROUP, INC.

    We have audited the accompanying combined balance sheet relating to certain assets and liabilities of Convalescent Services, Inc. and affiliates acquired by Mariner Health Group, Inc. on January 2, 1996 (the "Company") as of December 31, 1995, and the related statements of operations, cash flows and changes in stockholders' deficit for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of certain assets and liabilities of Convalescent Services, Inc. and affiliates acquired by Mariner Health Group, Inc. on January 2, 1996 as of December 31, 1995, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 28, 1996


                                      F-29




                        CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY
                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

                             COMBINED BALANCE SHEET

                                DECEMBER 31, 1995


                                                                                                                          1995
                                                                                                                          ----


                                                 ASSETS

    Current assets:

        Accounts receivable, less allowance for uncollectible accounts of $1,851,923 ........................          $ 22,046,539
        Estimated settlements due from third parties ........................................................             6,172,627
        Prepaid expenses and other current assets ...........................................................             1,206,723
                                                                                                                          ---------
           Total current assets .............................................................................            29,425,889
    Restricted cash and cash equivalents ....................................................................               469,086
    Property and equipment, net (note 3) ....................................................................            33,040,106
    Goodwill, net ...........................................................................................               673,326
    Intangible and other assets, net ........................................................................               828,648
    Due from affiliates .....................................................................................             1,188,386
    Other long-term assets (note 4) .........................................................................             6,673,706
                                                                                                                          ---------
           Total non-current assets .........................................................................            42,873,258
                                                                                                                         ----------
              Total assets ..................................................................................          $ 72,299,147
                                                                                                                       ============

                                     LIABILITIES AND STOCKHOLDERS' DEFICIT

    Current liabilities:

        Current portion of long-term debt (note 6) ..........................................................          $ 27,367,560
        Accounts payable ....................................................................................            16,719,190
        Accrued payroll .....................................................................................             1,394,153
        Accrued vacation ....................................................................................             1,304,297
        Other accrued expenses ..............................................................................             7,244,416
        Other current liabilities ...........................................................................             2,446,325
        Cash overdraft ......................................................................................             2,193,397
                                                                                                                          ---------
           Total current liabilities ........................................................................            58,669,338
    Long-term debt, less current portion (note 6) ...........................................................            19,990,534
    Other long-term liabilities .............................................................................             2,459,229
                                                                                                                          ---------
           Total liabilities ................................................................................            81,119,101
                                                                                                                         ----------
    Commitments and contingencies (notes 7 and 9)
    Stockholders' deficit:

        Common stock, par value $1 per share, authorized and issued 1,000,000 shares in
           1995 .............................................................................................             1,000,000
        Contributed capital .................................................................................             1,843,355
        Accumulated deficit .................................................................................           (11,655,161)
        Less: 250 shares of treasury stock ..................................................................                (8,148)
                                                                                                                             ------
           Total stockholders' deficit ......................................................................            (8,819,954)
                                                                                                                         ----------
              Total liabilities and stockholders' deficit ...................................................          $ 72,299,147
                                                                                                                       ============

               The accompanying notes are an integral part of the
                         combined financial statements.



                                      F-30



                        CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY

                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996
                        COMBINED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


Operating revenue:

    Net patient service revenue .................................................................                     $ 134,738,147
    Other income ................................................................................                         8,146,721
       Total operating revenue ..................................................................                       142,884,868
Operating expense:

    Facility operating costs ....................................................................                       123,246,894
    Interest expense ............................................................................                         3,972,605
    Facility rent expense, net ..................................................................                         9,749,905
    Corporate, general and administrative .......................................................                         5,176,847
    Depreciation and amortization ...............................................................                         2,255,795
       Total operating expense ..................................................................                       144,402,046
          Net loss ..............................................................................                     $  (1,517,178)


              The accompanying notes are an integral part of these
                         combined financial statements.



                                      F-31



                     CERTAIN ASSETS AND LIABILITIES OF
          CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY

               MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996
                     COMBINED STATEMENT OF CASH FLOWS

                   FOR THE YEAR ENDED DECEMBER 31, 1995


 Cash used in operating activities:
        Net loss ............................................................................................          $ (1,517,178)
        Adjustments to reconcile net income to net cash used in operating activities:
           Depreciation and amortization ....................................................................             2,225,795
           Provision for bad debt ...........................................................................              (161,423)
           Changes in operating assets and liabilities:
              Increase in patient accounts receivable .......................................................            (8,965,088)
              Increase in third-party settlements receivable ................................................            (3,121,208)
              Increase in accounts payable and accrued expenses .............................................             6,630,793
              Decrease in receivable from affiliates ........................................................             2,518,979
              Increase in prepaids ..........................................................................               (50,076)
              Decrease in other assets ......................................................................               497,872
              Increase in restricted assets .................................................................              (417,139)
              Increase in other current liabilities .........................................................               763,047
                                                                                                                            -------
                 Net cash flows used in operating  activities ...............................................            (1,565,626)
                                                                                                                         ----------
  Cash flows provided by investing activities:
        Capital expenditures ................................................................................            (1,804,977)
        Disposition of assets ...............................................................................             4,170,989
                                                                                                                          ---------
                 Net cash flows provided by investing  activities ...........................................             2,366,012
                                                                                                                          ---------
 Cash flows used in financing activities:
        Proceeds from issuance of long-term debt ............................................................            31,562,604
        Repayments of long-term debt ........................................................................           (29,135,227)
        Decrease in receivable from stockholders ............................................................             1,176,550
        Dividends paid ......................................................................................            (4,952,546)
        Capital distributions ...............................................................................            (1,032,512)
                                                                                                                         ----------
                 Net cash flows used in financing activities ................................................            (2,381,131)
                                                                                                                         ----------
    Net decrease in cash ....................................................................................            (1,580,745)
    Overdraft at beginning of year ..........................................................................              (612,652)
                                                                                                                           --------
    Overdraft at end of year ................................................................................          $ (2,193,397)
                                                                                                                       ============

              The accompanying notes are an integral part of these
                         combined financial statements.


                                      F-32



                        CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY

                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996
             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1995



                                                    CONTRIBUTED
                                                      CAPITAL
                                        COMMON     (DISTRIBUTION   ACCUMULATED     TREASURY
                                        STOCK       TO PARTNERS)     DEFICIT        STOCK           TOTAL
                                        -----       ------------     -------        -----           -----

Balance, January 1, 1995 .........     1,000,000    $ 2,875,867    $ (5,185,437)    $ (8,148)    $ (1,317,718)
   Net loss ......................                                   (1,517,178)                   (1,517,178)
   Capital distributions .........                   (1,032,512)                                   (1,032,512)
   Dividends paid ...............                                    (4,952,546)                   (4,952,546)
                                       ---------    -----------    -------------    ---------    ------------
Balance, December 31, 1995 ......      1,000,000    $ 1,843,355    $(11,655,161)    $ (8,148)    $ (8,819,954)
                                       =========    ===========    =============    ========     ============

              The accompanying notes are an integral part of these
                         combined financial statements.



                                      F-33




                       CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY
                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

                          NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Presentation

    The combined financial statements present the financial position, results of operations and cash flows associated with the operation of 23 skilled nursing facilities and a rehabilitation hospital, collectively herein referred to as the "Company." On January 2, 1996, the assets and liabilities were acquired in a merger by Blue Corporation, a wholly-owned subsidiary of Mariner Health Group, Inc. ("Mariner").

    The assets and  liabilities  acquired  were "carved out" of the December 31,
1994  combined  financial   statements  of  Convalescent   Services,   Inc.  and
Affiliates, (the "Predecessor Company") as follows:


                                                                       PREDECESSOR                                ASSETS/LIABILITIES
                                                                         COMPANY          ASSETS/LIABILITIES         JANUARY 1, 1995
                                                                    DECEMBER 31, 1994         NOT ACQUIRED            (AS ADJUSTED)
                                                                    -----------------         ------------            -------------

Cash .....................................................            $  1,775,323            $ (2,576,510)            $   (801,187)
Patient accounts receivable ..............................              14,108,822              (1,188,793)              12,920,029
Third party settlements receivable .......................               2,406,627                 644,792                3,051,419
Receivables from affiliates ..............................                    --                 4,417,293                4,417,293
Other current assets .....................................               1,331,978                (175,331)               1,156,647
                                                                         ---------                --------                ---------
   Total current assets ..................................              19,622,750               1,121,451               20,744,201
Restricted cash ..........................................               2,867,026              (2,626,544)                 240,482
Property and equipment, net ..............................             110,091,213             (72,625,409)              37,465,804
Receivable from affiliates ...............................               1,533,070               2,000,000                3,533,070
Other long-term assets ...................................               1,598,543                (421,993)               1,176,550
Goodwill, net ............................................                 691,045                    --                    691,045
Intangibles and other assets .............................               1,966,537                (490,149)               1,476,388
                                                                         ---------                --------                ---------
       Total assets ......................................            $138,370,184            $(73,042,644)            $ 65,327,540
                                                                      ============            ============             ============


                                                                          PREDECESSOR                             ASSETS/LIABILITIES
                                                                            COMPANY           ASSETS/LIABILITIES     JANUARY 1, 1995
                                                                       DECEMBER 31, 1994          NOT ACQUIRED         (AS ADJUSTED)
                                                                       -----------------          ------------         -------------

Current portion of long-term debt ................................        $  27,945,909         $ (20,552,287)        $   7,393,622
Accounts payable .................................................           12,115,761            (1,410,036)           10,705,725
Accrued expenses .................................................            6,315,161              (650,280)            5,664,881
Accrued payroll ..................................................            2,757,197              (268,840)            2,488,357
Accrued vacation .................................................            1,294,012              (121,712)            1,172,300
Other current liabilities ........................................            3,018,479            (1,335,201)            1,683,278
                                                                              ---------            ----------             ---------
   Total current liabilities .....................................           53,446,519           (24,338,356)           29,108,163
                                                                             ----------           -----------            ----------
Long-term debt, less current portion .............................          104,163,902           (66,626,807)           37,537,095
Other long-term assets ...........................................            4,461,518            (4,461,518)                 --
                                                                              ---------            ----------            ----------
   Total liabilities .............................................          162,071,939           (95,426,681)           66,645,258
Common stock .....................................................            1,000,000                                   1,000,000
Contributed capital ..............................................           14,062,285           (11,186,418)            2,875,867
Accumulated deficit ..............................................          (38,755,892)           33,570,455            (5,185,437)
Less: 250 shares of treasury stock ...............................               (8,148)                 --                  (8,148)
      ---                                                                        ------            ----------                ------
   Total stockholders' deficit ...................................          (23,701,755)           22,384,037            (1,317,718)
                                                                            -----------            ----------            ----------
       Total liabilities and stockholders' deficit ...............        $ 138,370,184         $ (73,042,644)        $  65,327,540
                                                                          =============         =============         =============


                                      F-34


                       CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY
                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

    The January 1, 1995 balance sheet includes certain assets used by the Predecessor Company in other business activities which include an airplane, two cars, certain leases for real property, a condominium and all leasehold improvements incident to CSI's office space in Atlanta, Georgia which were sold to the Predecessor Company in May 1995 in exchange for the assumption of the liabilities related to such assets. These were assets that were used in the management of the business prior to May 1995 when Mariner began managing the facilities. Accordingly, these assets are presented as disposals during the month of May. No gain or loss was recorded in connection with these disposals.

    Assets and liabilities not acquired by Mariner consist of property and equipment and related debt and equity related to 14 facilities which are owned by the Predecessor Company.

    Mariner, on January 2, 1996 entered into new leases with the Predecessor Company which are capital leases.

    In addition, a medical supplies company, CSSI, acquired by Mariner in May 1995 has also been excluded as of January 1, 1995.

    All significant intercompany accounts and transactions have been eliminated.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Equivalents

    The Company considers cash on hand, deposits in banks, and all short-term investments with original maturities of three months or less to be cash equivalents. At December 31, 1995 cash was in an overdraft position and has been reclassed to current liabilities for financial statement presentation purposes.

Common Stock

    During 1994, the board of directors of CSI approved an amendment to the Company's articles of incorporation which stated that the total number of shares of capital stock which the corporation is authorized to issue is 1,000,000 shares of common stock, divided into 500,000 shares designated as "Class A
Common Stock" and 500,000 shares designated as "Class B Common Stock." All previously outstanding shares of Common Stock were converted to Class A Common Stock. The holders of the Class A Common stock are entitled to one vote per share in all proceedings in which actions are taken by the shareholders of CSI, and the holders of the Class B Common Stock are entitled to three votes per share in all proceedings in which actions shall be taken by the shareholders of CSI. The holders of the Class A Common Stock and the holders of the Class B Common Stock shall vote together without distinction, and not separately, except as to matters to which, under law, voting by classes is required. Except as to voting rights, the Class A Common Stock and the Class B Common Stock are identical in all respects and for all purposes, and are entitled to receive, without distinction as to class, all dividends declared and all net assets of CSI upon liquidation or dissolution.



                                      F-35



                       CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY
                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Revenue Recognition

    Net patient service revenue is reported at the estimated net amount realizable under contractual arrangements with patients and third-party payors.

    Revenue under certain third-party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

    Net patient service revenues payable by patients at the Company's facilities are recorded at established billing rates. Net patient service revenues to be reimbursed by contracts with third-party payors are recorded at the amount estimated to be realized under these contractual arrangements. Revenues from Medicare and Medicaid are generally based on reimbursement of the reasonable direct and indirect costs of providing services to program participants or a prospective payment system. The Company separately estimates revenues due from each third party with which it has a contractual arrangement and records anticipated settlements with these parties in the contractual period during which services were rendered. The amounts actually reimbursable under Medicare and Medicaid are determined by filing cost reports which are then audited and generally retroactively adjusted by the payor. Legislative changes to state or federal reimbursement systems may also retroactively affect recorded revenues. Changes in estimated revenues due in connection with Medicare and Medicaid may be recorded by the Company subsequent to the year of origination and prior to final settlement based on improved estimates. Such adjustments and final settlements with third party payors are reflected in operations at the time of the adjustment or settlement.

    In addition, indirect costs reimbursed under the Medicare program are subject to regional limits. The Company's costs generally exceed these limits and, accordingly, the Company is required to submit exception requests to recover such excess costs. The Company believes it will be successful in collecting these receivables; however, the failure to recover these costs in the future could materially and adversely affect the Company.

Goodwill, Intangible and Other Assets

    Intangible and other assets primarily consist of amounts identified in connection with certain facility organization and pre-opening costs and certain deferred costs which were incurred in connection with various financings.

    In connection with each of its start-ups, the Company amortizes deferred costs over five years. The Company's policy is to evaluate each acquisition separately and identify an appropriate amortization period for goodwill based on the acquired property's characteristics. Goodwill is being amortized using the straight-line method over a 40-year period.

    Costs  incurred in obtaining  financing  are  amortized as interest  expense
using  the  straight-line   method  over  the  term  of  the  related  financial
obligation.

Property and Equipment

    Property and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives as follows:



Building and improvements ........        15-40 years

Furniture and equipment ..........        3-7 years

Leasehold rights and improvements.        Over the shorter of the remaining
                                          term of the lease or life of the asset


                                      F-36



                       CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY
                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Income Taxes

    No provision has been made for income taxes as operations are carried out through entities which pass taxable income or loss to the shareholders.

2. RECENT ACCOUNTING PRONOUNCEMENTS

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be disposed of " (SFAS 121), issued by the Financial Accounting Standards Board in March 1995 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles to be disposed of. This statement is effective for financial statements for fiscal years beginning after December 15, 1995. The Company does not believe the adoption of SFAS 121 will have a material impact on the Company's financial condition or results of operations.

3. PROPERTY AND EQUIPMENT



Land .....................................................           $ 4,142,696
Buildings and improvements ...............................            34,146,660
Furniture, fixtures and equipment ........................             5,569,769
Construction in progress .................................               715,058
                                                                         -------
                                                                      44,574,183
Less: accumulated depreciation ...........................            11,534,077
                                                                      ----------
                                                                     $33,040,106
                                                                     ===========

4. OTHER LONG-TERM ASSETS

    Other long-term assets consist of the following:



Management fees receivable ..............................             $3,912,277
Loans receivable ........................................              2,761,429
                                                                       ---------
                                                                      $6,673,706
                                                                      ==========


5. RELATED PARTY TRANSACTIONS

    In May 1995 Mariner and the Predecessor Company entered into a Management Agreement (the "Management Agreement") pursuant to which Mariner would manage all of the Company's facilities and operations. Under the Management Agreement, Mariner would receive a monthly management fee equal to 6% of the gross operating revenue of CSI's facilities. In addition, upon termination of the Management Agreement, Mariner would receive a bonus management fee equal to the net income of the facilities managed by Mariner during the term of the Management Agreement, subject to certain adjustments.

    From May 24, 1995 through December 31, 1995 approximately $10,288,000 of management fees were paid to Mariner pursuant to the agreement.

    Amounts due from  Affiliates  of  approximately  $1,188,000  at December 31,
1995,   are   recorded   net   of  any   offsetting   payables   and   represent
noninterest-bearing amounts advanced to stockholders.


                                      F-37




                       CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY
                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

6. LONG-TERM DEBT



Notes payable principally to banks, interest from 8.03% To 10.95%,
  payable monthly with maturity dates from 1996 to 2001 ...........    $ 42,358,094
Outstanding under $5,000,000 revolving credit agreement bearing
  interest at prime plus 1/2 percent, maturing january 2, 1996 ....       5,000,000
Less current portion ..............................................     (27,367,560)
                                                                        -----------
Long-term debt ....................................................     $19,990,534
                                                                        ===========

    Principal maturities of long-term debt are as follows:


1996 ..............................................................    $ 27,367,560
1997 ..............................................................       4,557,836
1998 ..............................................................         477,782
1999 ..............................................................         413,004
2000 ..............................................................       5,864,767
2001 and thereafter ...............................................       8,677,145
                                                                          ---------
                                                                        $47,358,094
                                                                        ===========


    The $5,000,000 credit facility expires January 2, 1996. This agreement requires the Company to pay a fee of 3/8 % per annum on the unused portion of the credit facility.

    The credit agreements require CSI and its affiliates to maintain certain combined debt service coverage and other financial ratios as defined in the agreements. Other loan agreements have covenants relating to individual affiliates and include some cross defaults with other agreements.

    At December 31, 1995, two of CSI's affiliates were not in compliance with certain financial ratio covenants. The Company has received waivers from the lenders for these items.

    Amounts outstanding under various loan agreements are collateralized by substantially all assets of the Company and are guaranteed by the stockholders. The stockholders are also required to maintain an $8,000,000 unencumbered liquid asset pool under the credit agreement.

7. LEASES AND LEASE COMMITMENTS:

    On January 2, 1996 the Company rewrote certain leases for administrative office space and two operating facilities under noncancelable operating leases. Future minimum lease commitments for each of the five succeeding years under noncancelable operating leases are as follows:


1996 .........................................................       $ 1,154,390
1997 .........................................................         1,124,365
1998 .........................................................         1,124,865
1999 .........................................................         1,125,365
2000 .........................................................         1,152,830
2001 and thereafter ..........................................         3,025,000
                                                                       ---------
                                                                      $8,706,815
                                                                      ==========




                                      F-38



                       CERTAIN ASSETS AND LIABILITIES OF
             CONVALESCENT SERVICES, INC. AND AFFILIATES ACQUIRED BY
                  MARINER HEALTH GROUP, INC. ON JANUARY 2, 1996

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


8. INSURANCE

    The Company's Texas nursing centers were nonsubscribers to the State of Texas Workers' Compensation Program until June 1, 1995. As a nonsubscriber, the Company bears the risk of liability for all claims incurred. Effective July 1, 1993, the Company is substantially self-insured in all states for workers' compensation subject to certain specific and aggregate limits. Management believes it has made adequate provision for unpaid and unreported claims incurred. The accrued liabilities for worker's compensation self-insurance are $2,075,000 at December 31, 1995.

    The Company is under a $100,000 per occurrence self-insured retention program for general and professional liability insurance as opposed to first dollar coverage. Accrued liabilities of $2,235,000 have been recorded based on an actuarial projection of reserves and incurred but not reported claims as of December 31, 1995.

9. LITIGATION AND LEGAL MATTERS

    The Company is involved in litigation and administrative proceedings in the ordinary course of business. In the opinion of management, the Company's recovery or liability, if any, under pending litigation and administrative proceedings would not materially affect its financial condition or operations.

10. SUBSEQUENT EVENTS

    On January 2, 1996 the Company merged with Mariner Health Group, Inc. for approximately $218,000,000.




                                      F-39





                       REPORT OF INDEPENDENT ACCOUNTANTS

To MR. STILES A. KELLETT, JR.
 and MR. SAMUEL B. KELLETT

    We have audited the accompanying combined balance sheets of Convalescent Services, Inc. and Affiliates (the "Company") as of December 31, 1993 and 1994, and the related combined statements of operations, cash flows and changes in stockholders' deficit for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    As discussed in the notes to the accompanying financial statements, Convalescent Services, Inc. and Affiliates participate with their owners in terms of financial support including cross-collateralization of some assets and debt guarantees.

    In our opinion, the financial statements referred to above, present fairly, in all material respects, the combined financial position of Convalescent Services, Inc. and Affiliates as of December 31, 1993 and 1994, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                                COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
March 31, 1995



                                      F-40




                   CONVALESCENT SERVICES, INC. AND AFFILIATES
                             COMBINED BALANCE SHEETS

                           DECEMBER 31, 1993 AND 1994


                                                                                                       1993               1994
                                                                                                       ----               ----

                                                ASSETS

Current assets:

   Cash ..................................................................................       $   1,983,903        $   1,775,323
   Restricted cash .......................................................................             239,159              429,432
   Patient accounts receivable, less allowance for uncollectible accounts of $2,159,000 and $2,080,000 in 1993 and 1994,
     respectively ........................................................................           9,994,538           14,108,822
   Third-party settlements receivable ....................................................           3,265,644            2,406,627
   Other current assets ..................................................................           1,650,529            1,331,978
                                                                                                     ---------            ---------
       Total current assets ..............................................................          17,133,773           20,052,182
Restricted assets -- noncurrent ..........................................................           2,204,823            2,437,594
Property and equipment, net ..............................................................         111,899,230          110,091,213
Receivable from affiliates ...............................................................           2,583,704            1,533,070
Receivable from stockholders .............................................................             345,866              810,198
Investment in limited partnerships .......................................................            (325,151)             788,345
Debt issue costs, net ....................................................................           1,845,536            1,504,466
Goodwill, net ............................................................................                                  691,045
Other assets .............................................................................             612,356              462,071
                                                                                                       -------              -------
       Total assets ......................................................................       $ 136,300,137        $ 138,370,184
                                                                                                 =============        =============

                                 LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:

   Current portion of long-term debt .....................................................       $  12,428,216        $  27,945,909
   Accounts payable ......................................................................           9,856,600           12,115,761
   Accrued expenses ......................................................................           3,483,757            6,315,161
   Accrued payroll and benefits ..........................................................           3,518,208            4,051,209
   Advance payments from residents and patients ..........................................           1,871,474            1,733,759
   Payable to stockholders ...............................................................             989,810
   Other current liabilities .............................................................           1,170,700            1,284,720
                                                                                                     ---------            ---------
       Total current liabilities .........................................................          33,318,765           53,446,519
Long-term debt, less current portion .....................................................         121,698,395          104,163,902
Refundable advance fees ..................................................................           4,826,185            4,218,579
Deferred revenue from nonrefundable fees .................................................             453,950              242,939
                                                                                                       -------              -------
       Total liabilities .................................................................         160,297,295          162,071,939
                                                                                                   -----------          -----------

Stockholders' deficit:
   Common stock, par value $1 per share, authorized and issued 1,000 shares in 1993 and par value $1 per share, authorized and issued 1,000,000
     shares in 1994 ......................................................................               1,000            1,000,000
   Contributed capital ...................................................................           1,858,858           14,062,285
   Accumulated deficit ...................................................................         (25,848,868)         (38,755,892)
   Less: 250 shares of treasury stock ....................................................              (8,148)              (8,148)
                                                                                                        ------               ------
       Total stockholders' deficit .......................................................         (23,997,158)         (23,701,755)
                                                                                                   -----------          -----------
       Total liabilities and stockholders' deficit .......................................       $ 136,300,137        $ 138,370,184
                                                                                                 =============        =============

                             See accompanying notes.


                                      F-41




                   CONVALESCENT SERVICES, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF OPERATIONS

              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994


                                                                                  1992                  1993                1994
                                                                                  ----                  ----                ----
Operating revenue:
   Net patient service revenue ......................................         $ 97,481,692         $113,412,523         $138,864,152
   Resident fees earned .............................................            4,035,880            3,384,100            3,918,235
   Other revenue ....................................................            1,778,565            1,215,131            1,013,437
                                                                                 ---------            ---------            ---------
       Total operating revenue ......................................          103,296,137          118,011,754          143,795,824
                                                                               -----------          -----------          -----------
Operating expense:
   Ancillary ........................................................           18,869,013           28,508,601           42,671,466
   Nursing ..........................................................           30,444,323           32,523,782           38,291,270
   Dietary ..........................................................            9,403,634            9,471,527            9,943,873
   Housekeeping and laundry .........................................            4,293,340            4,187,329            4,522,634
   Plant and maintenance ............................................            5,802,484            5,948,851            6,385,150
   Provision for bad debts ..........................................              728,180            1,438,199            1,114,065
   Interest expense, net ............................................           12,315,948           11,743,345           12,214,002
   Rent expense .....................................................            1,350,222            1,237,411              906,174
   General and administrative -- facility ...........................           10,530,267           11,408,121           13,622,714
   General and administrative -- corporate ..........................            3,419,821            3,956,537            4,781,924
   Depreciation and amortization ....................................            5,447,214            5,543,211            5,916,526
   Reorganization costs .............................................                                                        164,333
                                                                               -----------          -----------          -----------
       Total operating expense ......................................          102,604,446          115,966,914          140,534,131
                                                                               -----------          -----------          -----------
       Income from operations before extraordinary item .............              691,691            2,044,840            3,261,693
Extraordinary gain from debt extinguishment, net ....................            2,785,508
                                                                                 ---------
       Net income ...................................................         $  3,477,199         $  2,044,840         $  3,261,693
                                                                              ============         ============         ============

                             See accompanying notes.


                                      F-42


                   CONVALESCENT SERVICES, INC. AND AFFILIATES
                        COMBINED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994


                                                                                    1992                 1993              1994
                                                                                    ----                 ----              ----
Cash flows from operating activities:
   Net income ..........................................................       $  3,477,199        $  2,044,840        $  3,261,693
   Adjustments to reconcile net income to net cash provided
     by operating activities:
       Depreciation and amortization ...................................          5,447,214           5,543,211           5,916,526
       Amortization of debt issue costs ................................            555,099             555,961             512,889
       Extraordinary gain, net .........................................         (2,785,508)
       Net change in:
          Restricted cash ..............................................            121,387             (34,867)           (190,273)
          Patient accounts receivable ..................................         (3,291,917)           (873,858)         (4,114,284)
          Third-party settlements receivable ...........................           (958,625)         (2,393,887)            859,017
          Other current assets .........................................            (16,027)           (177,264)            318,551
          Other assets .................................................            243,224            (242,313)            (81,476)
          Accounts payable and accrued expenses ........................          3,973,607           3,486,323           5,623,566
          Advance payments from residents and patients .................             36,959             616,993            (137,715)
          Deferred revenue .............................................            (12,980)           (121,247)           (162,190)
          Other current liabilities ....................................             11,292             520,723             114,020
                                                                                     ------             -------             -------
             Net cash flows provided by operating
               activities ..............................................          6,800,924           8,924,615          11,920,324
                                                                                  ---------           ---------          ----------
Cash flows used in investing activities:
   Capital expenditures ................................................         (9,638,149)         (7,894,956)         (3,859,028)
   Receivable from affiliates ..........................................         (3,023,479)            292,310           1,050,634
   Investment in limited partnerships ..................................                                153,193          (1,113,496)
   Investment in goodwill ..............................................                                                   (708,765)
   Increase in restricted assets -- noncurrent .........................           (115,406)           (223,627)           (232,771)
                                                                                   --------            --------            --------
             Net cash flows used in investing activities ...............        (12,777,034)         (7,673,080)         (4,863,426)
                                                                                -----------          ----------          ----------
Cash flows provided by (used in) financing activities:
   Proceeds from issuance of long-term debt ............................         30,980,305          15,934,350           8,791,322
   Repayments of long-term debt ........................................        (23,633,834)         (9,405,365)        (10,808,122)
   Payable to stockholders .............................................         (1,658,616)           (394,173)           (989,810)
   Receivable from stockholders ........................................                               (345,866)           (464,332)
   Dividends paid ......................................................                                                (16,168,717)
   Capital contributions ...............................................                                                 16,233,808
   Capital stock .......................................................                                                    999,000
   Capital distributions ...............................................         (1,413,071)         (1,564,239)         (4,030,381)
   Debt issue costs ....................................................           (434,873)           (787,973)           (171,819)
   Outstanding checks in excess of bank balance ........................          2,196,102          (2,670,519)
   Refundable fees .....................................................            (76,748)           (905,612)           (656,427)
                                                                                    -------            --------            --------
             Net cash flows provided by (used in) financing
               activities ..............................................          5,959,265            (139,397)         (7,265,478)
                                                                                  ---------            --------          ----------
Net increase (decrease) in cash ........................................            (16,845)          1,112,138            (208,580)
Cash at beginning of year ..............................................            888,610             871,765           1,983,903
                                                                                    -------             -------           ---------
Cash at end of year ....................................................       $    871,765        $  1,983,903        $  1,775,323
                                                                               ============        ============        ============
Supplemental disclosures of cash flow information:
   Cash paid for interest ..............................................       $ 12,914,622        $ 12,113,641        $ 12,913,434

                          See accompanying notes.



                                      F-43



                   CONVALESCENT SERVICES, INC. AND AFFILIATES
             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

              FOR THE YEARS ENDED DECEMBER 31, 1992, 1993 AND 1994


                                    COMMON     CONTRIBUTED   ACCUMULATED    TREASURY
                                    STOCK        CAPITAL       DEFICIT       STOCK         TOTAL
                                    -----        -------       -------       -----         -----

Balance, December 31, 1991      $     1,000  $  4,826,001   $ (31,360,740)  $ (8,148)   $ (26,541,887)
 Net income ..............                                      3,477,199                   3,477,199
 Capital distributions ...                     (1,402,904)        (10,167)                 (1,413,071)
                                -----------  ------------   -------------   --------    -------------
Balance, December 31, 1992            1,000     3,423,097     (27,893,708)    (8,148)     (24,477,759)
 Net income ..............                                      2,044,840                   2,044,840
 Capital distributions ...                     (1,564,239)                                 (1,564,239)
                                -----------  ------------   -------------   --------    -------------

Balance, December 31, 1993            1,000     1,858,858     (25,848,868)    (8,148)     (23,997,158)
 Net income ..............                                      3,261,693                   3,261,693
 Contributed capital .....          999,000    16,233,808                                  17,232,808
 Capital Distributions ...                     (4,030,381)                                 (4,030,381)
 Dividends paid ..........                                   (16,168,717)                 (16,168,717)
                                -----------  ------------   -------------   --------    -------------

Balance, December 31, 1994      $ 1,000,000  $ 14,062,285  $ (38,755,892)   $ (8,148)   $ (23,701,755)
                                ===========  ============  =============    ========    =============

                             See accompanying notes.



                                      F-44




                   CONVALESCENT SERVICES, INC. AND AFFILIATES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Principles of Combination

    The combined financial statements include the accounts of Convalescent Services, Inc. (CSI) and certain affiliated entities (the "affiliates"), principally partnerships, collectively referred to herein as the "Company." The stock of CSI is wholly owned or controlled by Mr. Stiles A. Kellett, Jr. and Mr. Samuel B. Kellett (the stockholders), who also control each of the affiliates.

    At December 31, 1994, CSI owns seven nursing centers and a 36-bed rehabilitation hospital. CSI manages for the affiliates two nursing centers and a continuing care retirement community (CCRC). CSI leases and operates 16 nursing centers of affiliates. Approximately 24%, 31% and 38% of operating revenues for the years ended December 31, 1992, 1993, and 1994, respectively, were derived from the federal Medicare program. Approximately 26%, 23% and 22% of operating revenues for the years ended December 31, 1992, 1993, and 1994, respectively, were derived from state sponsored Medicaid programs.

    All significant intercompany accounts and transactions have been eliminated.

Common Stock

    During 1994, the board of directors of CSI approved an amendment to the Company's articles of incorporation which stated that the total number of shares of capital stock which the corporation is authorized to issue is 1,000,000 shares of common stock, divided into 500,000 shares designated as "Class A
Common Stock" and 500,000 shares designated as "Class B Common Stock." All previously outstanding shares of Common Stock were converted to Class A Common Stock. The holders of the Class A Common Stock are entitled to one vote per share in all proceedings in which actions are taken by the shareholders of the Corporation, and the holders of the Class B Common Stock are entitled to three votes per share in all proceedings in which actions are taken by the shareholders of the Corporation. The holders of the Class A Common Stock and the holders of the Class B Common Stock shall vote together without distinction, and not separately, except as to matters to which, under law, voting by classes is required. Except as to voting rights, the Class A Common Stock and the Class B Common Stock are identical in all respects and for all purposes, and are entitled to receive, without distinction as to class, all dividends declared and all net assets of the Corporation upon liquidation or dissolution.

Revenue Recognition

    Net patient service revenue is reported at the estimated net amount realizable under contractual arrangements with residents and third-party payors.

    Revenue under certain third-party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement.

    Resident fees earned represent monthly fees charged for residential services, meals and certain nursing and medical services at the CCRC. Advance fees paid by residents entering into a CCRC contract, net of the refundable portion which is a minimum of 75% of the advance fees paid, are recorded as deferred revenue and amortized to income using the straight-line method over the estimated life expectancy of the resident. The refundable portion of advance fees is recorded as a liability and is fully refunded upon a resident's departure at the earlier of the date of a sale of a unit comparable to the resident's vacated unit, or one year from the resident's departure date.



                                      F-45


                   CONVALESCENT SERVICES, INC. AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

Cash and Cash Equivalents

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Debt Issue Costs

    Costs associated with financing or refinancing of properties, including legal fees, appraisal fees, closing fees and other directly associated expenses are deferred and amortized using the straight-line method over the term of the related debt. The amount of the Debt Issue Cost expense resulting from the amortization of the Debt Issue Cost reflected in interest expense, net is $555,000, $556,000 and $513,000 at December 31, 1992, 1993 and 1994,
respectively.

Property and Equipment

    Property and equipment is stated at cost. Depreciation is computed on the straight-line method over the estimated useful lives of the assets and for leasehold improvements over the term of the respective leases.

Income Taxes

    No provision has been made for income taxes because operations are carried out through entities which pass taxable income or loss to the owners.

Reclassifications

    Certain amounts for 1992 and 1993 have been reclassified to conform with the 1994 presentation.

2. EXTRAORDINARY ITEMS

    At December 31, 1991, the Company was renegotiating an affiliate's mortgage with an outstanding principal balance of $6,200,000 and accrued interest of $1,716,000. The 1991 financial statements included the accounts of this affiliate due to control of the affiliate was held by the stockholder's of CSI. These negotiations were concluded in 1992 whereby the affiliate transferred its assets and operations to the mortgage holder, resulting in relinquishing total control of its operations in satisfaction of the mortgage obligation and accrued interest. As a result, the Company realized a $2,836,000 extraordinary gain in its 1992 combined statement of operations representing the net difference between the net assets transferred and the cancelled mortgage due plus accrued interest as of the date of transfer.

    During 1992, the Company realized an extraordinary loss of approximately $51,000 on early extinguishment of a mortgage.

3. RESTRICTED ASSETS

    Investments are stated at cost which approximates market value.


                                                                                                         1993                1994
                                                                                                         ----                ----

Cash -- principally resident funds recorded as current liabilities .......................           $  239,159           $  429,432
                                                                                                     ----------           ----------
Escrowed minimum liquid reserve fund required by the State of
   Florida:

    Money market fund -- principally U.S. Treasury Bills .................................            1,903,564            1,961,858
Cash and cash equivalents for debt service requirements ..................................              301,259              475,736
                                                                                                        -------              -------
                                                                                                      2,204,823            2,437,594
                                                                                                      ---------            ---------
                                                                                                     $2,443,982           $2,867,026
                                                                                                     ==========           ==========




                                      F-46



                   CONVALESCENT SERVICES, INC. AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


3. RESTRICTED ASSETS -- (CONTINUED)

    The escrowed minimum liquid reserve fund is a statutory requirement for CCRCs and is calculated annually based on certain debt and operating cash requirements.

4. PROPERTY AND EQUIPMENT


                                                                                              1993                          1994
                                                                                              ----                          ----
Land ...................................................................                  $ 13,168,794                  $ 13,205,505
Buildings and improvements .............................................                   110,723,603                   113,129,855
Furniture, fixtures and equipment ......................................                    20,845,004                    22,512,001
Construction in progress ...............................................                       203,089                     1,032,285
                                                                                               -------                     ---------
                                                                                           144,940,490                   149,879,646
Less: accumulated depreciation .........................................                    33,041,260                    39,788,433
                                                                                            ----------                    ----------
                                                                                          $111,899,230                  $110,091,213
                                                                                          ============                  ============

    Depreciation expense was $5,212,000, $5,309,000 and $5,667,000 for the years ended December 31, 1992, 1993 and 1994, respectively.

5. RELATED PARTY TRANSACTIONS

    Payable to stockholders of approximately $990,000 at December 31, 1993 bears interest at approximately 8.0%. This note was paid off during 1994.

    Long-term receivables of approximately $346,000 and $810,000 at December 31, 1993 and 1994, respectively, are recorded net of any offsetting payables and represent noninterest-bearing amounts advanced to stockholders.

    Receivable from affiliates is recorded net of any offsetting payable. Approximately $2,719,000 and $1,424,000 at December 31, 1993 and 1994,
respectively, bear interest at rates varying from prime plus 1% to prime plus 1.5%. The remainder is noninterest-bearing.

    Other revenue in 1993 includes $678,000 for rentals and service fees charged to an uncombined affiliate of the Kelletts. Effective January 1, 1994, the Company owned a 100% interest in this affiliate; thus, it is combined in the 1994 financial statements and intercompany revenue is eliminated.

6. LONG-TERM DEBT


                                                                                                     1993                 1994
                                                                                                     ----                 ----
Notes payable principally to banks, interest from 7% to 11.75%,
  payable monthly with maturity dates from 1995 to 2007 ..............................           $112,936,066           $115,191,721
Outstanding under $40,000,000 revolving credit agreement
  (canceled by the Company June 30, 1992), interest averaging
  8.135% in 1994, maturing in 1995 ...................................................             16,935,545             12,388,090
Outstanding under $5,000,000 revolving credit agreement bearing interest at 6.5% and 9% in 1993 and 1994, respectively, maturing
  June 30, 1995 ......................................................................              4,255,000              4,530,000
                                                                                                    ---------              ---------
                                                                                                  134,126,611            132,109,811
Less current portion .................................................................             12,428,216             27,945,909
                                                                                                   ----------             ----------
Long-term debt .......................................................................           $121,698,395           $104,163,902
                                                                                                 ============           ============



                                      F-47



                   CONVALESCENT SERVICES, INC. AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)


6. LONG-TERM DEBT -- (CONTINUED)

    Principal maturities of long-term debt are as follows:


1995 .......................................................      $   27,945,909
1996 .......................................................          45,380,065
1997 .......................................................          14,887,315
1998 .......................................................           1,197,059
1999 .......................................................           1,160,165
2000 and thereafter ........................................          41,539,298
                                                                      ----------
                                                                    $132,109,811
                                                                    ============

    The Company elected not to renew the unused portion of a $40,000,000 credit facility which expired on June 30, 1992. The original terms under various loans within the agreement remain in place as do the debt covenants associated with the overall agreement. The $5,000,000 credit facility expires June 30, 1995. This agreement requires the Company to pay a fee of 3/8% per annum on the unused portion of the credit facility.

    The credit agreements require CSI and its affiliates to maintain certain combined debt service coverage and other financial ratios as defined in the agreements. Other loan agreements have covenants relating to individual affiliates and include some cross defaults with other agreements.

    At December 31, 1994, three of CSI's affiliates were not in compliance with certain financial ratio covenants. The Company obtained waiver of debt service coverage ratio covenants for two of the affiliates through December 31, 1994. The other affiliate achieved a 1.20 fixed coverage ratio versus a 1.25:1 requirement and a .95 actual fixed charge coverage ratio versus a 1:1 requirement. The curative provision is that the Company can either deposit with the lender additional cash satisfactory to the lender or prepay the principal balance of the loan to an amount necessary to achieve compliance with the ratio. The Company elected to deposit $21,675 with the lender in order to satisfy the requirement.

    Amounts outstanding under various loan agreements are collateralized by substantially all assets of the Company and are guaranteed by the stockholders. The stockholders are also required to maintain an $8,000,000 unencumbered liquid asset pool under the credit agreements.

    Interest expense is net of interest income of $961,000, $888,000 and $1,303,000 for the years ended December 31, 1992, 1993 and 1994, respectively. Construction period interest of $34,000 and $74,000 was capitalized for the years ended December 31, 1992 and 1993, respectively.

7. LEASES AND LEASE COMMITMENTS

    In addition to the 16 leases with affiliates mentioned in note 1, the Company leases administrative office space and one operating facility under noncancelable operating leases. The facility lease is with a partnership controlled by the stockholders. Future minimum lease commitments for each of the five succeeding years under noncancelable operating leases are as follows:



1995 ........................................................       $    913,997
1996 ........................................................            925,024
1997 ........................................................            936,314
1998 ........................................................            947,864
1999 ........................................................            959,708
                                                                         -------
                                                                      $4,682,907
                                                                      ==========



                                      F-48



                   CONVALESCENT SERVICES, INC. AND AFFILIATES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

7. LEASES AND LEASE COMMITMENTS -- (CONTINUED)

    Operating lease expense in 1992, 1993 and 1994 and minimum operating lease commitments for each of the five succeeding years includes approximately $500,000 for the lease controlled by the stockholders. Operating lease expense was $1,351,000, $1,299,000 and $1,154,000 for the years ended December 31, 1992,
1993 and 1994, respectively. Operating lease expense for 1993 includes $374,000 for lease payments made prior to November 1, 1993 at which time the Company exercised its purchase option under a lease/purchase agreement for a 120-bed operating facility.

8. INSURANCE

    The Company's Texas nursing centers are nonsubscribers to the State of Texas Workers' Compensation Program. As a nonsubscriber, the Company bears the risk of liability for all claims incurred. Effective July 1, 1993 the Company is substantially self-insured in other states for workers' compensation subject to certain specific and aggregate limits. Management believes it has made adequate provision for unpaid and unreported claims incurred. The accrued liabilities for workers' compensation self insurance amount is $988,000 and $2,214,000 at December 31, 1993 and 1994, respectively.

    On October 1, 1993, the Company elected to enter into a $100,000 per occurrence self-insured retention program for general and professional liability insurance as opposed to first dollar coverage. Accrued liabilities of $369,000 and $1,869,000 have been recorded based on an actuarial projection of reserves and incurred but not reported claims as of December 31, 1993 and 1994, respectively.

9. LITIGATION AND LEGAL MATTERS

    The Company is involved in litigation and administrative proceedings in the ordinary course of business. In the opinion of management, the Company's recovery or liability, if any, under pending litigation and administrative proceedings would not materially affect its financial condition or operations.

10. SUBSEQUENT EVENTS

    On March 14, 1995, a proxy statement was furnished to holders of common stock of Mariner Health Group, Inc., a Delaware Corporation ("Mariner"), in connection with the solicitation of proxies by the board of directors of Mariner for use at a special meeting of Mariner's stockholders to be held on April 11, 1995. The purpose of the meeting is to consider and vote upon a proposal to approve the issuance of 5,853,658 shares of common stock in connection with the merger of Mariner and CSI, pursuant to the Agreement and Plan of Merger dated as of January 9, 1995 by and among Mariner and CSI. In the merger, all of the issued and outstanding shares of common stock of CSI will be converted into the right to receive an aggregate of 5,853,658 shares of common stock and $7,000,000 in cash. In connection with the merger, Mariner will also acquire certain assets that are related to CSI's business from affiliates of CSI's stockholders for an aggregate of $8,100,000 in cash, and will make nonrefundable deposits in the amount of $15,000,000 for options to purchase 14 of the facilities leased by CSI from affiliates of CSI's stockholders at fair market value.



                                      F-49



           INDEX TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


                                                                                      PAGE
                                                                                      ----

Unaudited Pro Forma Combined Financial Statements ..................................   P-3
Pro Forma Combined Balance Sheet as of March 31, 1996 ..............................   P-4
Pro Forma Combined Statement of Operations for the three months ended March 31, 1996   P-5
Pro Forma Combined Statement of Operations for the year ended December 31, 1995 ....   P-6
Notes to Unaudited Pro Forma Combined Financial Information ........................   P-8





                                      P-1











                      [THIS PAGE INTENTIONALLY LEFT BLANK]

















                                   P-2






             UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


    On March 1, 1996, the Company completed the MedRehab Merger. In the MedRehab Merger, Mariner issued approximately 2,312,500 shares of Common Stock in exchange for all of MedRehab's outstanding capital stock and rights to acquire capital stock. This transaction was accounted for as a pooling of interests. Accordingly, the historical financial statements of the Company for all periods presented give retroactive effect to the MedRehab Merger.

    The following unaudited pro forma combined financial information gives effect to the Recent Acquisitions and the issuance of the Notes and application of the estimated net proceeds therefrom. The pro forma information is based on the historical financial statements of Mariner, the entities that owned four of the facilities (the "Heritage Facilities") acquired in the Heritage Acquisition, CSI and certain of its affiliates (the "CSI Entities") and Regency Health Care Centers, Inc. ("Regency"), which was the entity acquired in the 1996 Florida Acquisition. Each of these acquisitions by Mariner is being accounted for under the purchase method of accounting. All of the entities included in the unaudited pro forma combined financial information have December 31 fiscal year ends.

    The unaudited pro forma combined balance sheet as of March 31, 1996 gives effect to the 1996 Florida Acquisition and the issuance of the Notes and the application of the estimated net proceeds therefrom as if they had been consummated on March 31, 1996. This balance sheet combines the historical balance sheets as of March 31, 1996 of the Company and Regency. The Company's balance sheet as of March 31, 1996 reflects the Heritage Acquisition and the CSI Merger, which were completed prior to such date.

    The unaudited pro forma combined statement of operations for the three months ended March 31, 1996 gives effect to the 1996 Florida Acquisition and the issuance of the Notes and the application of the estimated net proceeds therefrom as if they had been consummated on January 1, 1996. This statement of operations combines the statements of operations for the three months ended March 31, 1996 of the Company and Regency. The Company's statement of operations for the three months ended March 31, 1996 reflects the results of operations of the Heritage Facilities and the CSI Entities from the dates of their acquisition.

    The unaudited pro forma combined statement of operations for the year ended December 31, 1995 gives effect to the Recent Acquisitions and the issuance of the Notes and the application of the estimated net proceeds therefrom as if they had been consummated on January 1, 1995. This statement of operations combines the statements of operations for the year ended December 31, 1995 of the Company, the CSI Entities and Regency and the statement of operations of the three entities that owned the Heritage Facilities for the nine months ended September 30, 1995. The Company's statement of operations for the year ended December 31, 1995 reflects the results of operations of the Heritage Facilities from the date of their acquisition, October 2, 1995.

    The unaudited pro forma combined financial information does not include the results of operations of the 60-bed skilled nursing facility in St. Petersburg, Florida, which was acquired by Mariner in March 1995; the 150-bed skilled nursing facility in Nashville, Tennessee, which was acquired by Mariner in May 1995; the institutional pharmacy operation based in Dallas, Texas, which was acquired by Mariner in October 1995; the acquisitions of two skilled nursing facilities in connection with the Heritage Acquisition, both of which were acquired during the fourth quarter of 1995; or the acquisition of a primary care physician organization in Florida, which was completed in March 1996; in each case for periods prior to their respective acquisitions. The unaudited pro forma combined financial information also does not include any information relating to [specify deals for which no information included]. Inclusion of this information would not result in material changes to the information presented.


    The pro forma statements may not be indicative of the results that would actually have been obtained had the acquisitions reflected therein occurred on the dates indicated or which may be obtained in the future. This unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and related notes of the Company and the historical financial statements and related notes of the CSI Entities, Regency and the entities that previously owned the Heritage Facilities, which are included or incorporated by reference in this Prospectus.



                                      P-3



                        PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 1996
                                   (UNAUDITED)

                                 (IN THOUSANDS)


                                                                 1996 FLORIDA ACQUISITION            NOTES OFFERING
                                                                 ------------------------            --------------
                                                                        PRO FORMA    PRO FORMA     NOTES      PRO FORMA
                                                  MARINER    REGENCY   ADJUSTMENTS   COMBINED     OFFERING    COMBINED
                                                  -------    -------   -----------   --------     --------    --------

Current assets:
   Cash and cash equivalents ..................  $  2,184    $ 2,928     $(4,744)(a) $    368     $7,918(j)   $   8,286
   Accounts receivable, net ...................   108,556      2,690                  111,246                   111,246
   Estimated settlements due from third
     parties ..................................    27,375        797                   28,172                    28,172
   Prepaid expenses and other current assets ..    14,307        132                   14,439                    14,439
   Deferred income tax benefit ................     9,218      --                       9,218                     9,218
                                                    -----      -----      ------        -----     ------          -----
       Total current assets ...................   161,640      6,547      (4,744)     163,443     $7,918(j)     171,361
Property, plant and equipment, net ............   308,858     24,305                  333,163                   333,163
Goodwill ......................................   159,938      1,271      25,470(a)   186,679                   186,679
Intangible and other assets, net ..............    14,524        506                   15,030      4,500(j)      19,530
Restricted cash and cash equivalents ..........     1,568        501                    2,069                     2,069
Other long-term assets ........................                  293                      293                       293
Deferred income tax benefit ...................     1,556                               1,556                     1,556
                                                    -----      -----      ------        -----     ------          -----
       Total assets ...........................  $648,084    $33,423     $20,726     $702,233    $12,418      $ 714,651
                                                 ========    =======     =======     ========    =======      =========
Current liabilities:
   Current maturities of long-term debt
     and capital lease obligations ............  $  5,359    $   705                 $  6,064    $  (204)     $   5,860
   Accounts payable ...........................    29,850      2,928                   32,778                    32,778
   Accrued payroll ............................     8,428        319                    8,747                     8,747
   Accrued vacation ...........................     7,246        310                    7,556                     7,556
   Other accrued expenses .....................    32,410        427                   32,837                    32,837
   Deferred income tax ........................       987                                 987                       987
   Other liabilities ..........................     6,108                               6,108                     6,108
                                                    -----      -----      ------        -----     ------          -----
       Total current liabilities ..............    90,388      4,689                   95,077       (204)        94,873
Long-term debt and capital lease obligations ..   239,302     23,551      23,000(a)   285,853     12,622        298,475
Deferred income taxes .........................     9,149      2,909                   12,058                    12,058
Deferred gain .................................     2,082      --                       2,082                     2,082
Redeemable stock and other long term
  liabilities .................................     1,633      --                       1,633                     1,633
                                                    -----      -----      ------        -----     ------          -----
       Total liabilities ......................   342,554     31,149      23,000      396,703     12,418(j)     409,121
                                                  -------     ------      ------      -------     ------        -------
Stockholders' equity:
   Common stock ...............................       285         85         (85)(b)      285                       285
   Treasury stock .............................
   Additional paid-in-capital .................   307,691      1,345      (1,345)(b)  307,691                   307,691
   Unearned compensation ......................       (13)      --                        (13)                      (13)
   Retained earnings (deficit) ................    (2,433)       844        (844)(b)   (2,433)                   (2,433)
                                                    -----      -----      ------        -----     ------          -----
       Total stockholders' equity (deficit) ...   305,530      2,274      (2,274)(b)  305,530                   305,530
                                                    -----      -----      ------        -----     ------          -----
       Total liabilities and stockholders'
        equity ................................  $648,084    $33,423     $20,726     $702,233    $12,418       $714,651
                                                 ========    =======     =======     ========    =======       ========

                             See accompanying notes.


                                      P-4



                PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED MARCH 31, 1996

                                (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            1996 FLORIDA ACQUISITION           NOTES OFFERING
                                                            ------------------------           --------------
                                                                  PRO FORMA    PRO FORMA     NOTES      PRO FORMA
                                             MARINER   REGENCY   ADJUSTMENTS    COMBINED    OFFERING    COMBINED
                                             -------   -------   -----------    --------    --------    --------

Net patient service revenue .............   $132,629    $8,673                  $141,302                $141,302
Other income ............................      2,550       235        (188)(c)     2,597                   2,597
                                               -----       ---        ----         -----    -----          -----
Total operating revenue .................    135,179     8,908        (188)(c)   143,899                 143,899
                                               -----       ---        ----         -----    -----          -----
Facility operating costs ................    104,591     7,017        (188)(c)   111,420                 111,420
Corporate general and administrative ....     17,227       279                    17,506                  17,506
Interest expense, net ...................      4,392       520         378(g)      5,290    1,416(j)       6,706
Facility rent expense, net ..............        474       371                       845                     845
Depreciation and amortization ...........      5,196       421         (80)(g)     5,537                   5,537
                                               -----       ---        ----         -----    -----          -----
Total operating expenses ................    131,880     8,608         110       140,598    1,416        142,014
                                               -----       ---        ----         -----    -----          -----
Operating income ........................      3,299       300        (298)        3,301   (1,416)         1,885
Other income (loss) .....................      --          (39)         39(l)         --                      --
                                               -----       ---        ----         -----    -----          -----

Income (loss) before income taxes and
  extraordinary item ....................      3,299       261        (259)        3,301   (1,416)         1,885
Net benefit from (provision for) income
  taxes .................................     (1,254)      (74)         73(i)     (1,255)     538(i)        (717)
                                               -----       ---        ----         -----    -----          -----
Income (loss) before extraordinary items       2,045       187        (186)        2,046     (878)         1,168
Extraordinary items, net of income tax
  benefit ...............................                                          --
                                               -----       ---        ----         -----    -----          -----
Net income ..............................   $  2,045    $  187     $  (186)     $  2,046   $ (878)      $  1,168
                                            ========    ======     =======      ========   =======      ========
Income per common share:
  Income before extraordinary item ......   $   0.07                            $   0.07                $   0.04
                                            ========                            ========                ========
  Net income ............................   $   0.07                            $   0.07                $   0.04
                                            ========                            ========                ========
Weighted average shares outstanding .....     29,235                              29,235                 29,235
                                              ======                              ======                 ======

                             See accompanying notes.


                                      P-5


                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      COMPLETED ACQUISITIONS
                                                                                       ----------------------
                                                                                                   PRO FORMA   PRO FORMA
                                                                 MARINER   HERITAGE      CSI      ADJUSTMENTS   COMBINED
                                                                 -------   --------      ---      -----------   --------

Net patient service revenue ...............................       $337,635    $11,911   $134,738     $            $484,284
Other income ..............................................         17,171         33      8,147      (10,288)(d)   15,063
                                                                    ------         --      -----      -------       ------
Total operating revenue ...................................        354,806     11,944    142,885      (10,288)     499,347
                                                                   -------     ------    -------      -------      -------
Facility operating costs ..................................        276,633      7,321    123,247      (10,288)(d)  396,913
Corporate general and administrative ......................         39,830      3,138      5,176       (1,157)(e)   46,987
Interest expense, net .....................................          3,598      1,325      3,973        5,063(f)    13,959
Facility rent expense, net ................................          1,830                 9,750       (8,650)(h)    2,930
Depreciation and amortization .............................         11,397        405      2,256        3,788(f)    17,846
                                                                    ------        ---      -----        -----       ------
Total operating expenses ..................................        333,288     12,189    144,402      (11,244)     478,635
                                                                   -------     ------    -------      -------      -------
Operating income ..........................................         21,518       (245)    (1,517)         956       20,712
Other income (loss) .......................................             (6)      --         --           --             (6)
                                                                   -------     ------    -------      -------      -------
Income (loss) before income taxes and
  extraordinary items .....................................         21,512       (245)    (1,517)         956       20,706
Net benefit from (provision for) income
  taxes ...................................................         (7,892)     --         --              24(i)    (7,868)
                                                                   -------     ------    -------      -------      -------
Income (loss) before extraordinary items ..................         13,620       (245)    (1,517)         980       12,838
Extraordinary items, net of income tax
  benefit .................................................         (1,138)    (1,969)     --           1,969       (1,138)
                                                                   -------     ------    -------      -------      -------
Net income (loss) .........................................       $ 12,482    $(2,214)  $ (1,517)    $  2,949     $ 11,700
                                                                  ========    =======   ========     ========     ========
Income per common share:
   Income before extraordinary items ......................       $   0.60                                        $   0.45
                                                                  ========                                        ========
   Net income .............................................       $   0.55                                        $   0.41
                                                                  ========                                        ========
Weighted average shares outstanding .......................         22,755                                          28,609
                                                                    ======                                          ======

                            See accompanying notes.


                                      P-6



          1996 FLORIDA ACQUISITION                          NOTES OFFERING
          ------------------------                          --------------
                 PRO FORMA         PRO FORMA           NOTES           PRO FORMA
REGENCY         ADJUSTMENTS         COMBINED          OFFERING         COMBINED
- -------         -----------         --------          --------         --------
$23,850          $10,056(k)         $518,190                           $518,190
  1,023             (643)(k)          15,443                             15,443
  -----             ----              ------         ------              ------
 24,873            9,413             533,633                            533,633
  -----             ----              ------         ------              ------
 18,293            8,213(k)          423,419                            423,419
  1,516                               48,503                             48,503
  1,442            1,511(g)           16,912          5,658(j)           22,570
  1,202                                4,132                              4,132
  1,338               28(g)           19,212                             19,212
  -----             ----              ------         ------              ------
 23,791            9,752             512,178          5,658             517,836
  -----             ----              ------         ------              ------
  1,082             (339)             21,455         (5,658)             15,797
     46              (46)(k)              (6)                                (6)
  -----             ----              ------         ------              ------
  1,128             (385)             21,449         (5,658)             15,791
   (486)             204(i)           (8,150)         2,150(i)           (6,000)
  -----             ----              ------         ------              ------
    642             (181)             13,299         (3,508)              9,791
   (283)             283              (1,138)           --               (1,138)
  -----             ----              ------         ------              ------
   $359         $    102            $ 12,161      $  (3,508)           $  8,653
   ====         ========            ========      =========            ========

                                    $   0.46                           $   0.34
                                    ========                           ========
                                    $   0.43                           $   0.30
                                    ========                           ========
                                      28,609                             28,609
                                      ======                             ======






          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


    (a) Represents pro forma adjustments to reflect the 1996 Florida
Acquisition:



 Total purchase price ...........................................     $ 52,000
 Debt assumed ...................................................       24,256
                                                                        ------
 Cash required ..................................................       27,744
 Available cash used ............................................        4,744
                                                                         -----
   Additional borrowing required ................................     $ 23,000
                                                                      ========
 Total purchase price ...........................................     $ 52,000
 Less: net book value of assets and liabilities acquired ........       26,530
                                                                        ------
   Goodwill .....................................................      $25,470
                                                                       =======

    (b) Reflects elimination of 1996 Florida Acquisition equity accounts.

    (c) Reflects reversal of management fees charged by Mariner to Regency for management services in March, 1996.

    (d) Reflects reversal of management fees charged by Mariner to CSI for management services between May 24, 1995 and December 31, 1995.

    (e) Represents the elimination of merger costs reflected by CSI as general and administrative expenses which would not have been incurred by the Company.

    (f) Certain expenses have been adjusted to reflect the transactions as if they had occurred at the beginning of the period presented, as follows:



                                                                                YEAR ENDED
                                                                               DECEMBER 31,
                                                                  COST BASIS       1995
                                                                  ----------       ----

Completed acquisitions:
Amortization of goodwill over 40 years ..............  Heritage    $  9,496       $   178
                                                       CSI           82,817         2,070
Depreciation (approximately 3% per year) ............  Heritage      17,515           394
                                                       CSI          126,900         3,807
Less: Historical amortization and depreciation
  expense ...........................................                              (2,661)
                                                                                   ------
Incremental increase in amortization and
  depreciation expense ..............................                             $ 3,788
                                                                                  =======
Heritage -- interest expense based on new debt of
  $27,011 at 6.43% ..................................                               1,303
CSI -- interest expense based on debt increasing to
  $134,197 at 6.75% .................................                               9,058
Less: Historical interest expense ...................                              (5,298)
                                                                                   ------
Incremental increase in interest expense ............                              $5,063
                                                                                   ======


    (g) Certain expenses have been adjusted to reflect the 1996 Florida Acquisition as if it had occurred at the beginning of the period presented, as follows:


                                                                        THREE MONTHS
                                                          YEAR ENDED        ENDED
                                                         DECEMBER 31,     MARCH 31,
                                            COST BASIS       1995           1996
                                            ----------       ----           ----

Depreciation of fixed assets ................ $24,305       $   729           182
Amortization of goodwill ....................  25,470           637           159
Less: historical amortization and
  depreciation expense ......................                (1,338)         (421)
                                                             ------          ----
Incremental increase in amortization and
  depreciation expense ......................               $    28         $ (80)
                                                            =======         =====
Interest expense based on additional
  debt of $23,000 at 6.57% ..................               $ 1,511         $ 378
Less: historical interest expense ...........
Incremental increase in interest expense ....



                                      P-8



   NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION -- (CONTINUED)

    (h) Adjusts facility rent to eliminate rent expense for facilities previously managed under operating lease agreements which the Company acquired under capital leases and to reflect rent expense on two facilities that Mariner will lease under operating lease agreements with CSI affiliates which were not included in the Mariner or CSI historical financial statements:



                                                                  YEAR ENDED
                                                                 DECEMBER 31,
                                                                     1995
                                                                     ----

 CSI operating leases .......................................      $(9,750)
 Operating leases assumed by Mariner ........................        1,100
                                                                     -----
 Pro-forma adjustment .......................................      $(8,650)
                                                                   =======



    (i) Represents pro forma estimated income taxes payable on the operations of the entities acquired, using Mariner's effective tax rate.

    (j) Reflects the offering of the Notes resulting in a net increase in debt of $12,418:


 Notes issued ...............................................   $  150,000
 Notes issue costs ..........................................       (4,500)
 Debt discount ..............................................         (335)
 Cash increase ..............................................       (7,918)
                                                                    ------
 Debt repaid ................................................     $137,247
                                                                  ========

    Incremental interest on the debt is calculated as follows:

                                                                   THREE MONTHS
                                                     YEAR ENDED       ENDED
                                                     DECEMBER 31,    MARCH 31,
                                                        1995           1996
                                                        ----           ----

Interest on the Notes ..........................       $ 14,250        $  3,563
Interest on debt repaid ........................         (9,076)         (2,269)
                                                         ------          ------
Incremental interest ...........................          5,174           1,294
Amortization of Notes issuance costs ...........            450             113
Amortization of debt discount ..................             34               9
                                                             --               -
                                                       $  5,658        $  1,416
                                                       ========        ========

    (k) Represents amounts related to facilities purchased as part of the 1996 Florida Acquisition which were acquired by Regency subsequent to December 31, 1994. Four facilities were acquired by Regency in June 1995 and one in January 1996.


                                                         ST.                                      OPERATION NOT      NET
              P&L                PALMETTO   BONIFAY   AUGUSTINE   BRADENTON   OLATHE     TOTAL      ACQUIRED      ADJUSTMENT
              ---                --------   -------   ---------   ---------   ------     -----      --------      ----------
Net patient service revenue ...   $2,087     $2,391     $2,423       $441     $2,714    $10,056                    $10,056
Other revenue .................        8         12         10          5         14         49       $(692)          (643)
Facility operating costs
  (excluding management fees) .    1,663      1,866      1,945        296      2,443      8,213                      8,213
Other income ..................     --         --         --          --        --        --            (46)           (46)


    (l) Represents net loss generated from ventures not acquired by Mariner.





                                      P-9

================================================================================
    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE EXCHANGE NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN A CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                             TABLE OF CONTENTS



                                                                 PAGE
                                                                 ----
Prospectus Summary ........................................................    3
Risk Factors ..............................................................   13
The Company ...............................................................   21
Use of Proceeds ...........................................................   21
Capitalization ............................................................   22
Exchange Offer ............................................................   23
Certain Federal Income Tax Consequences ...................................   30
Selected Consolidated Financial Data ......................................   31
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations ..............................................................   33
Business ..................................................................   44
Management ................................................................   56
Description of the Exchange Notes .........................................   58
Description of Other Indebtedness .........................................   87
Plan of Distribution ......................................................   89
Legal Matters .............................................................   90
Experts ...................................................................   90
Available Information .....................................................   91
Incorporation of Certain Documents by
  Reference ...............................................................   91
Index to Financial Statements .............................................   F-1
Unaudited Pro Forma Combined Financial
  Statements ..............................................................   P-1


================================================================================






================================================================================





                               [Insert Logo]



                              MARINER HEALTH
                                GROUP, INC.




                                ----------
                                PROSPECTUS
                                ----------





                           OFFER TO EXCHANGE ITS
                9 1/2 % SENIOR SUBORDINATED NOTES DUE 2006,
              SERIES B, WHICH HAVE BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED, FOR ANY
                 AND ALL OF ITS OUTSTANDING 9 1/2 % SENIOR
                   SUBORDINATED NOTES DUE 2006, SERIES A








                                        , 1996



================================================================================


                                 PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law, the Company's certificate of incorporation and by-laws provide for indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the Company's restated certificate of incorporation filed as Exhibits 3.2 and 4.2 to the Company's Registration Statement on Form S-1 (no. 33-60736), the Company's certificate of amendment to the restated certificate of incorporation filed as Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994 and the Company's by-laws filed as Exhibits 3.2 and 4.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and incorporated herein by reference.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (A) EXHIBITS


  EXHIBIT
  NUMBER                                  DESCRIPTION
  ------                                  -----------
     4.1,     -- Indenture dated as of April 4, 1996 between Mariner Health Group,
    10.1         Inc. and State Street Bank and Trust Company (Incorporated by reference to Exhibit 4.1,  10.1 to the Company's  Current  Report on Form
                 8-K dated April 4, 1996).
    +4.2      -- Form of 9 1/2 % Senior Subordinated Note due 2006, Series B.
     5        -- Opinion of Testa, Hurwitz & Thibeault, LLP.
    10.2      -- Purchase Agreement dated March 29, 1996 among Mariner Health Group,
                 Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Alex.
                 Brown & Sons Incorporated, CS First Boston Corporation, Hambrecht
                 & Quist LLC and Salomon Brothers Inc (Incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K dated
                 April 4, 1996).
    10.3      -- Registration Rights Agreement dated as of April 4, 1996 among Mariner
                 Health Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated, Alex. Brown & Sons Incorporated, CS First Boston
                 Corporation, Hambrecht & Quist LLC and Salomon Brothers Inc
                 (Incorporated by reference to Exhibit 10.3 to the Company's Current
                 Report on Form 8-K dated April 4, 1996).
    12        -- Statement of Computation of Ratios.
    23.1      -- Consent of Coopers & Lybrand L.L.P.
    23.2      -- Consent of Ernst & Young LLP.
    23.3      -- Consent of Coopers & Lybrand L.L.P.
    23.4      -- Consent of Coopers & Lybrand L.L.P.
    23.5      -- Consent of Bennett Thrasher & Co. P.C.
    23.6      -- Consent of Ryun, Givens, Wenthe & Co., P.L.C.
    23.7      -- Consent of Ryun, Givens, Wenthe & Co., P.L.C.
    23.8      -- Consent of Ryun, Givens, Wenthe & Co., P.L.C.
    23.9      -- Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5).
   +24        -- Power of Attorney.
   +25        -- Statement of Eligibility of Trustee.

                                   II-1


  EXHIBIT
  NUMBER                                  DESCRIPTION
  ------                                  -----------
   +99.1      -- Form of Letter of Transmittal.
   +99.2      -- Form of Notice of Guaranteed Delivery
   +99.3      -- Form of Instructions to Registered Holder.


- ---------
+ Previously filed.


    (B) FINANCIAL STATEMENT SCHEDULES

       Not Applicable



ITEM 22. UNDERTAKINGS.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the Company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   II-2





                                SIGNATURES


    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO.1 TO THE REGISTRATION STATEMENT ON FORM S-4 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW LONDON, CONNECTICUT ON JUNE 12, 1996.

                                   MARINER HEALTH GROUP, INC.

                                  By: /s/ JEFFREY W. KINELL
                                     -------------------------
                                       JEFFREY W. KINELL
                                  EXECUTIVE VICE PRESIDENT AND
                                     CHIEF FINANCIAL OFFICER

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT NO.1 TO THE REGISTRATION STATEMENT ON FORM S-4 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



SIGNATURE                        TITLE(S)                                    DATE
/s/ ARTHUR W. STRATTON, JR.*     Chairman, Chief Executive Officer            June 12, 1996
  --------------------------       and Director (Principal Executive
    ARTHUR W. STRATTON, JR.        Officer)

/s/   JEFFREY W. KINELL          Executive Vice President,                    June 12, 1996
  --------------------------       Treasurer and Chief Financial
      JEFFREY W. KINELL            Officer (Principal Financial and
                                   Accounting Officer)

/s/     DAVID C. FRIES*          Director                                     June 12, 1996
  --------------------------
        DAVID C. FRIES

/s/  CHRISTOPHER GRANT, JR.*     Director                                     June 12, 1996
  --------------------------
     CHRISTOPHER GRANT, JR.

/s/  STILES A. KELLETT, JR.*     Director                                     June 12, 1996
  --------------------------
     STILES A. KELLETT, JR.

/s/    JOHN F. ROBENALT*         Director                                     June 12, 1996
  --------------------------
       JOHN F. ROBENALT


*By: /s/ JEFFREY W. KINELL
        --------------------
         JEFFREY W. KINELL
          ATTORNEY-IN-FACT

                                   II-3



                             INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                      DESCRIPTION OF EXHIBIT                    PAGE NUMBER
     4.1,     -- Indenture dated as of April 4, 1996 between Mariner
    10.1         Health Group, Inc. and State Street Bank and Trust
                 Company  (Incorporated by reference to Exhibit 4.1, 10.1 to the
                 Company's Current Report on Form 8-K dated April 4, 1996)
    +4.2      -- Form of 9 1/2 % Senior Subordinated Note due 2006, Series B
     5        -- Opinion of Testa, Hurwitz & Thibeault
    10.2      -- Purchase Agreement dated March 29, 1996 among Mariner
                 Health Group, Inc. and Merrill Lynch, Pierce, Fenner
                 & Smith Incorporated, Alex. Brown & Sons Incorporated,
                 CS First Boston Corporation, Hambrecht & Quist LLC and
                 Salomon Brothers Inc (Incorporated by reference to
                 Exhibit 10.2 to the Company's Current Report on Form
                 8-K dated April 4, 1996)
    10.3      -- Registration Rights Agreement dated as of April 4, 1996 among Mariner Health Group, Inc. and Merrill Lynch,
                 Pierce, Fenner & Smith Incorporated, Alex. Brown & Sons
                 Incorporated, CS First Boston Corporation, Hambrecht
                 & Quist LLC and Salomon Brothers Inc (Incorporated by
                 reference to Exhibit 10.3 to the Company's Current Report
                 on Form 8-K dated April 4, 1996)
    12        -- Statement of Computation of Ratios
    23.1      -- Consent of Coopers & Lybrand L.L.P.
    23.2      -- Consent of Ernst & Young LLP
    23.3      -- Consent of Coopers & Lybrand L.L.P.
    23.4      -- Consent of Coopers & Lybrand L.L.P.
    23.5      -- Consent of Bennett Thrasher & Co. P.C.
    23.6      -- Consent of Ryun, Givens, Wenthe & Co., P.L.C.
    23.7      -- Consent of Ryun, Givens, Wenthe & Co., P.L.C.
    23.8      -- Consent of Ryun, Givens, Wenthe & Co., P.L.C.
    23.9      -- Consent of Testa, Hurwitz & Thibeault, LLP (included
                 in Exhibit 5)
   +24        -- Power of Attorney
   +25        -- Statement of Eligibility of Trustee
   +99.1      -- Form of Letter of Transmittal
   +99.2      -- Form of Notice of Guaranteed Delivery
   +99.3      -- Form of Instructions to Registered Holder

- -----------
+ Previously filed.